Exhibit 10.6

                               Dated 1 APRIL 1998




                          THE NATIONAL GRID COMPANY plc



                                       and



                          SOUTH WESTERN ELECTRICITY plc




                    ---------------------------------------

                                AGREEMENT TO VARY
                 Certain Type 1, Type 2, Type 3, Type 4, Type 5
                       and Type 6 Supplemental Agreements
                   ----------------------------------------

                                    CONTENTS


                                                                         Page

1.       Interpretation                                                    2

2.       Amendments                                                        2

3.       Continuation of the Agreements                                    2

4.       Miscellaneous                                                     3

5.       Entire Agreement                                                  3

6.       Governing Law                                                     3

7.       Restrictive Trade Practices Act                                   3


Schedule 1:       Amendments to the Type 1 Supplemental Agreements         5

Schedule 2:       Amendments to the Type 2 Supplemental Agreements         7

Schedule 3:       Amendments to the Type 3 Supplemental Agreements         9

Schedule 4:       Amendments to the Type 4 Supplemental Agreements        10

Schedule 5:       Amendments to the Type 5 Supplemental Agreements        12

Schedule 6:       Amendments to the Type 6 Supplemental Agreements        13

Schedule 7:       Appendix E Charging Rules                               15

Schedule 8:       Appendix EE Reactive Power                              32

Schedule 9:       The Supplemental Agreements                             33

THIS AGREEMENT  is made on              1 April 1998 BETWEEN

(1) THE NATIONAL GRID COMPANY plc (registered number 2366977) whose registered office is at National Grid House, Kirby Corner Road, Coventry CV4 8JY ('NGC');
(2) SOUTH WESTERN ELECTRICITY plc (registered number 2366894) whose registered office is at 800 Park Avenue, Aztec West, Almondsbury, Bristol B512 4SE (the 'User") which expression shall include its successors and assigns.

WHEREAS

(A) by the Master Connection and Use of System Agreement dated 30th March 1990 (the "Master Agreement") the Parties thereto agreed to give effect to and be bound by certain rules and procedures for establishing a contractual framework between the parties pursuant to which Supplemental Agreements will from time to time be made, for connection of Plant and Apparatus to the NGC Transmission System, for the use by the Parties of the NGC Transmission System and the payment of charges to NGC; and pursuant to the terms of the Master Agreement NGC and the User entered into:-
(a) the Type 1 Supplemental Agreements listed in Columns 1 and 2 in Part 1 of Schedule 9 in respect of the Connection Sites listed in Column 3 in
         Part I of Schedule 9 (the "Type I Agreements");
(b) the Type 2 Supplemental Agreements listed in Columns 1 and 2 in Part 2 of Schedule 9 in respect of the Connection Sites listed in Column 3 in
         Part 2 of Schedule 9 (the "Type 2 Agreements");
(c) the Type 3 Supplemental Agreements listed in Columns 1 and 2 in Part 3 of Schedule 9 in respect of the sites of connection in Column 3 in Part 3 of Schedule 9 (the "Type 3 Agreements");
(d) the Type 4 Supplemental Agreements listed in Columns 1 and 2 in Part 4 of Schedule 9 in respect of the sites of connection in Column 3 in Part 4 of Schedule 9 (the "Type 4 Agreements");
(e) the Type 5 Supplemental Agreements listed in Columns 1 and 2 in Part 5 of Schedule 9 in respect of the sites of connection in Column 3 in Part 5 of Schedule 9 (the "Type 5 Agreements"); and
(f) the Type 6 Supplemental Agreements listed in Columns 1 and 2 in Part 6 of Schedule 9 in respect of the sites of connection in Column 3 in Part 6 of Schedule 9 (the "Type 6 Agreements");
(B) the parties to this Agreement have agreed to amend the Agreements on the terms and subject to the conditions set out below.

NOW THIS AGREEMENT WITNESSES as follows:-

1.       INTERPRETATION

l.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Master Agreement and the Agreements shall have the same respective meanings when used in this Agreement.
1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing this Agreement.

2.       AMENDMENTS

         The parties hereby agree that with effect from 1st April 1998:- (a) the Type 1 Agreements shall be amended as set out in Schedule 1; (b) the Type 2 Agreements shall be amended as set out in Schedule 2; (c) the Type 3 Agreements shall be amended as set out in Schedule 3; (d) the Type 4 Agreements shall be amended as set out in Schedule 4; (e) the Type 5 Agreements shall be amended as set out in Schedule 5; and (f) the Type 6 Agreements shall be amended as set out in Schedule 6.

3.       CONTINUATION OF THE AGREEMENTS
         Each of the Agreements shall remain in force and effect and this Agreement and each of the Agreements shall be treated as one document so that, upon each of the Agreements being amended pursuant to Clause 2, all references to each of the Agreements shall be treated as references to that agreement as amended by this Agreement.

4.       MISCELLANEOUS

         The provisions of Clauses 22 to 27 (inclusive) and 29 to 30 (inclusive) of the Master Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.       ENTIRE AGREEMENT
5.1 Each party acknowledges that in entering into this Agreement on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement which is not expressly set out herein.

5.2 None of the parties shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in Sub-Clause 5.1 (except in the case of fraud).

6.       GOVERNING LAW
         This Agreement shall be governed by, and construed in all respects in accordance with, English Law.

7.       RESTRICTIVE TRADE PRACTICES ACT
         Any restriction or information provision (as each of those terms are defined or construed in Section 43(1) of The Restrictive Trade Practices Act 1976) contained in this Agreement, or any provision contained in this Agreement adding to or extending any restriction or information provision contained in any of the Agreements shall not take effect or shall cease to have affect:-

                  (a) if a copy of this Agreement is not provided to the Department of Trade and Industry ("DTI") within 28 days of the date of this Agreement; or (b) if within 28 days of the provision of that copy to the DTI, the DTI gives notice of objection to the party providing it.

IN WITNESS whereof the hands of the duly authorised representatives of the parties hereto at the date first above written



THE NATIONAL GRID COMPANY plc      )
                                                                     )
by                                                                   )

                                   SCHEDULE 1

In each of the Type I Supplemental Agreements listed at Schedule 9 Part 1:-

(a) At Clause 1.1 the definition of Qualifying Guarantee shall be deleted and replaced with the following definition:

         "means a guarantee in favour of NGC in a form proposed by the User and agreed by NGC (whose agreement shall not be unreasonably withheld or delayed) and which is provided by an entity which holds an Approved Credit Rating."

(b) Clause 8 shall be deleted and replaced with the following clause:

         "REACTIVE POWER

         With regard to the Obligatory Reactive Power Service and all Enhanced Reactive Power Services the provisions of Appendix EE to this Supplemental Agreement shall apply".

(c) Clause 17.6A.3.2(b) shall be deleted and replaced with the following Clause:

          "Deenergise the User's Equipment at any Connection Site which serves only the User or a customer of the User."

(d) Clause 17.7.2 shall be deleted and replaced with the following Clause:

          "NGC may terminate this Supplemental Agreement and all others to which the User is a party forthwith by notice to the User if:-

          (a) NGC has given a valid notice of default pursuant to Sub-Clause 17-6A.2 and

          (b) such event of default remains unremedied at the expiry of the later of

                    (i)  the  period of 6 months  from the date of such  notice;
                         and

                    (ii) where the User disputes bona fide the event of default and has promptly brought and is actively pursuing proceedings against NGC to determine the dispute, the date on which the dispute is resolved or determined.

                           Upon termination pursuant to this Sub-Clause the User
                  shall pay to NGC the Termination Amount due under the terms of the Charging Rules and the provisions of Clause 17.7.1(i) shall apply mutatis mutandis".

         (e) Appendix E Charging Rules shall be deleted and replaced with the Appendix E Charging Rules in Schedule 7 to this Agreement.

        (f)  A new  Appendix  EE  shall be  inserted  in the  form set out in
              Schedule 8 to this Agreement.

(g) The Contents page shall be amended to reflect the amendments at (b) and (f) above.

                                   SCHEDULE 2

In each of the Type 2 Supplemental Agreements listed at Schedule 9 Part 2:-

(a) At Clause 1.1 the definition of Qualifying Guarantee shall be deleted and replaced with the following definition:

         "means a guarantee in favour of NGC in a form proposed by the User and agreed by NGC (whose agreement shall not be unreasonably withheld or delayed) and which is provided by an entity which holds an Approved Credit Rating."

(b) A new clause 12A shall be added immediately after Clause 12 as follows:-

         "12A     REACTIVE POWER

                           With regard to the Obligatory Reactive Power Service
                  and all Enhanced Reactive Power Services the provisions of Appendix EE to this Supplemental Agreement shall apply".

(c) Clause 22.6A.3.2(b) shall be deleted and replaced with the following clause:

          "Deenergise the User's Equipment at any Connection Site which serves only the User or a customer of the User."

(d) Clause 22.7.2 shall be deleted and replaced with the following clause:

          "NGC may terminate this Supplemental Agreement and all others to which the User is a party forthwith by notice to the User if:-

          (a) NGC has given a valid notice of default pursuant to Sub-Clause 22.6A.2 and

          (b) such event of default remains unremedied at the expiry of the later of

               (i)  the period of 6 mouths from the date of such notice; and

               (ii) where the User  disputes bona fide the event of default and has promptly brought and is actively pursuing proceedings against NGC to determine the dispute, the date on which the dispute is resolved or determined.

         Upon termination pursuant to this Sub-Clause the User shall pay to NGC the Termination Amount due under the terms of the Charging Rules and the provisions of Sub-Clause 22.7.1(i) shall apply mutatis mutandis".

         (e) Appendix E Charging Rules shall be deleted and replaced with the Appendix E Charging Rules in Schedule 7 to this Agreement.

        (f)  A new  Appendix  EE  shall  be  inserted  in the  form set out in
             Schedule 8 to this Agreement.

        (g)  The Contents  page shall be amended to reflect the  amendments at
               (b) and (f) above.

                                   SCHEDULE 3

In each of the Type 3 Supplemental Agreements listed at Schedule 9 Part 3:-

(a) At Clause 1.1 the definition of Qualifying Guarantee shall be deleted and replaced with the following definition:

         "means a guarantee in favour of NGC in a form proposed by the User and agreed by NGC (whose agreement shall not be unreasonably withheld or delayed) and which is provided by an entity which holds an Approved Credit Rating."

(b) Clause 7 shall be deleted and replaced with the following clause:

         "REACTIVE POWER

         With regard to the Obligatory Reactive Power Service and all Enhanced Reactive Power Services the provisions of Appendix EE to this Supplemental Agreement shall apply:-

(c) Clause 13.6A.3.2(b) shall be deleted and replaced with the following clause:

          "Deenergise the User's Equipment at any Connection Site which serves only the User or a customer of the User."

(d) Clause 13.7.2 shall be deleted and replaced with the following clause:

         "NGC may terminate this Supplemental Agreement and all others to which the User is a party forthwith by notice to the User if:-

          (a) NGC has given a valid notice of default pursuant to Sub-Clause 13.6A.2 and

          (b) such event of default remains unremedied at the expiry of the later of

               (i)  the period of 6 months from the date of such notice; and

               (ii) where the User  disputes bona fide the event of default and has promptly brought and is actively pursuing proceedings against NGC to determine the dispute, the date on which the dispute is resolved or determined.

         Upon termination pursuant to this Sub-Clause the provisions of Clause
13.7.1 shall apply mutatis mutandis".

(e) Appendix E Charging Rules shall be deleted and replaced with the Appendix E Charging Rules in Schedule 7 to this Agreement.

(f) A new Appendix EE shall be inserted in the form set out in Schedule 8 to this Agreement.

(g) The Contents page shall be amended to reflect the amendments at (b) and (f) above.

                                   SCHEDULE 4

In each of the Type 4 Supplemental Agreements listed at Schedule 9 Part 4:-

(a) At Clause 1.1 the definition of Qualifying Guarantee shall be deleted and replaced with the following definition:

         "means a guarantee in favour of NGC in a form proposed by the User and agreed by NGC (whose agreement shall not be unreasonably withheld or delayed) and which is provided by an entity which holds an Approved Credit Rating."

(b) Clause 9 shall be deleted and replaced with the following clause:

         "REACTIVE POWER

         With regard to the Obligatory Reactive Power Service and all Enhanced Reactive Power Services the provisions of Appendix EE to this Supplemental Agreement shall apply".

(c) Clause 15.6A.3.2(h) shall be deleted and replaced with the following clause:

          "Deenergise the User's Equipment at any Connection Site which serves only the User or a customer of the User."

(d) Clause 15.7.2 shall be deleted and replaced with the following clause:

         "NGC may terminate this Supplemental Agreement and all others to which the User is a party forthwith by notice to the User if:-

               (a) NGC has given a valid notice of default pursuant to Sub-Clause 15.6A.2 and

               (b) such event of default remains unremedied at the expiry of the later of

         (i)      the period of 6 months from the date of such notice; and

         (ii) where the User disputes bona fide the event of default and has promptly brought and is actively pursuing proceedings against NGC to determine the dispute, the date on which the dispute is resolved or determined.

         Upon termination pursuant to this Sub-Clause the provisions of Clause
         15.7.1 shall apply mutatis mutandis".

(e) Appendix E Charging Rules shall be deleted and replaced with the Appendix E Charging Rules in Schedule 7 to this Agreement.


(f) A new Appendix EE shall be inserted in the form set out in Schedule 8 to this Agreement.

(g) The Contents page shall be amended to reflect the amendments at (b) and (f) above.

                                   SCHEDULE 5

In each of the Type 5 Supplemental Agreements listed at Schedule 9 Part 5:-

(a) At Clause 1.1 the definition of Qualifying Guarantee shall be deleted and replaced with the following definition:

         "means a guarantee in favour of NGC in a form proposed by the User and agreed by NGC (whose agreement shall not be unreasonably withheld or delayed) and which is provided by an entity which holds an Approved Credit Rating."

(b) A new Clause 5A shall be added immediately after Clause 5 as follows:

         "5A      REACTIVE POWER

                           With regard to the Obligatory Reactive Power Service
                  and all Enhanced Reactive Power Services the provisions of Appendix EE to this Supplemental Agreement shall apply".

(c) Clause 8.5A.3.2(b) shall be deleted and replaced with the following clause:

          "Deenergise the User's Equipment at any Connection Site which serves only the User or a customer of the User."

(d) Clause 8.6.2 shall be deleted and replaced with the following clause:

          "NGC may terminate this Supplemental Agreement and all others to which the User is a party forthwith by notice to the User if:-

          (a) NGC has given a valid notice of default pursuant to Sub-Clause 8.5A.2 and

          (b) such event of default remains unremedied at the expiry of the later of

               (i)  the  period of 6 months from the date of such notice;  and
                    (ii) where the User disputes bona fide the event of default and has promptly brought and is actively pursuing proceedings against NGC to determine the dispute, the date on which the dispute is resolved or determined.

                           Upon termination pursuant to this Sub-Clause the
                  provisions of Clause 8.6.1 shall apply mutatis mutandis".

(e) Appendix E Charging Rules shall be deleted and replaced with the Appendix E Charging Rules in Schedule 7 to this Agreement.

(f) A new Appendix EE shall be inserted in the form set out in Schedule 8 to this Agreement.

(g) The Contents page shall be amended to reflect the amendments at (b) and (f) above.

                                   SCHEDULE 6


In each of the Type 6 Supplemental Agreements listed at Schedule 9 Part 6:-

(a) At Clause 1.1 the definition of Qualifying Guarantee shall be deleted and replaced with the following definition:

         "means a guarantee in favour of NGC in a form proposed by the User and agreed by NGC (whose agreement shall not be unreasonably withheld or delayed) and which is provided by an entity which holds an Approved Credit Rating."

(b) A new Clause 8A shall be added immediately after clause 8 as follows:

         "8A      REACTIVE POWER

                  With regard to the Obligatory Reactive Power Service and all Enhanced Reactive Power Services the provisions of Appendix EE to this Supplemental Agreement shall apply".

(c) Clause 11.5A.3.2(b) shall be deleted and replaced with the following clause:

          "Deenergise the User's Equipment at any Connection Site which serves only the User or a customer of the User."

(d) Clause 11.6.2 shall be deleted and replaced with the following clause:

         "NGC may terminate this Supplemental Agreement and all others to which the User is a party forthwith by notice to the User if:

          (a) NGC has given a valid notice of default pursuant to Sub-Clause 11.5A-2 and

         (b) such event of default remains unremedied at the expiry of the later of

                  (i)      the period of 6 months from the date of such notice;
                           and

                           (ii) where the User disputes bona fide the event of default and has promptly brought and is actively pursuing proceedings against NGC to determine the dispute, the date on which the dispute is resolved or determined.

         Upon termination pursuant to this Sub-Clause the provisions of Clause
         11.6.1 shall apply mutatis mutandis".

(e) Appendix E Charging Rules shall be deleted and replaced with the Appendix E Charging Rules in Schedule 7 to this Agreement.


(f) A new Appendix EE shall be inserted in the form set out in Schedule 8 to this Agreement.

(g) The Contents page shall be amended to reflect the amendments at (b) and (f) above.

                                   SCHEDULE 7

                            APPENDIX E CHARGING RULES


Part 1 - Transmission Network Use of System Charges and Connection Charges

Introduction

Under the terms of this Supplemental Agreement the User is liable to pay Transmission Network Use of System Charges based upon the Registered Capacity of Generating Units passing Active Power on to and/or the Demand taken from the NGC Transmission System and Connection Charges. The basis upon which Transmission Network Use of System Charges and Connection Charges are levied according to a User's particular circumstances are set out in the statement issued by NGC under paragraphs 1, 2 and 3 of Condition 10 to the Transmission Licence.

1.1      Data Requirements

1.1.1 On or before a date not later than 10 Business Days after the confirmation of the basis of calculation of charges pursuant to paragraph 2.1 in each Financial Year the User shall supply NGC with such data as NGC may from time to time reasonably request pursuant to paragraph 2.1 to enable NGC to calculate, the Connection Charges and/or Transmission Network Use of System Charges due from the User to NGC or from NGC to the User (as the case may be) in respect of the Connection Site including the data specified in Appendix C;

1.1.2 On or before a date not later than 10 Business Days after the confirmation of the basis of calculation of charges pursuant to paragraph 2.1 in each Financial Year, Users:

                  (a) who are owners or operators of a User System shall provide to NGC a forecast for the following Financial Year of the Natural Demand attributable to each Grid Supply Point equal to the forecasts of Natural Demand under both Annual Average Cold Spell (ACS) Conditions and a forecast of the average metered Demand attributable to such Grid Supply Point (or such other forecast as may be notified by NGC to the User pursuant to paragraph 2.1) for each of a number of peak half-hours as notified by NGC to the User under paragraph 2.1:

                  (b) who are Suppliers shall provide to NGC a forecast for the following Financial Year of its metered Demand attributable to each Transmission Network Use of System Demand Zone equal to the average of the forecasts of Demand attributable to such Transmission Network Use of System Demand Zone (or such other forecast as may be notified by NGC to the User pursuant to paragraph 2.1) for each of a number of peak half-hours notified by NGC to the User under paragraph 2.1;

(c) who are Generators shall provide to NGC a forecast for the following Financial Year of:

                  (i) the metered Station Demand (Active Power) attributable to the Power Station for the Generating Units comprised therein equal to the average of the forecasts of such Station Demand (Active Power) (or such other forecast as may be notified by NGC to the User pursuant to paragraph 2.1) attributable to the sum of the Generating Units for each of a number of peak half-hours as notified by NGC to the User under paragraph 2.1;

                  (ii) the highest Registered Capacity to be declared pursuant to the terms of the Pooling and Settlement Agreement of each Generating Unit comprised within a Power Station for the period as notified by NGC to the User under paragraph 2.1;

(d) who are Generators and whose Equipment is comprised within a Trading Site (as such term is defined in the Pooling and Settlement Agreement) shall supply to NGC a forecast for the following Financial Year of:-

                  (i) the highest Registered Capacity declared pursuant to the terms of the Pooling and Settlement Agreement of each Generating Unit comprised within a Power Station which forms part of such Trading Site; and

                  (ii) the average Demand within the Trading Site (other than Station Demand) to be supplied by the Power Station in (i) above for each of the number of peak half hours notified by the User to NGC pursuant to paragraph 2.1;

                  (iii) the Station Demand for the Power Station within the Trading Site, determined in accordance with paragraph 1.1.2(c)(i);

         for the period as notified by NGC to the User under paragraph 2.1 and NGC shall use such forecasts as the basis of Transmission Network Use of System Charges for such Financial Year.

1.1.3    Variation of Charges by NGC during the Financial Year

         The User shall notify NGC of any revision to the forecast Demand submitted by the User under paragraph 1.1 of this Appendix E at least quarterly or at such other intervals as may be agreed between NGC and the User from time to time. NGC shall revise the Transmission Network Use of System Charges payable by the User to take account of any such revised forecast provided in accordance with this paragraph 1.1.3. NGC shall commence charging the varied Transmission Network Use of System Charges from the first day of the month following the month in which such revised forecast was received provided always that such forecast is provided before 15th day of such month.

1.2      Reconciliation Statements

         Initial Reconciliation Statements

1.2.1On or before 1 March in each Financial Year NGC shall promptly calculate on the basis set out in the statement published by NGC in accordance with Licence Condition 10 of the Transmission Licence the Demand related or Generation related Transmission Network Use of System Charges (as the case may be) that would have been Payable by the User during each month during that Financial Year if those charges had been calculated on the basis of the actual Demand data or the User's highest declared Registered Capacity recorded during the Financial Year in respect of the forecasts which had previously been provided by the User in accordance with paragraph 1.1 (the "Actual Amount"'). NGC shall then compare the Actual Amount with the amount of Demand related or Generation related Transmission Network Use of System Charges (as the case may be) paid during each month during that Financial Year by the User (the "Notional Amount").

1.2.2 As soon as reasonably practicable and in any event by 1st March in each Financial Year NGC shall then prepare an initial reconciliation statement and send it to the User. Such statement shall specify the Actual Amount and the Notional Amount for each month during the relevant Financial Year and, in reasonable detail, the information from which such amounts were derived and the manner in which they were calculated.

1.2.3 Together with the initial reconciliation statement NGC shall issue a credit note in relation to any sum shown by the reconciliation statement to be due to the User or an invoice in respect of sums due to NGc and in each case interest thereon calculated pursuant to paragraph
         1.2.5 below.

1.2.4 Invoices issued under paragraph 1.2.3 above and 1.2.5 below shall be payable on or before 3lst March in the Financial Year to which they relate.

1.2.5    In respect of the Financial Year:-

                  (a) the user shall, following receipt of an appropriate invoice, pay to NGC an amount equal to the amount (if any) by which the aggregate Actual Amount exceeds the aggregate Notional Amount; and

                  (b) NGC shall issue the User with a credit note for an amount equal to the amount (if any) by which the aggregate Notional Amount exceeds the aggregate Actual Amount.

         Interest shall be payable by the paying Party to the other on such amounts from the date of payment applicable to the month concerned until the date, of actual payment of such amounts and such interest shall be calculated on a daily basis at a rate equal to the Base Rate during such period.

         Final Reconciliation Statements

1.2.6 (a) NGC shall as soon as reasonably practicable after the end of each Financial Year issue a further reconciliation statement in respect of Transmission Network Use of System Charges payable in respect of each month of that Financial Year showing:-

                                   (i) any change in the Transmission Network
                           Use of System Charges from those specified in the initial reconciliation statement provided in accordance with paragraph 1.2.1 above;

                                   (ii) whether the change represents a
                           reconciliation payment owing by NGC to a user or by a User to NGC;

                                   (iii) the amount of interest determined in
                            accordance with 1.2.5 above;

                                   (iv) the information from which the amounts
                           in (i) above are derived and the manner of calculation.

                  (b) The provisions of paragraphs 1.2.3 and 1.2.5 shall apply mutatis mutandis to sums specified in the Final Reconciliation Statement.

2.       Revision of Charges

2.1 To the extent permitted by the Transmission Licence and this Agreement NGC may revise its Connection Charges and Transmission Network Use of System Charges or the basis of their calculation including issuing revisions to Appendices A, B, C and D (or D1 if appropriate) hereto. On or before 31st October in each Financial Year NGC shall notify the User in writing of the intended basis of calculation to be used by NGC in the following Financial Year together with time periods over which the data required to be provided pursuant to paragraph 1 of this Appendix E is required and shall consult with the User concerning the same. On or before 30th November in each Financial Year NGC shall confirm to the User the basis of calculation to be used in the following Financial Year.

2.2 NGC shall give the User not less than 2 months prior written notice of any revised charges, including revisions to Appendices A, B, C and D (or D1 if appropriate) hereto, which notice shall specify the date upon which such revisions become effective (which may be at any time). The User shall pay any such revised charges and Appendix A, B, C, D (and/or Dl as appropriate) shall be amended automatically (and a copy sent to the User) to reflect any changes to such Appendices with effect from the date specified in such notice

2.3 Subject to the provisions of paragraph 3.2 below if in the reasonable opinion of NGC any development, replacement, renovation, alteration, construction or other work to the NGC Transmission System or termination of a Supplemental Agreement by another User or an alteration to the requirements of the User or any other User means that to ensure that NGC is charging in accordance with the provisions of the Statement pursuant to Condition 10 of the Transmission Licence NGC needs to vary the Connection Charges payable by the User in relation to the Connection Site then NGC shall have the right to vary such charges accordingly upon giving to the User not less than 2 months priors written notice. Such notice shall be deemed to be a revised Connection Offer and before any such variation becomes effective the provisions of Sub-Clauses 11.3 to 11.4 of the Master Agreement shall apply mutatis mutandis following any such variation the provisions of Appendices A and B shall be amended automatically (and a copy sent to the User) to reflect such variation with effect from the date such variation comes into effect.

3.       Replacement of NGC Assets

3.1 Appendix A specifies the age of each of the NGC Assets at the Connection Site at the date of this Supplemental Agreement NGC Connection Charges are calculated on the assumption that NGC Assets will not require replacement until the expiry of the Replacement Period applicable to each NGC Asset concerned and such period has been agreed between NGC and the User.

3.2 Where in NGC's reasonable opinion an NGC Asset requires replacement before the expiry of its Replacement Period NGC shall, with the prior written approval of the User (except where in NGC's reasonable opinion such replacement is necessary in which case such approval shall not be required but in such case the User shall have the right to Disconnect) have the right to replace the NGC Asset at no additional cost to the User until expiry of its original Replacement Period. Upon expiry of such original Replacement Period NGC shall be entitled to vary the Connection Charge sin respect of the replaced NGC Asset so that they are calculated on the basis of the then Net Asset Value of such NGC Assets. NGC shall give the User not less than 2 months prior written notice of such varied charges which notice shall specify the date upon which such increase or reduction (as the case may be) becomes effective. The User shall pay such varied charges and Appendices A and B shall be amended automatically (and a copy sent to the User) to reflect such revised charges with effect from the date specified in such notice.

3.3      Upon the expiry of the Replacement Period of any NGC Asset:-

               (a) (i) if in NGC's reasonable opinion to enable NGC to comply with its licence and statutory obligations it is necessary to replace such NGC Asset; or

                  (ii)     if such NGC Asset is to be left in service

         then NGC shall give written notice of this and that it will, unless within 3 months of the receipt of such notice the User objects in writing to the proposal, replace or retain (as the case may be) such NGC Asset.

         (b)      the User may request that NGC replaces the Asset.

     3.4 Where the User serves a counter notice pursuant to paragraph 3.3 above then NGC shall:-

         (a)      keep the NGC Asset in service;  and

                  (b) negotiate with the User in good faith with regard to the Connection Charges applicable to such NGC Asset.

         In the event that NGC and the User fail to agree the level of such Connection Charges in accordance with paragraph 3.4(b) above then the User shall pay Connection Charges to NGC in respect of such NGC Asset equal to the Connection Charges payable by the User in respect of the NGC Asset in the last Financial Year of the Replacement Period (the "Deemed Charge") and the matter shall be referred to the Director for determination.

         If the Director determines that the Connection Charges payable in respect of such NGC Asset should be:-

         (i) less than the Deemed Charge then NGC shall repay to the User the difference between the Deemed Charge and the amount so determined by the Director together with interest at the Base Rate, for the period from when the User started to pay the Deemed Charge until the date of payment;

         (ii) greater than the Deemed Charge then the User shall pay the difference to NGC together with interest at the Base Rate for the period from when the User started to pay the Deemed Charge until the date of payment.

3.5      When the Connection Charges are payable in respect of NGC Assets:-

         (a)      replaced in accordance with paragraph 3.3 above;  or

         (b)      retained in accordance with paragraph 3.3 above;  then

         NGC shall except in the circumstances in paragraph 3.4(b) give the User not less than 2 months prior written notice of such varied charges and specify the date upon which such charges become effective. The User shall pay such varied charges and Appendices A and B shall be amended automatically (and a copy sent to the User) to reflect such revised charges with effect from the dates notified to the User by NGC.

         Where NGC is in negotiation with the User in accordance with paragraph 3.4(b) then it s hall give such notice as is reasonably practicable in the circumstances.

4.       Termination Amounts

4.1      The expressions set out below shall have the meanings shown:-

                 "Termination Amount"       shall be the sum calculated to be
                 equal to the aggregate of the following:-

                                                             (a)    in respect
                          of NGC Assets:-

                                                    (i)
                                                     shown in Appendix A
                                                     to the Supplemental
                                                     Agreement and
                                                     which, in NGC's
                                                     reasonable opinion
                                                     are no longer
                                                     required by NGC to
                                                     enable NGC to
                                                     comply with its
                                                     Licence Standards,
                                                     and can therefore
                                                     be removed ("Type A
                                                     Assets"); (aa) the
                                                     Net Asset Value of
                                                     such NGC Asset as
                                                     at the end of the
                                                     Financial Year in
                                                     which termination
                                                     occurs (on the
                                                     assumption that the
                                                     sums specified in
                                                     paragraph 4.1(b)
                                                     will be paid), plus
                                                     (bb) a sum equal to
                                                     the reasonable
                                                     costs of removing
                                                     such NGC Assets and
                                                     of making good the
                                                     remaining Plant and
                                                     Apparatus at the
                                                     Connection Site
                                                     following the
                                                     removal of any Type
                                                     A Assets;

                                               (ii)
                                                     in Appendix A to
                                                     the Supplemental
                                                     Agreement and which
                                                     in NGC's reasonable
                                                     opinion cannot be
                                                     removed ("Type B
                                                     Assets") as a
                                                     result of the
                                                     termination, a sum
                                                     equal to the
                                                     product of the
                                                     Asset Allocation
                                                     Factor multiplied
                                                     by the Net Asset
                                                     Value of t hat NGC
                                                     Asset as at the end
                                                     of the Financial
                                                     Year in which
                                                     termination occurs;
                                                     and


                                      in relation to NGC Assets:


                                     (aa)      which NGC has determined to
                                     replace upon the expiry of the relevant
                                     Replacement Period in accordance with
                                     paragraph 3.3;  and


                                     (bb)      in respect of which no
                                     counter notice has been served by the
                                     User pursuant to paragraph 3.3;  and


                                     (cc) the
                                     User has
                                     served in
                                                              accordance
                                                              with the
                                                              provisions
                                                              of this
                                                              Supplemental
                                                              Agreement
                                                              a notice
                                                              to
                                                              Disconnect
                                                              in respect
                                                              of the
                                                              Connection
                                                              Site at
                                                              which the
                                                              NGC Assets
                                                              were
                                                              located;
                                                              and


                                                              (dd) due
                                                              to the
                                                              timing of
                                                              the
                                                              replacement
                                                              of such
                                                              NGC
                                                              Assets, no
                                                              Connection
                                                              Charges
                                                              will have
                                                              become
                                                              payable in
                                                              respect of
                                                              such NGC
                                                              Assets by
                                                              the User
                                                              by the
                                                              date of
                                                              Termination;


                                                     the reasonable
                                                     costs incurred by
                                                     NGC in connection
                                                     with the
                                                     installation of
                                                     such NGC Assets.

                                                               (b)      the
                                                     Connection Charges and Use
                                                     of System Charges for the
                                                     Financial Year in which
                                                     termination occurs.

                                            "Asset Allocation Factor" means in
                                            respect of each NGC Asset specified
                                            in Appendix A to this Supplemental
                                            Agreement the figure expressed as a
                                            percentage appearing in the column
                                            headed Allocation and immediately
                                            adjacent to the description of the
                                            NGC Asset to which it relates.

4.2 In the event that a Termination Amount specified in paragraph 4.1(a)((i) is paid, in respect of Type A Assets, and subsequently NGC re-uses such NGC Assets in respect of which such payment has been made at the same or another Connection Site then NGC shall pay to the User a sum equal to the lower of:-

         (i)      the Termination Amount paid in respect of such NGC Asset;  or

         (ii) the Net Asset Value attributed to such NGC Asset for charging purposes upon its re-use;

         less any reasonable costs incurred by NGC in respect of storage. NGC shall use its reasonable endeavours to re-use such NGC Assets.

4.3 In the event that a Termination Amount specified in paragraph 4.1(a)(ii) above is paid in respect of Type B Assets and these are subsequently re-used then NGC shall pay to the User a sum equal to the lower of:-

         (i)      the Termination Amount paid in respect of such NGC Assets;  or

                  (ii) the Net Asset Value attributed to such NGC Asset for charging purposes upon its re-use.

4.4 For the purposes of paragraphs 4.2 and 4.3 re-use shall not occur where any NGC Asset remains connected for the purpose of providing a continuing connection for other Users connected to the NGC Transmission System at the Connection Site at the date of termination. However in the event of any User requiring a continued connection modifying its requirements or another User connecting at the Connection Site and the NGC Assets in respect of which a payment has been made are required for this modification this shall constitute re-use.

4.5 NGC shall be under no obligation to rebate any of the Termination Amounts described in paragraph 4.1(b) except to the extent that connection and/or Transmission Network Use of System Charges are subsequently received in respect of NGC Assets in relation to which such Termination Amounts have been paid to NGC during the Financial Year in which termination has occurred.

4.6 Upon request in writing, and at the cost of the User NGC shall issue a certificate no more frequently than one each calendar year indicating whether or not such assets have or have not been re-used. If NGC at any time decide that it is not economic to retain any Plant and Apparatus constituting any NGC Asset in respect of which Termination Amounts have been paid it may at its reasonable discretion dispose of the said Plant and Apparatus. Where NGC decides to so dispose of such Plant and Apparatus it shall where the Plant and/or Apparatus is disposed of in a state where it is capable of re-use pay to the User an appropriate proportion of any sale proceeds received in respect thereof.

5.       Deductions

                  In respect of any NGC Engineering Charges which have been paid by the User in connection with a Connection Application or under Sub-Clause 2.4 of the Supplemental Agreement Type 2 NGC shall reduce the amount of Connection Charges payable by the User in relation to the respective Connection Site on 1 April in each of the first 3 years (or such other period as may be agreed between NGC and the User) of the payment of such Connection Charges by an amount equal on each occasion to one third of such NGC Engineering Charges.

Part 2 - Transmission Services Use of System Charges

Introduction

Under the terms of this Supplemental Agreement the User is liable to pay Transmission Services Use of System Charges. The basis upon which Transmission Services Use of System Charges are levied and the calculation methodology and rules which will be used to quantify those charges are set out in the statement issued by NGC under paragraphs 1 and 2 of Condition 10 to the Transmission Licence.

1.       Reconciliation

1.1 At any time after the Payment Date, NGC may submit to the User, and shall submit to the User at the written request of the User a Statement (which may form part of an invoice or other document) in respect of any Settlement Day (a "Reconciliation Statement") showing:-

                  (a) each Settlement Day in respect of which there has been a change (for any reason) in the value of any parameter originally used in the calculation of the Transmission Services Use of System Charges in respect of such Settlement Day, together with details of the value of the old and new parameter;

                  (b) the amount of any reconciliation payments (if any) required to make the Transmission Services Use of System Charges paid in respect of that Settlement Day equal to the payment which would have been payable had the invoice prepared pursuant to Clause 5.4.1 of this Supplemental Agreement been prepared on the basis of the changed parameter;

                  (c) whether the reconciliation payment represents an amount owing by NGC to the User or by the User to NGC;

                  (d) the amount of interest accruing on such reconciliation payment calculated in accordance with this paragraph 1.1 below.

         Interest payable in respect of each reconciliation payment shall accrue from and including the relevant Payment Date up to but excluding the date upon which the amounts specified in the Reconciliation Statement are paid, and shall be at a rate equal to the Base Rate for the time being and from time to time. Interest shall accrue from day to day.

1.2      Together with the Reconciliation Statement in the case of sums due:-

         (a)      from the User to NGC, NGC shall:-

                                    (i) send the User an invoice in relation to
                           any sums shown by the Reconciliation Statement to be due to NGC and interest thereon calculated in accordance with paragraph 1.1; or

                                    (ii) include those sums due in another
invoice; and

          (b) from NGC to the User, forthwith following the issue of any Reconciliation Statement, NGC shall:-

                                    (i) issue a credit note in relation to any
                           sum shown by the Reconciliation Statement to be due to the User and interest thereon calculated in accordance with paragraph 1.1; or

                                    (ii) include those sums due to the User as a
                           credit in an invoice from NGC to the User.

1.3 The right to submit a Reconciliation Statement and consequential invoices and/or credit notes shall survive the termination of this Supplemental Agreement and the parties agree that the provisions of this Appendix E Part 2 shall remain in full force and effect and shall continue to bind them after such termination (the version in existence as at the date of termination being the applicable version, in the case of any amendments).

2.       Reconciliation Payments

         The User, or as the case may be, NGC, shall pay the amounts set out in the relevant invoice or credit note, either in accordance with the applicable requirements for payment of other sums due under that invoice in the case of sums shown in an invoice also dealing with other payments, or in other cases within 5 Business Days of the date of the Reconciliation Statement.

3.       Revision of Charges

         On or before 31 October in each Financial Year NGC shall notify the User in writing of the intended basis of calculation to be used by NGC in calculating Transmission Services Use of System Charges for the following Financial Year and shall consult the User concerning the same. On or before 30 November in each Financial Year NGC shall confirm to the User the basis of calculation to be used in calculating those charges for the following Financial Year.

Part 3

1.       Transmission Services Use of System Charges Security Cover

1.1      Provision of Security Cover

         The User shall provide Security Cover from time to time in accordance with the following provisions:-

                  1.1.1 the User shall not later than the date of its accession to the Master Agreement or 1st April 1997 (whichever is later) deliver to NGC evidence reasonably satisfactory to it that:-

                  (i)      it presently hold an Approved Credit Rating;   or

                                    (ii) it has provided and is not in default
                           under the Security Cover referred to in paragraph
                           1.1.2 below;

                  1.1.2 if the User does not hold or ceases to hold an Approved Credit Rating it shall, not later than the date of:-

                  (i)      the date of its accession to the Master Agreement;

                  (ii)     the 1st April 1997;  or

                  (iii) the date upon which it ceases to have an Approved Credit Rating:-

                                                     (a) deliver to NGC a
                                    Qualifying Guarantee in such amount as shall be notified by NGC to the User in accordance with paragraph 2; or

                                                     (b) deliver to NGC a Letter
                                    of Credit (available for an initial period of not less than 6 months) in such amount as shall be notified by NGC to the User in accordance with paragraph 2; and/or

                                                     (c) deliver to NGC cash for
                                    credit to the Escrow Account in such amount as shall be notified by NGC in accordance with paragraph 2.

                  1.1.3 The provision of security in respect of Transmission Services Use of System Charges by the User in accordance with the terms of :

                                    (a) this Supplemental Agreement shall
                           relieve it of its obligations to provide such security under the terms of any other Supplemental Agreement to which the User is a party; and

                                    (b) any other Supplemental Agreement to
                           which the User is a party shall relieve it of its obligations to provide such security under the terms of this Supplemental Agreement;

                           in each case, to the extent of the security provided
                  to NGC pursuant to this Appendix or the same provision under the terms of any other Supplemental Agreement made between NGC and the User.

                  1.1.4 The provisions of this Part 3 of Appendix E shall be in addition to any other requirements to provide security in respect of any other sums due under the terms of this Supplemental Agreement.

1.2      Maintenance of Security Cover

         Where the user is required to provide security cover in accordance with the terms of paragraph 1.1 it shall at all times thereafter maintain a Security Amount equal to or more than the Security Cover applicable to it. Immediately upon any reduction occurring in the Security Amount provided by the User or any Letter of Credit or Qualifying Guarantee being for any reason drawn down or demanded respectively, the User will procure that new Letters of Credit or Qualifying Guarantees are issued or existing Letters of Credit or Qualifying Guarantees are reinstated (to the satisfaction of NGC) to their full value or cash is placed to the credit of the Escrow Account in an amount required to restore the Security Amount to an amount at least equal to the Security Cover applicable to the User, and in such proportions of Letters of Credit, Qualifying Guarantees and/or cash as the User may determine. Not later than 10 Business Days before any outstanding Letter of Credit and/or Qualifying Guarantee is due to expire, the User shall procure to the satisfaction of NGC that its required Security Amount will be available for a further period of not less than 6 months which may be done in one of the following ways:-

                  1.2.1 subject to the issuing bank continuing to have an Approved Credit Rating provide NGC with confirmation from the issuing bank that the validity of the Letter of Credit has been extended for a period of not less than 6 months on the same terms and otherwise for such amount as is required by this Part 3; or

                  1.2.2 provide NGC with a new Letter of Credit issued by an issuing bank with an Approved Credit Rating for an amount at least equal to the required Security Amount applicable to it (less its balance on the Escrow Account) which Letter of Credit shall be available for a period of not less than 6 months; or

                  1.2.3 subject to the entity issuing the Qualifying Guarantee continuing to have an Approved Credit Rating provide NGC with confirmation from the issuing entity that the validity of the Qualifying Guarantee has been extended for a period of not less than 6 months on the sane terms and otherwise for such amount as is required by this Part 3; or

                  1.2.4 provide NGC with a new Qualifying Guarantee for an amount at least equal to the required Security Amount applicable to it (less its balance on the Escrow Account) which Qualifying Guarantee shall be available for a period of not less than 6 months; or

                  1.2.5 procure such transfer to NGC for credit to the Escrow Account of an amount as shall ensure that the credit balance applicable to the User and standing to the credit of the Escrow Account shall be at least equal to the required Security Amount.

1.3               Failure to supply or maintain Security Cover
                  --------------------------------------------

         If the User fails at any time to provide or maintain Security Cover to the satisfaction of NGC in accordance with the provisions of this Part 3, NGC may at any tie while such default continues, and if at such time any Letter of Credit and/or Qualifying Guarantee forming part of the Security Cover is due to expire within nine Business Days immediately, and without notice to the User, demand payment of the entire amount of any outstanding Letter of Credit and/or Qualifying Guarantee and shall credit the proceeds of the Letter of Credit and/or Qualifying Guarantee to the Escrow Account.

1.4      Substitute Letter of Credit or Qualifying Guarantee

1.4.1 If the bank issuing the User's Letter of Credit ceases to have the credit rating set out in the definition of Letter of Credit in Clause
         1.1 of this Supplemental Agreement such User shall forthwith procure the issue of a substitute Letter of Credit by a bank that has such a credit rating or a Qualifying Guarantee or transfer to NGC cash to be credited to the Escrow Account.

1.4.2 If the entity providing the User's Qualifying Guarantee ceases to have an Approved Credit Rating the User shall forthwith procure a replacement Qualifying Guarantee from an entity with such a credit rating or a Letter of Credit or transfer to NGC cash to be credited to the Escrow Account.

2.       Credit Monitoring

2.1      Determination of Security Cover

         The amount of Security Cover which the User shall be required to maintain s hall be determined from time to time by NGC in accordance with this Part 3 on the basis of the criteria set out in paragraph 2.2, and shall be notified to the User.

2.2      Criteria for provision of Security Cover

                  If paragraph 1.1.2 applies, the amount of Security Cover required to be provided by the User in respect of this and any other Supplemental Agreement to which the User is a party shall be provided in an amount to be reasonably assessed by NGC as the aggregate amount reasonably anticipated by NGC as being payable by the User pursuant to all Supplemental Agreements to which the User is a party in respect of the Transmission Services Use of System Charges referred to in Part 2 of Appendix D over a 28 day period.

2.3      Six Monthly Variation

         In respect of paragraph 2.2 NGC shall calculate the amount for the two six-month periods commencing 1st April and 1st October in each year and shall advise the User accordingly.

2.4      Review of Security Cover

         NGC shall keep under review the Security Cover relating to the User and shall promptly advise the User whenever the Security Amount maintained by the User is more or less than the amount required to be maintained pursuant to paragraph 2 of this Part 3.

2.5      Increase or Decrease of Security Cover

         If, after considering any representations which may be made by the User, NGC reasonably determines that the User's Security Cover should be increased or decreased, it shall so notify the User. If NGC so determines that such Security Cover should be decreased and the User consents then that reduction shall take place. NGC shall consent to an appropriate reduction in the available amount of any outstanding Qualifying Guarantee or Letter of Credit and/or shall repay to the User such part of the deposit held in the Escrow Account for the account of the User (together with all accrued interest on the part to be repaid) sufficient to reduce the User's Security Amount to the level of Security Cover applicable to it. If NGC so determines that the User's Security Cover should be increased, the User s hall, within five Business Days of notice as aforesaid, procure an additional or replacement Qualifying Guarantee or Letter of Credit or transfer to NGC cash to be credited to the Escrow Account in an amount sufficient to increase its Security Amount so as to be at least equal to the level of Security Cover applicable to it.

2.6      Notification in respect of Security Cover

         NGC shall notify the  User promptly if:-

                  2.6.1 the User fails to provide, maintain, extend or renew a Qualifying Guarantee or a Letter of Credit which it is required to provide, maintain, extend or renew pursuant to paragraphs 1 or 2;

                           2.6.2 NGC shall make a demand under any such
                  Qualifying Guarantee or a call under a Letter of Credit; or

                  2.6.3 NGC becomes aware that the User (a) s hall cease to have an Approved Credit Rating, or (b) shall be placed on credit watch by the relevant credit rating agency (or becomes subject to an equivalent procedure) which in any case casts doubt on the User retaining an Approved Credit Rating, or (c) shall be in default under the additional or alternative security required to be provided pursuant to this Part 3; or

                  2.6.4 NGC becomes aware that any bank that has issued a Letter or Credit which has not expired shall cease to have the credit rating required by this Appendix; or

                  2.6.5 NGC becomes aware that any entity providing a Qualifying Guarantee which has not expired shall cease to have an Approved Credit Rating.

         Provided always that the failure by NGC to notify the User pursuant to this paragraph 2.6 s hall not relieve the User of its obligations under and in accordance with the terms of this Appendix.

2.7      Release from Security Cover Obligations

         Upon the User ceasing to be a party to the Master Agreement and provided that all amounts owed by the User in respect of the Transmission Services Use of System Charges have been duly and finally paid and that it is not otherwise in default in any respect of any Transmission Services Use of System Charges (including interest) payable under the terms of any Supplemental Agreement, the User shall be released from the obligation to maintain Security Cover and NGC shall consent to the revocation of any outstanding Qualifying Guarantee or Letter of Credit and shall repay to the User the balance (including interest credited thereto) standing to the credit of the User on the Escrow Account at that date.

3.       Payment Default

         If, by 1230 hours on any Payment Date, NGC has been notified by the User or it otherwise has reason to believe that the User will to have remitted to it by close of banking business on the Payment Date all or any part ("the amount in default") of any amount which has been notified by NGC to the User as being payable by the user by way of the Transmission Services Use of System Charges on the relevant Payment Date, then NGC s hall be entitled to act in accordance with the following provisions (or whichever of them shall apply) in the order in which they appear until NGC is satisfied that the User has discharged its obligations in respect of the Transmission Services Use of System Charges under this Supplemental Agreement and/or any other Supplemental Agreement to which the User is a party which are payable in respect of the relevant Settlement Day:-

                  (a) NGC may to the extent that the User is entitled to receive payment from NGC pursuant to this Supplemental Agreement and/or any other Supplemental Agreement to which the User is a party (unless it reasonably believes that such set-off shall be unlawful) set off the amount of such entitlement against the amount in default;

                  (b) NGC shall be entitled to set off the amount of funds then standing to the credit of the Escrow Account to the extent that it represents Security Cover provided by the User in accordance with paragraph 2.1.2 against the Transmission Services Use of System Charges unpaid by the User and for that purpose NGC shall be entitled to transfer any such amount from the Escrow Account to any other accounts of NGC at its absolute discretion and shall notify the User accordingly;

                  (c) NGC may demand payment under any outstanding Letter of Credit supplied by the User in a sum not exceeding the available amount of all such Letters of Credit;

                  (d) NGC may demand payment under any outstanding Qualifying Guarantee provided for the benefit of the User pursuant to paragraph 1.1.2(a).

4.                Utilisation of Funds

         In addition to the provisions of paragraph 3 above if NGC serves a notice of default under the terms of Clause 17.6A of a Type 1 Supplemental Agreement and/or notice of termination under Clause 17.7 of a Type 1 Supplemental Agreement (or the equivalent Clauses in a Supplemental Agreement other than a Type 1 Supplemental Agreement) then NGC shall be entitled to demand payment of any of the Transmission Services Use of System Charges which are outstanding whether or not the Payment Date in respect of them shall have passed and:-

                  (i) make demand under any outstanding Qualifying Guarantee or a call under any outstanding Letter of Credit supplied by the User; and

                  (ii) to set off the funds in the Escrow Account to the extent that they represent Security Cover provided by the User against the Transmission Services Use of System Charges unpaid by the User and for that purpose NGC shall be entitled to transfer any such amount from the Escrow Account to any other account of NGC as it shall in its sole discretion think fit.

5.                User's Right to Withdraw Funds

5.1 If the User is not in default in respect of any amount owed to NGC in respect of the Transmission Services Use of System Charges under the terms of any Supplemental Agreement to which the User is a p arty:-

                  5.1.1 NGC shall transfer to the User quarterly interest credited to the Escrow Account; and

                  5.1.2 NGC shall transfer to such User within a reasonable time after such User's written request therefor any amount of cash provided by the User by way of Security Cover which exceeds the amount which such User is required to provide by way of security in accordance with paragraph 1 of this Part 3.

Part 4

Definitions and Interpretations

In this Appendix the following expression shall have the meaning set out below:

"Base Rate" in respect of any day the rate per annum which is equal to the base lending rate of Barclays Bank PLC as at close of business on that day;

Interpretation

Where this Appendix makes reference to the word "paragraph" then it shall be a reference to a paragraph in this Appendix unless the contrary is stated.

                                   SCHEDULE 8

                                   APPENDIX EE


             Reactive Power Market and Default Payment Arrangements

For the purposes only of paragraph 2 thereof, the contents of Schedule 5 to the Master Agreement and the Appendices thereto as varied from time to time shall be deemed to be incorporated herein as if the same were set out in full. Accordingly, NGC and the user hereby agree and undertake with each other ( so that such obligation of the user to NGC hereby created is held by NGC as trustee for the benefit of all other users now and in the future) that this Appendix shall not be capable of variation except as provided in paragraph 2 of Schedule 5 to the Master Agreement (as amended from time to time), and in respect of this Appendix the Clause headed "VARIATIONS" in this Supplemental Agreement shall have no effect. For the avoidance of doubt, the trust referred to above and hereby created shall apply only to the obligation on the User created by the above mentioned agreement and undertaking to NGC expressly set out in this Appendix and shall not prevent or restrict any agreement which may be entered into between NGC and the User amending or varying any part or parts of this Supplemental Agreement not being this Appendix.

                                   SCHEDULE 9


Part 1 - Type 1 Supplemental Agreements


Date                                 Ref                       Connection Site
----                                 ---                       ---------------
27 March 1997                        A/SWE/90/14-1EX           Abham
27 March 1997                        A/SWE/90/14-2EX           Alverdiscott
27 March 1997                        A/SWE/90/14-3EX           Axminster
27 March 1997                        A/SWE/90/14-4EX           Bridgwater
27 March 1997                        A/SWE/90/14-5EX           Exeter
27 March 1997                        A/SWE/90/14-6EX           Indian Queens
27 March 1997                        A/SWE/90/14-7EX           Iron Acton
27 March 1997                        A/SWE/90/14-8EX           Landulph
27 March 1997                        A/SWE/90/14-9EX           Melksham
27 March 1997                        A/SWE/90/14-10EX          Taunton


Part 2 - Type 2 Supplemental Agreements

FD2\X    - 1 -
Date                                 Ref                       Connection Site
N/A                                  N/A                       N/A


Part 3 - Type 3 Supplemental Agreements

FD2\X    - 1 -
Date                                 Ref           Sites of Connection
N/A                                  N/A           N/A


Part 4 - Type 4 Supplemental Agreements

FD2\X    - 1 -
Date                                 Ref           Sites of Connection
N/A                                  N/A           N/A

Part 5 - Type 5 Supplemental Agreements

Date                                 Ref             Sites of Connection
27 March 1997                        A/SW/90/14-11D   Various


Part 6 - Type 6 Supplemental Agreements

FD2\V    - 1 -
Date                                 Ref              Sites of Connection
N/A                                  N/A                   N/A

                               Dated 31 MARCH 1998




                          THE NATIONAL GRID COMPANY plc



                                       and



                                     OTHERS




                     ---------------------------------------

                                AGREEMENT TO VARY
                            the Master Connection and
                             Use of System Agreement
                     ----------------------------------------

                                TABLE OF CONTENTS


Clause                                                                     Page

1.       Interpretation

2.       Amendments

3.       Continuation of the Master Agreement

4.       Miscellaneous

5.       Entire Agreement

6.       RTPA


Schedules

1.       Users

2.       Transmission Users Group

         Appendix 1 - Form of Deed of Accession

         Appendix 2 - Form of TUG Constitution and Rules

THIS AGREEMENT TO VARY is made on the      31     day of  March   1998

BETWEEN:


(1) THE NATIONAL GRID COMPANY plc a company registered in England with number 2366977 and whose registered office is at National Grid House, Kirby Corner Road, Coventry CV4 8JY ("NGC"); and

(2) THE PERSONS whose names, registered numbers and registered offices are set out in Schedule 1 (each a "User").

WHEREAS:

(A) This Agreement is supplemental to and varies the Master Connection and Use of System Agreement dated 30th March 1990 made between NGC and the Users (the "Master Agreement'); and

(B) NGC and the Users have agreed to amend the Master Agreement on the terms and subject to the conditions set out below.

IT IS HEREBY AGREED:

1.       Interpretation

1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Master Agreement shall have the same respective meanings when used in this Agreement.

1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing or interpreting this Agreement.

2.       Amendments

2.1 The parties to this Agreement hereby agree that with effect from the date of this Agreement the Master Agreement shall be amended:

                  2.1.1 by the insertion of the following new definition in alphabetical order in Schedule 2 of the Master Agreement:

                                                     "TUG Party" means
                                                     each person admitted in the
                                                     capacity as such and for
                                                     the time being and from
                                                     time to time party to
                                                     Schedule 4 only in
                                                     accordance with the
                                                     provisions thereof, and
                                                     shall include any
                                                     successor(s) in title to,
                                                     or permitted assigns(s) of,
                                                     such person:

                  2.1.2 by the deletion of the definition of "Party" and by substitution with the following:

                                                     "Party " each
                                                     person for the time being
                                                     and from time to time party
                                                     to the Master Agreement
                                                     other than TUG Parties, and
                                                     shall include any
                                                     successor(s) in title to,
                                                     or permitted assign(s) of,
                                                     such person;

                  2.1.3 by the deletion of the expression "Electricity Supply Industry Arbitration Association" in Clauses 19.2.3(e), 19.11.3(e) and 26.1 of the Master Agreement and by substitution with the expression "Electricity Arbitration Association";

                 2.1.4 by the addition of a new Schedule 4 in the form set out in Schedule 2.

3.       Continuation of the Master Agreement

         The Master Agreement shall remain in full force and effect and this Agreement and the Master Agreement shall be treated as one document so that, upon the Master Agreement being amended pursuant to Clause 2, all references to the Master Agreement shall be treated as references to that agreement as amended by this Agreement.

4.       Miscellaneous

         The provisions of Clauses 22, 23, 24 and 26 to 30 inclusive of the Master Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.       Entire Agreement

5.1 Each party to this Agreement acknowledges that in entering into this Agreement on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement which is not expressly set out herein.

5.2 None of the parties to this Agreement shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in Clause
         5.1 (except in the case of fraud).

6.       RTPA

         Any restriction or information provision (each of those terms having the same meaning in this Clause as in the Restrictive Trade Practices Act 1976) contained in this Agreement or any provision contained in this Agreement adding to or extending any restriction or information provision contained in any agreement which is varied or amended by this Agreement, shall not take effect or shall cease to have effect:
                  (a) if a copy of this Agreement is not provided to the Department of Trade and Industry ("DTI") within twenty-eight days of the date on which this Agreement is made, or

                  (b) if, within twenty-eight days of the provision of that copy to the DTI, the DTI gives notices of objection to the party providing it.

IN WITNESS whereof the hands of the duly authorised representatives of the parties hereto the day and year first above written

FD2\V
                                   SCHEDULE 1

                                      Users


ABB Energy Development Company Limited
2688994
Carmelite
50 Victoria Embankment
Blackfriars
London EC4Y ODX

Accord Electric Limited
2869629
152 Grosvenor Road
London SW1V 3JL

AES Barry Limited
3135522
Burleigh House
17/19 Worple Way
Richmond
TW10 6AG

AES Tyneside Limited
3135543
Burleigh House
17/19 Worple Way
Richmond
TW10 6AG

AES Partington Limited
3210149
Burleigh House
17/19 Worple Way
Richmond
TW10 6AG

Amoco Power Resource (Europe) Ltd
3042173
Amoco House
West Gate
London
W5 1XL

Anglian Power Generators Limited
2488955
Wherstead Park
Wherstead
Ipswich
Suffolk IP9 2AQ

Barking Power Limited
2354681
Devonshire House
Mayfair Place
London W1X 5FH

British Gas Trading Ltd
3078711
Charter Court
50 Windsor Road
Slough
Berkshire SL1 2HA

British Nuclear Fuels plc
1002607
Risley
Warrington
Cheshire WA3 6AS

BOC Limited
337663
Chertsey Road
Windlesham
Surrey GU20 6HJ

BP Chemicals Limited
194971
Britannic House
1 Finsbury Circus
London
EC2M 7BA

Canatxx Energy Ventures Limited
2673604
Hillhouse International
PO Box 4
Thornton Cleveleys
Lancs
FY5 4QD

Candecca Resources Limited
953066
Welton Gathering Centre
Barfield Lane
Wragby Road
Sudbrooke
Lincolnshire LN2 2QU

CeltPower Limited
2656561
Tomen House
13 Charles II Street
London SWIY 4QT

Citigen (London) Limited
2427823
100 Thames Valley Park Drive
Reading
Berkshire RG6 1PT

Corby Power Limited
2329494
Five Chancery Lane
Clifford's Inn
London EC4A 1BY

Coryton Energy Company
FC20597
20 St. James Street
4th Floor
London
SW1A 1EJ

Cottam Development Centre Limited
3273552
53 New Broad Street
London
EC2M 1JJ

Crosfield Limited
00048745
Bank Quay
Warrington
Cheshire
WA5 1AB

Derwent CoGeneration Limited
2650621
Lansdowne House
Berkeley Square
London W1X 5DB

Eastern Electricity plc
2366906
Wherstead Park
Wherstead
Ipswich
Suffolk 1P9 2AQ

Eastern Merchant Generation Ltd
3116225
Wherstead Park
Wherstead
Ipswich
Suffolk IP9 2AQ

East Midlands Electricity plc
2366923
PO Box 444
Woodyard Lane
Wollaton
Nottingham
Nottinghamshire NG8 1EZ

Electricity Direct (UK) Limited
3174056
78, High Street
Lewes
East Sussex
BN7 1XF

Elm Energy and Recycling (UK) Limited
2516685
Elm Energy House
Ettingshall Road
Wolverhampton
West Midlands WV2 2LA

Energy Supply Contracts Limited
172268
One Great Tower Street
London EC3R 5AH

Enfield Energy Centre Limited
2796628
Concorde House
Concorde Way
Preston Farm Industrial Estate
Stockton-on-Tees
Cleveland TS18 3RB

Enron Gas and Petrochemicals Trading Limited
3003823
4 Millbank
London
SW1P 3ET

Fellside Heat and Power Limited
2614535
Fellside Lodge
Seascale
Cumbria CA20 1PG

Fibrogen Limited
2547498
38 Clarendon Road
London W11 3AD

Fibropower Limited
2234141
38 Clarendon Road
London W11 3AD

First Hydro Company
2444277
Bala House
Lakeside Business Village
St Davids Park
Deeside
Clwyd CH5 3XJ

Flotilla Power (UK) Limited
2880635
4 Millbank
London SW1P 3ET

Grovehurst Energy Limited
2197516
UK Paper House
Kemsley
Sittingboume
Kent ME10 3ET

Humber Power Limited
2571241
South Humber Bank Power Station
South Marsh Road
Stallingborough
North East Lincolnshire
DN37 8BZ

Impkemix Energy Limited
2076043
The Heath
Runcom
Cheshire WA7 4QF

Independent Energy UK Limited
3033406
30 Aylesbury Street
London EC1R 0ER

Indian Queens Power Limited
2928100
Burleigh House
17/19 Worple Way
Richmond
TW10 6AG

International Generating Company Limited
3039100
Springside House
Tinwell
Stamford
PE9 3UQ

Joint European Torus (JET), Joint Undertaking (a Joint Undertaking within the meaning of Chapter V of the Treaty establishing the European Atomic Energy Committee) Culham Abingdon Oxfordshire OX14 3EA

Keadby Developments Limited
2691516
Keadby Power Station
PO Box 89
Keadby
Scunthorpe
North Lincolnshire DN17 3AZ

Keadby Generation Limited
2729513
Keadby Power Station
PO Box 89
Keadby
Scunthorpe
North Lincolnshire DN17 3AZ

Kent Power Limited
2723303
100 Thames Valley Park Drive
Reading
Berkshire RG6 1PT

Kingsnorth Power Limited
2675504
Chancery House
53164 Chancery Lane
London WC2A 1QU

Lakeland Power Limited
2355290
Roosecote Power Station
Roosecote Marsh
Barrow in Furness
Cumbria LA13 0PQ

London Electricity plc
2366852
Templar House
81-87 High Holborn
London WC1V 6NU

Magnox Electric plc
2264251
Berkeley Centre
Berkeley
Gloucestershire GL13 9PB

Manweb plc
2366937
Manweb House
Chester Business Park
Wrexham Road
Chester CH4 9RF

Manweb Services Limited
2631510
Manweb House
Kingsfield Court
Chester Business Park
Chester
CH4 9RF

Medway Power Limited
2537903
Burleigh House
17/19 Worple Way
Richmond
Surrey TW10 6AG

Midlands Electricity plc
2366928
Mucklow Hill
Halesowen
West Midlands B62 8BP

Midlands Power (LTK) Limited
2251099
Mucklow Hill
Halesowen
West Midlands B62 8BP

National Power PLC
2366963
Windmill Hill Business Park
Whitehill Way
Swindon
Wiltshire SN5 6PB

National Power (Cogeneration Trading) Limited
2745602
Windmill Hill Business Park
Whitehill Way
Swindon
Wiltshire SN5 6PB

Norsk Hydro (U.K.) Limited
841421
Bridge House
69 London Road
Twickenham
Middlesex TW1 1RH

Northern Electric plc
2366942
Carliol House
Market Street
Newcastle upon Tyne
Tyne & Wear  NE1 6NE

NORWEB plc
2366949
PO Box 14
410 Birchwood Boulevard
Warrington
Cheshire WA3 7GA

Nuclear Electric Limited
3076445
Barnett Way
Barnwood
Gloucester GL4 3RS

Peterborough Power Limited
2353599
Wherstead Park
Wherstead
Ipswich
Suffolk IP9 2AQ

PowerGen plc
2366970
53 New Broad Street
London EC2M 1JJ

Railtrack plc
2904587
Railtrack House
Euston Square
London
NW1 2EE

Regional Power Generators Limited
2352390
Wetherby Road
Scarcroft
Leeds LS14 3HS

Rocksavage Power Company, Ltd.
FC 18868
Maples & Calder, Ugland House
PO Box 309
George Town
Grand Cayman
Cayman Islands
British West Ind.

SaltEnd Cogeneration Company
3274949
Britannic House
I Finsbury Circus
London
EC2M 7BA

Savage Land Limited
3145444
20 St James's Street
London
SW1A 1ES

Scottish Hydro-Electric plc
SC117119
10 Dunkeld Road
Perth PH1 5WA

Scottish Power plc
Sc117120
1 Atlantic Quay
Glasgow G2 8SP

Seabank Power Limited
2591188
Severn Road
Hallen
Bristol
BS10 7SP

SEEBOARD plc
2366867
Forest Gate
Brighton Road
Crawley
West Sussex RH11 9BH

Shell Power Limited
2559630
Shell Mex House
Strand
London WC2R ODX

Siemens plc
727817
Siemens House
Oldbury
Bracknell
Berkshire
RG12 8FZ

Slough Energy Supplies Limited
2474514
234 Bath Road
Slough
Berkshire SL1 4EE

South East London Combined Heat and Power Limited
2489384
37-41 Old Queen Street
London
SW1H 9JA

Southern Electric plc
2366879
Southern Electric House
Westacott Way
Littlewick Green
Maidenhead
Berkshire SL6 3QB

Southern Energy (UK) Generation Limited
3321733
200 Aldersgate Street
London
EC1A 4JJ

South Wales Electricity plc
2366985
Newport Road
St Mellons
Cardiff
South Glamorgan CF3 9XW

South Western Electricity plc
2366894
800 Park Avenue
Aztec West
Almondsbury
Bristol
BS12 4SE

Sutton Bridge Power
2586357
4. Millbank
London
SW1P 3ET

Teesside Power Limited
2464040
4 Millbank
London SW1P 3ET

The Renewable Energy Company Limited
3043412
Stroud House
Russell Street
Stroud
Gloucestershire
GL5 3AN

Tyne Property Development Limited
1194995
Siemens House
Oldbury
Bracknell
Berkshire
RG12 8FZ

UK Electric Power Limited
2844010
Williams Denton Jones
Glamaber
Bangor
Gwynedd  LL57 2DY

 FD2\W    - 1 -
UML Limited
661900
Thermal Road
Bromborough
Wirral
Merseyside L62 4XG

Wainstones Power Limited
3462783
Pickfords Wharf
Clink Street
London SE1 9DF

Yorkshire Electricity Group plc
2366995
Wetherby Road
Scarcroft
Leeds LS14 3HS

  SCHEDULE 2

                     New Schedule 4 to the Master Agreement
                            Transmission Users Group

1.       Introduction

1.1 In this Schedule the following expressions shall bear the following meanings:

                                 "Industry Party" has the meaning given to that
                                   expression in the TUG Constitution;

                                  "New TUG Party"  means any  person  who
                                  applies to be admitted in the capacity of TUG Party and who is an Industry Party and who is not already a Party at the time of application;

                                  "Representative" has the meaning
                                  given to that expression in the TUG
                                   Constitution;

 "Transmission Users Group"
                                  or "TUG" means the group established pursuant to paragraph 4 of this Schedule;

                                  "TUG Confidential
                                  Information" means all data
                                  and other information
                                  supplied to a Party or a
                                  TUG Party by another Party
                                  or TUG Party under the
                                  provisions of this
                                  Schedule;

                                  "TUG Deed of Accession"
                                  means a deed in, or
                                  substantially in, the form
                                  set out in Appendix 1 to
                                  this Schedule as amended
                                  from time to time in
                                  accordance with the terms
                                  of this Agreement; and "TUG
                                  Constitution" means the
                                  constitution and rules of
                                  the Transmission Users
                                  Group in the form set out
                                  in Appendix 2 to this
                                  Schedule as amended from
                                  time to time in accordance
                                  with the term of this
                                  Agreement and the TUG
                                  Constitution.

1.2 Without prejudice to the terms of paragraph 8 the Parties and the TUG Parties expressly agree and acknowledge that the expression "TUG Party" shall not be capable of amendment without the consent of TUG Parties, but that any word or expression which is not defined in paragraph 1.1 but which is a definition for the purposes of this Agreement and is used primarily for parts of this Agreement other than this Schedule shall, subject to paragraph2.3 and without prejudice to paragraph 2.5, be capable of being amended without such consent notwithstanding that it may also be used in this Schedule.

2.       Amendments and Modifications

2.1      Obligations

                  2.1.1 The Parties and TUG Parties expressly acknowledge and agree that each TUG Party is bound only to the extent of the obligations which are expressly set out or referred to in this Schedule (including those provisions incorporated herein by reference in paragraph 5) and not by any other provision of this Agreement.

                  2.1.2 Each TUG Party agrees to comply with the provisions of this Schedule (including those provisions of this Agreement incorporated herein by reference in paragraph 5).

                  2.1.3 The Parties and TUG Parties further expressly agree that any TUG Party shall be conferred only with such rights in respect of this Agreement as are expressed to be conferred on it as TUG Party pursuant to provisions which are expressly set out in this Schedule (including those provisions incorporated herein by reference in paragraph 5).

                  2.1.4 References in this paragraph 2.1 to this Schedule shall include references to this Schedule as varied, modified or supplemented from time to time in accordance with the terms of this Agreement.

2.2      Consent

         The consent or agreement of any TUG Party shall not be required to any modification, abrogation, amendment or suspension of any provision of this Agreement which is not expressly set out in this Schedule (and for this purpose the provisions of this Agreement incorporated herein by reference in paragraph 5 shall be deemed to be not set out in this Schedule). Each TUG Party hereby irrevocably waives any rights which it might be considered or held to have to consent or agree to any such modification, abrogation, amendment or suspension.

2.3      Authorisation to amend

         Without prejudice to paragraphs 2.1, 2.2 and 2.5 each TUG Party hereby unconditionally and irrevocably authorises and instructs NGC to sign on its behalf amending agreements to this Agreement, to execute any agreement which modifies, abrogates, amends or suspends any provision of this Agreement in circumstances where such TUG Party's consent or approval is not required, and undertakes not to withdraw, qualify or revoke such authority and instruction at any time.

2.4      Notification

         NGC shall notify each TUG Party forthwith of all amendments, modifications, abrogations and suspensions which are made to this Agreement for which the consent or agreement of such TUG Party is not required.

2.5      Appeal to Director

                  2.5.1 Where any TUG Party considers that any modification, abrogation, amendment or suspension proposed to be made to any provisions of the Agreement in respect of which the consent or approval of a TUG Party is not required (pursuant to paragraph 2.2) would have a material adverse effect on its rights and liabilities as a TUG Party as set out in this Schedule (the "proposed change"), it shall have the right in the prescribed time limits to refer the matter in writing to the Director (such referral to be copied to NGC, each Party and each TUG Party) who shall determine, taking into account the views of Parties, whether such proposed change has a material adverse effect on the basis of TUG Parties as a group. The Director shall not have locus standi to consider any perceived or actual prejudice to an individual TUG Party. The Director's determination shall be final and binding for all purposes.

                  2.5.2 For the purposes of enabling a TUG Party to appeal to the Director in accordance with the terms of paragraph 2.5.1, NGC shall give all TUG Parties and the Director notice of the proposed change at least 14 clear days prior to the implementation of the proposed change in accordance with the provisions of this Agreement.

                  2.5.3 If an appeal to the Director against a proposed change is made within 14 days after notification by NGC pursuant to paragraph 2.5.2, the change shall not come into effect until the determination of the Director has been made in accordance with the terms of paragraph 2.5.4 or paragraph 2.5.5 applies. If no appeal is made within the said 14 days, the change shall come into effect on the expiry of that period.

                  2.5.4 The Director shall within 28 days of receipt of a referral pursuant to paragraph 2.5.1, or such longer period as shall be agreed in writing by the Director and NGC, make the determination referred to therein giving supporting reasons and:
                                    (a) if the determination of the Director is
                           that the proposed change does not have a material adverse effect upon the rights and liabilities as set out in this Schedule of the TUG Parties as a group, then the proposed change shall come into effect in accordance with the provisions of this Agreement;

                                    (b) if the determination of the Director is
                           that the proposed change does have a material adverse effect upon the rights and liabilities as set out in this Schedule of the TUG Parties as a group, the Director shall require that the proposed change does not come into effect and in which case such proposed change shall not come into effect; and

                                    (c) if the Director determines that a
                           proposed change is not to come into effect pursuant to paragraph 2.5.4(b), the Director shall have no authority to require any modifications to the proposed change to obviate or mitigate such material adverse effect or to require any other change.

                  2.5.5 If the Director does not make his determination within 28 days of receipt of a referral or, such other period as shall have been agreed in writing by the Director and NGC, in accordance with the terms of paragraph 2.5.4, the proposed change shall come into effect in accordance with the provision of this Agreement.

3.       TUG Parties

3.1 The Parties and TUG Parties shall admit a New TUG Party as an additional party for the purposes of this Schedule only, on the terms set out in paragraph 2. Such admission shall take effect by way of a TUG Deed of Accession prepared by NGC at the expense and cost of the New TUG Party and to be executed by NGC for itself and on behalf of all other Parties and TUG Parties. Upon execution and delivery of the TUG Deed of Accession by NGC and the New TUG Party and subject to the terms and conditions of that TUG Deed of Accession, the New TUG Party shall. for the purposes of this Schedule only, on the terms set out in paragraph 2, become a TUG Party.

3.2 Each Party and each TUG Party hereby authorises and instructs NGC to execute any such TUG Deed of Accession on its behalf and undertakes not to withdraw, qualify or revoke any such authority or instruction at any time.

3.3 NGC shall promptly notify all Parties and all TUG Parties in writing that the New TUG Party has become a TUG Party .

3.4 In addition to the provisions of paragraph 6, a TUG Party shall cease to be a TUG when it accedes to this Agreement as a Party.

4.       Establishment of the Transmission Users Group

         4.1 Each Party and each TUG Party hereby agrees to the establishment of the Transmission Users Group upon the terms and subject to the conditions of this Agreement and the TUG Constitution and agrees to comply with the provisions of the TUG Construction.

5.       Incorporation by reference

5.1 The provisions of Clauses 1, 15, 20 to 24 inclusive and 26 to 30 inclusive of this Agreement shall be deemed to be incorporated into this Schedule 4 mutatis mutandis as if each reference therein to the word "Party" were a reference to the words "Party and TUG Party" and each reference therein to the word "Parties" were to the words "Parties and TUG Parties".

5.2 For the avoidance of doubt, the provisions of Clauses 2 to 14 inclusive, 16 to 19 inclusive and 25 shall not be regarded as incorporated into this Schedule and shall not apply to this Schedule.
6.       Duration and Termination

6.1 A TUG Party shall automatically cease to be a TUG Party upon ceasing to be an Industry Party.

6.2 A Party (other than NGC) which is not an Industry Party shall not be bound by this Schedule and shall have no rights or obligations in relation to this Schedule. A Party which ceases to be an Industry Party shall automatically cease to be bound by this Schedule and shall have no rights or obligations in relation to this Schedule.

6.3 A person ceasing to be a TUG Party (including under paragraph 3.4) shall not affect any rights or obligations of such TUG Party which may have accrued to the date of termination or expiry and shall not affect any continuing obligations of any TUG Party under this Agreement.

6.4 A Party ceasing to be bound by the provisions of this Schedule in accordance with paragraph 6.2 shall not affect any rights or obligations of such Party which may have accrued to the date on which it ceased to be an Industry Party and shall not affect any continuing obligations of any Party under this Agreement.

6.5 Following termination of this Agreement paragraph 7 shall remain in full force and effect.

7.       Confidentiality

7.1 Each Party and each TUG Party (each an "Obligor") hereby undertakes with each other Party and each other TUG Party that it shall preserve the confidentiality of. and not directly or indirectly reveal, report, publish, disclose, transfer or use for its own purposes. TUG Confidential information except:

         7.1.1 in the circumstances set out in paragraph 7.2: or

         7.1.2 to the extent otherwise expressly permitted by this Schedule; or

          7.1.3 with the prior  consent in writing of the other  Parties and
                TUG  Parties  to  whose   affairs   such  TUG   Confidential
                Information relates.

7.2      The circumstances referred to in paragraph 7.1 are:

                  7.2.1 where the TUG Confidential Information is in the public domain before it is furnished to the Obligor; or

         7.2.2 where the TUG Confidential Information after it is furnished to the Obligor:

               (a) is acquired by the Obligor in circumstances to which this paragraph 7 does not apply;

               (b) is acquired by the Obligor in circumstances to which this paragraph 7 does apply but then ceases to be subject to the restrictions imposed by paragraph 7; or

               (c)  enters the public domain.

                           and in any case otherwise than as a result of (i) a
                  breach by the Obligor of its obligations in this paragraph 7 or (ii) a breach by the person who disclosed that TUG Confidential Information of that person's confidentiality obligation and the Obligor is aware of such breach; or

                  7.2.3 if the Obligor is required or permitted to make disclosure of the TUG Confidential Information to any person:

                    (a) in compliance with the duties of the Obligor under the Act or any other requirements of a Competent Authority; or

                    (b) in compliance with the conditions of any Licence or any document referred to in any Licence with which the Obligor is required to comply; or

                    (c)  in compliance with any other requirement or law; or

                    (d) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

                  (e) pursuant to the Arbitration Rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to the Obligor; or

                    (f) in compliance with the requirements of Section 35 of the Act and with the provisions of the Fuel Security Code; or

                  7.2.4 if the Obligor makes disclosure of the TUG Confidential Information to its employees, directors, agents, consultants and professional advisers in each case on the basis set out in paragraph 7.3; or

                  7.2.5 if the Obligor makes disclosure of the TUG Confidential Information in circumstances where it is expressly permitted or required to disclose that information under the terms of any agreement or arrangement (including this Agreement) with the party to whose affairs such TUG Confidential Information relates.

7.3 The Obligor shall adopt procedures within its organisation (applicable to (without limitation) its employees and directors) for ensuring the confidentiality of TUG Confidential Information which it is obliged to preserve as confidential under paragraph 7. 1. These procedures shall include, but shall not necessarily be limited to:

                  7.3.1 TUG Confidential Information will be disseminated within the Obligor only on a "need to know" basis.

                  7.3.2 agents, consultants and professional advisers of the Obligor in receipt of TUG Confidential Information will be made fully aware of the Obligor's obligations of confidence in relation thereto and enter into similar confidentiality undertakings as are given by the Obligor under this paragraph 7; and

                  7.3.3 any copies of the TUG Confidential Information whether in hard copy or computerised form will clearly identify the TUG Confidential Information as confidential.

7.4 The provisions of this paragraph 7 shall continue to bind a person after its cessation as a Party or a TUG Party (as the case may be) for whatever reason.

8.       Variations

8.1 Subject to the terms of paragraphs 8.2 and 8.3, no variations to this Schedule (including, without limitation, this paragraph 8) shall be effective unless made in writing and signed by and on behalf of all Parties and all TUG Parties. The Parties and the TUG Parties shall effect any amendment required to be made to this Schedule by the Director as a result of a change in the Transmission Licence or an order or direction made pursuant to the Act or a Licence and each Party and each TUG Party hereby authorises and instructs NGC to make any such amendment on its behalf and undertakes not to withdraw, qualify or revoke such authority or instruction at any time.

8.2 Subject to the terms of paragraph 8.4, all variations to the TUG Constitution shall be made in accordance with the terms of paragraph
         14.8 of the TUG Constitution or any other relevant provision of the TUG Constitution from time to time providing for amendments of the TUG Construction. Each Party and each TUG Party hereby authorises and instructs NGC to make and to sign any amendment on its behalf which are approved pursuant to the terms of the TUG Constitution and undertakes not to withdraw, qualify or revoke such authority or instruction at any time.

8.3 Notwithstanding. the term of paragraph 1.2 the meanings of the expressions "Industry Party" and "Representative" which are primarily defined in the TUG Constitution shall only be amended in accordance with the provisions of the TUG Constitution.

8.4 In the event of any inconsistency between the provisions of the TUG Constitution and the Agreement, the provisions of the Agreement shall prevail.

9.       Ratification

         Each of the Parties and the TUG Parties hereby ratifies the appointment of those individuals listed in Appendix 1 of the TUG Construction (in its form when first brought into effect) as the first officers and Representatives of the Transmission Users Group and expressly acknowledge and agree that those individuals are Representatives and officers of the Transmission Users Group duly appointed in accordance with the terms of the TUG Constitution.

10.      Indemnities

10.1 Subject to the terms of paragraphs 10.2 and 10.3, each Party and each TUG Party (in their respective capacities as Industry Parties) expressly acknowledges and agrees that it shall indemnify and keep indemnified the Representative by whom it is represented as provided in paragraph 6.1 of the TUG Constitution (and, if more than one, as between the relevant Parties and TUG Parties rateably in proportion to their weighted voting rights as provided in paragraph 14.6 of the TUG Constitution) from and against any and all costs (including legal costs), charges, expenses, damages, or other liabilities properly incurred or suffered by the Representative in relation to the Transmission Users Group or his office as a Representative or the due exercise by him of his powers, duties and responsibilities as a Representative under this Agreement and the TUG Constitution and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of obligation, duty or trust by such a Representative.

10.2 Where a Representative represents more than one Industry Party, each Party and each TUG Party (in their respective capacities as Industry Parties) who is represented by such Representative agrees to indemnify such Representative on a joint and several basis in accordance with the terms of paragraph 10. l.

10.3 Each Party and each TUG Party shall upon the request of any Representative by whom the Party or TUG Party is represented. provide to such Representative a written deed of indemnity reflecting the terms of this paragraph 10.

                                   Appendix 1
                            Form of Deed of Accession

THIS DEED OF ACCESSION is made on [     ]

BETWEEN:

(1) [ ], a company incorporated [with limited liability] under the laws of [ ] (registered number) and having its registered [principal] office at
         [ ] (the "New TUG Party"); and

(2) The National Grid Company plc ("NGC") on behalf of all the parties to the Master Agreement referred to below.

WHEREAS:

(A) By an agreement dated 30th March 1990 (the "Master Agreement") made between The National Grid Company plc and the Users (as named therein) (as amended, varied, supplemented and modified) the parties thereto agreed to establish a contractual framework between NGC and the Users pursuant to which supplemental agreements would be entered into providing for (inter alia) connection to NGC's Transmission System and the payment of certain charges.

(B) By paragraph 3 of Schedule 4 to the Master Agreement additional parties may be admitted to that Agreement for the purposes of, and only to be bound by and conferred rights in accordance with, Schedule 4 thereto in the capacity of TUG Party; and

(C) The New TUG Party is not a Party or a TUG Party and has requested that it be admitted as a TUG Party pursuant to paragraph 3 of Schedule 4 to the Master Agreement and each of the Parties and TUG Parties hereby agrees to such admission.

NOW IT IS HEREBY AGREED as follows:

1 . Unless the context otherwise requires, words and expressions defined in the Master Agreement used for the purposes of Schedule 4 to the Master Agreement shall bear the same meanings respectively when used herein.

2. NGC (acting on behalf of each of the Parties and TUG Parties) hereby admits the New TUG Party as an additional TUG Party under Schedule 4 to the Master Agreement on the terms and conditions hereof and with effect from [insert effective date of admission].

3. The New TUG Party hereby accepts its admission as a TUG Party and undertakes with NGC (acting on behalf of each of the Parties and TUG Parties) to perform and to be bound by the terms and conditions of
         Schedule 4 to the Master Agreement as a TUG Party as from the [insert effective date of admission].

4. For all purposes in connection with the Master Agreement the New TUG Party shall as from the [insert effective date of admission] be treated including for the purposes of paragraph 2 of Schedule 4 to the Master Agreement as if it had been a signatory of the Master Agreement as a TUG Party and as if this Agreement were part of the Master Agreement. and the rights and obligations of the Parties and TUG Parties shall be construed accordingly.

IN WITNESS whereof this document has been duly executed and delivered as deed the day and year first above written.

EXECUTED as a DEED by
[NEW TUG PARTY]

 .............................................
Director

 .............................................
Director/Secretary

Notice details (Clause 23 of the Master Agreement as incorporated into Schedule 4 thereto by paragraph 5 thereof).

Address:
Telex number:
Facsimile number:
Attention:

EXECUTED as a DEED by
THE NATIONAL GRID COMPANY PLC for and on behalf of each of the Parties (including TUG Parties) to the Master Agreement

 ...............................................
Director

 ...............................................
Director/Secretary

                                   Appendix 2
                       Form of TUG Constitution and Rules

                          THE TRANSMISSION USERS GROUP


                             CONSTITUTION AND RULES

                                TABLE OF CONTENTS

Paragraph                                                                 Page

1.       Name of the Group

2.       Definitions and Interpretation

3.       Constitution

4.       Objects and Powers

5.       Membership

6.       Appointment of Representatives

7.       Chairman

8.       Secretary

9.       Alternates

10.      Vacation of Office

11.      Meetings

12.      Notice of Meetings

13.      Proceedings at Meetings and Quorum

14.      Representation, Voting and Resolutions

15.      Minutes

16.      Sub Committees and Working Groups

Appendices

1. List of first Chairman, Secretary and Representatives of the Transmission Users Group

2.       Part 1 - Industry Party Representatives Election Procedure
         Part 2 - Appointment of Consumer Party Representatives

3.       Calculation of Industry Party Votes

4.       Form of Consumer Party Representatives Confidentiality Letter of
         Undertaking

                          The Transmission Users Group

1.       Name of the Group

         The Group shall be called the "Transmission Users Group".

2.       Definitions and Interpretation

2.1 The following words and expressions shall have the following meanings in this Constitution and Rules:

                      "Ancillary Service" has the
                      meaning given to that phrase in the Grid Code;

                      "Chairman"  means the
                      person appointed to be Chairman from time to time pursuant to paragraph 7. 1 the Vice Chairman when acting as Chairman, and a Representative appointed to be Chairman of a Meeting of the Group pursuant to paragraph 7.2;

                      "Constitution"  means the
                      constitution and rules of the Group as set out herein, as may be amended from time to time in accordance with the terms of the Master Agreement;

                      'Consumer Party" means any body
                      which. from time to time is included on the list drawn up by the Chairman pursuant to Part 2 of Appendix 2;

                      "Consumer Party
                      Representative"  means a
                      representative appointed in accordance with paragraph
                      6.3 and who has entered into a Letter of Undertaking;

                      "Domestic Consumer"  means a customer
                      supplied or to be supplied at premises used by him wholly or mainly for domestic purposes;

                      "Externally Interconnected Party " has the meaning given to that phrase in the Grid Code;

                      "External Pool Members" has the meaning given to that phrase in the Grid Code;

                      "Generator"  has the
                      meaning given to that phrase in the Grid Code;

                      "Grid Code Review Panel" has the meaning given to that phrase in the Grid Code;

                      "Group" means the
                      Transmission Users Group;

                      "lndustry Party" means each person
                      who is one or more of the following:-

                      (a)      Generator;
                      (b)      Public Electricity Supplier;
                      (c)      Second Tier Supplier;
                      (d)      Non Embedded Customer;
                      (e)      Externally Interconnected Party;
                      (f)      External Pool Member;
                      (g)      Provider of Ancillary
                               Services not otherwise included in the above list;

                    and who:

                     has had
                     votes allocated to it on
                     1st April of the applicable
                     TUG Year as a result of the
                     vote allocation procedure
                     carried out in accordance
                     with paragraph 6 of the
                     Constitution;

                     continues to
                     be within one or more of the categories within the list in (a) to (g) above during the applicable TUG Year; and

                     has agreed
                     to be bound by the
                     provisions relating to the
                     Group contained in Schedule
                     4 of the Master Agreement
                     or when admitted as a Party
                     or TUG Party will become
                     bound by the provisions
                     relating to the Group
                     contained in Schedule 4 of
                     the Master Agreement
                     without having to satisfy
                     any further conditions;

                     "Industry Party Group"
                     means in relation to any
                     Industry Party that
                     Industry Party and any
                     affiliate (as defused in
                     the Pooling and Settlement
                     Agreement) and related
                     undertaking (as defined in
                     the Pooling and Settlement
                     Agreement) of that Industry
                     Party which is itself an
                     Industry Party;

                     "Industry Party
                     Representative" means a
                     representative  appointed in  accordance  with  paragraph
                     6.1;

                     "Interested Party" means
                     both Consumer Parties and
                     Industry Parties;
                     'Interested Parties'
                     Meeting" means the annual
                     meeting referred to in
                     paragraph 11.3 to which
                     Interested Parties, NGC and
                     Non-Voting Representatives
                     may attend;

                     "Letter of Undertaking" means a letter of undertaking to be signed by each Consumer
                     Representative in the form set out in Appendix 4;

                     "Master Agreement"
                     means the Master Connection
                     and Use of System Agreement
                     dated 30 March 1990 as
                     amended from time to time;

                     "NGC Representative"  means  a
                     representative  appointed in  accordance  with  paragraph
                     6.4;

                     "Nomination Form"  means the form of
                     that name referred to in paragraph 4 of Part 1 of Appendix 2;

                     "Non-Embedded Customer" has the meaning given to that phrase in the Grid Code;

                     "Non-Voting Representative" means a
                     representative referred to in paragraph 5.1.3;

                     "Representative"  means either an
                     Industry Party Representative, a Consumer Party Representative,, the NGC Representative or a Non-Voting Representative, or all or some as the context requires;

                     "Second Tier Suppliers" has the meaning
                     given to that phrase in the Grid Code;

                     " Secretary "  means the
                     person duly appointed from time to time pursuant to paragraph 8;

                     "TUG Issues"  means the
                     objects of the Group as set out in paragraph 4;

                     "TUG Year"  means a
                     year beginning on I April each year;

                     "Vice Chairman"   means the person
                     appointed to be Vice Chairman from time to time pursuant to paragraph 7.3;

                     "Voting Paper"  means the paper of
                     that name referred to in paragraph 8 of Part 1 of Appendix 2; and

                     "Voting Representative" means a
                     representative referred to in paragraph 5.1.2.

2.2 Except as otherwise provided herein and unless the context otherwise admits, words and expressions used herein shall have the same meaning as defined in the Pooling and Settlement Agreement or the Master Agreement. In the event of conflict the definition used in the Master Agreement will prevail.

2.3 Words importing the singular only also include the plural and vice versa where the context requires. Words importing the masculine only also include the feminine.

2.4 Headings and titles shall not be taken into consideration in the interpretation or construction of the words and expressions used herein.

2.5 Unless the context otherwise requires. references in this Constitution to a particular paragraph or Appendix shall be a reference to that paragraph or Appendix in this Constitution.
3.       Constitution

         The Group is a standing body established pursuant to the Master Agreement to deal with TUG Issues.

4.       Objects and Powers

4.1 The object of the Group shall be to meet to consider and/or discuss electricity transmission related issues.

4.2      The Group shall also have the following powers:

       4.2.1 to consider the adoption of issues which other bodies (including the Executive Committee (PEC) and the Grid Code
       Review Panel) may offer to it, or agree to pass to it, and the mechanics of such adoption;

       4.2.2    to amend the Constitution of the Group from time to time; and

       4.2.3 to consider whether the Group should request other bodies to adopt TUG Issues which it would like to refer to such other bodies.

5.       Membership

5.1 The Group shall consist of:

         5.1.1    officers

                  (a)      a Chairman; and

                  (b)      a Secretary.

         5.1.2    Voting Representatives

               (a) not more than 15 Industry Party Representatives appointed in accordance with paragraph 6.1; and

               (b) not more than 3 Consumer Party Representatives appointed in accordance with paragraph 6.3.

         5.1.3    Non-Voting

                  (a)      1 observer nominated by the Executive Committee
                          (PEC);

                  (b)      1 observer nominated by the Director; and

                  (c) 1 observer nominated by the Grid Code Review Panel.

         5.1.4      NGC Representative

                  Not more than 1 NGC Representative.

         5.2 Experts may also attend meetings of the Group in accordance with the provisions of paragraph 14.3. --------

5.3 A list of the first Representatives, the Chairman and the Secretary of the Group i@@ set out in Appendix 1. A revised copy of Appendix 1 will be circulated to Representatives and to the Chairman as soon as reasonably practicable following any change. and the revised Appendix 1 will replace the then existing Appendix 1. Any revision of Appendix I to reflect changes to Representatives or the Chairman will be deemed not to be an amendment to the Constitution pursuant to paragraph 14.

5.4 No person other than an individual shall be appointed a Representative (or alternate) or the Chairman. An individual shall not be appointed as a Voting Representative if he is an employee or officer of or a person acting exclusively for a company or other entity (whether or not a corporate body) which already has a Voting Representative on the Group or if his appointment as a Voting Representative would result in the Group consisting of two or more Voting Representatives from she same Industry Party Group.

6.       Appointment of Representatives

6.1      Industry Part,,, Representatives

         Industry Party Representatives will be elected in accordance with the election procedure set out in Part I of Appendix 2. which election shall be conducted by NGC. The Group will review and amend as necessary from time to time the election procedure set out in Part I of Appendix 2 in relation to Industry Parry Representatives and will in any event carry out such a review not earlier than 12 months but no later than 24 months of the Group being established.

6.2      Representative's Constituents

         6.2.1    An Industry Party Representative shall:-

                                            6.2.1.1 in the case of Industry
                                    Party Representatives who have been elected pursuant to Part 1 of Appendix 2. represent the interests of:

          (a) all the Industry Parties on whose Voting Paper he was the highest placed preference amongst those elected in accordance with paragraph 8 of Part I of Appendix 2; and

          (b) in the case of those Industry Parties who did not express a preference for any elected Representative, those who have subsequently selected such Representative as their choice pursuant to paragraph 6.2.2.

6.2.1.1 in the case of Industry Party Representatives who (as a result of there being 15 or fewer than 15 nominations received) have been appointed pursuant to paragraph 7.1 of Part 1 of Appendix 2. represent the interests of:-

          (a) all the industry Parties who nominated him in accordance with paragraph 6 of Part 1 of Appendix 2; and

          (b)  in the  case  of  those  Industry  Parties  who  did  not  make a
               nomination.   those   who   have   subsequently   selected   such
               representative as their choice pursuant to paragraph 6.2.2.

6.2.2 In the event that an Industry Party did not:

6.2.2.1 express a preference for any elected Industry Party Representative, or

6.2.2.2  nominate  an  industry  Party  Representative   appointed  pursuant  to
 paragraph 7.1 of Part 1 of Appendix 2 (as the case may be),

                   that Industry Party may choose subsequently to select
                  one of the elected or appointed (as the case may be) Industry Party Representatives to be its Representative in accordance with paragraph 7.3 or 10 (as the case may be) of Part I of Appendix 2. If it does not so select one of the elected or appointed (as the case may be) Industry Party
Representatives, then it shall not be represented.
6.2.3 An Industry Party Representative cannot refuse to represent an Industry Party who selects him under paragraphs 6.2.1 and 6.2.2.

6.3      Consumer Party Representatives

         Consumer Party Representatives (one of whom must represent the interests of Domestic Consumers and no more than 2 may represent the. interests of other consumers) will be appointed in accordance with Part 2 of Appendix 2, which procedure shall be conducted by the Chairman. No person (including, for the avoidance of doubt, Industry Parties and Representatives) shall be entitled to make any claim for compensation or damages or any other relief whatsoever against NGC as a result of NGC performing its obligations in accordance with paragraph 1 of Part 2 of Appendix 2. The Group will review and amend as necessary from time to time the selection procedure set but in Part 2 of Appendix 2 in relation to Consumer Party Representatives and will in any event carry out such a review not earlier than 12 months but no later than 24 months of the Group being established.

6.4      NGC Representative

         NGC will. from time to time. appoint a person to act as the NGC Representative and shall have the power to remove such person so appointed. Any appointment or removal of the NGC Representative shall be effected by notice in writing and delivered to the Secretary or tendered at a meeting of the Group.

6.5      Non-Voting Representatives

         Non-Voting Representatives are those listed in paragraph 5.1.3. Each Non-Voting Representative may attend meetings of the Group, and may speak, but cannot vote.

6.6      Appeal/Audit of election/selection procedure for Representatives

         If any Interested Party believes that the procedures set out in Parts I or 2 (as the case may be) of Appendix 2 have not been followed correctly to a significant extent it may ask the Chairman appointed pursuant to paragraph 7.1 to investigate. If. following, investigation (which shall take such form as the Chairman decides) the Chainnan believes there are grounds for further investigation, the Chairman shall appoint a suitable external person or body to carry out further investigation. The Chairman shall carry out such investigation as expeditiously as is reasonably practicable. In any event, the Chairman shall report on the progress of such investigation at the next meeting of the Group following a request by any Interested Party to investigate and subsequent meetings of the Group if necessary.

6.7     Findings of A1212eal/Audit  of  Election/Selection   Procedure  for
        Representatives

         If, as a result of an investigation carried out under paragraph 6.6 above it is found:-

6.7.1    that the number of votes allocated to Industry Parties is incorrect: or

                  6.7.2 that as a result of an incorrect allocation of votes between Industry Parties or a miscalculation of votes. an Industry Party Representative would have not been elected had the votes been allocated or calculated correctly; or

                  6.7.3 that the procedure for the selection of Consumer Party Representatives had not been followed correctly to a significant extent,

         then the Representatives elected or selected (as the case may be) shall remain Representatives of the Group until the next election or selection procedure (as the case may be). In the event of the votes allocated between Industry Parties being incorrect then NGC shall re-allocate the votes appropriately between Industry Parties.

7.       Chairman

7.1 Upon the retirement or removal by NGC of the first and each successive Chairman. NGC shall appoint a person to act as Chairman. The Chairman shall be an executive director of NGC except for the first Chairman who shall be the "Director. Commercial and System Strategy" as at 1 April 1997.

7.2 The Chairman shall preside at every meeting of the Group at which he is present. If the Chairman is unable to be present at a meeting, the Vice-Chairman appointed pursuant to paragraph 7.3 shall act as Chairman. If neither the Chairman nor the Vice Chairman is present within half an hour after the time appointed for holding the meeting, the Representatives present may appoint a Representative to be Chairman of the meeting provided that such meeting is quorate in accordance with paragraph 13.2.

7.3 At the first meeting of the Group (and from time to time thereafter) the Representatives present at such meeting shall elect. by a simple majority on a show of hands, one of the Representatives to be Vice-Chairman. Representatives present shall each have one vote. For the avoidance of doubt Industry Party Representatives will not be required to vote in accordance with the wishes of those Interested Parties whom he represents and Non-Voting Representatives and the NGC Representative present shall each have one vote on the election of a Vice-Chairman.

7.4 The Chairman shall have and carry out only such duties and responsibilities and exercise such powers as are expressly provided in this Constitution. The Chairman shall exercise impartially all such duties, responsibilities and powers.

7.5 If the Chairman does not carry out his duties and responsibilities in accordance with Paragraph 7.4, the Group may pass a resolution which shall be recorded in the minutes of the Group expressing its concern at that failure.

8.       Secretary

8.1 NGC shall, unless the Group decides otherwise, perform the secretarial role in relation to the Group and shall provide a Secretary together with such other staff as it shall deem necessary. NGC shall notify each Representative of the identity and address for correspondence of the Secretary as soon as reasonably practicable after his appointment.

8.2 The Secretary shall not be a Representative of the Group and shall not be entitled to cast a vote at any meeting although he shall have the right to speak at a meeting.

8.3 The Secretary's duties shall be to attend to the day to day operation of the Group and in particular to:

          8.3.1attend to the requisition of meetings and to serve all requisite notices;

          8.3.2maintain a register of names and addresses of Representatives and the Chairman and alternates as appointed from time to time; and

         8.3.3    keep minutes of all meetings.

9.       Alternates

9.1 Each Representative shall have the power to appoint any individual to be his alternate and may at the Representative's discretion remove an alternate so appointed.

9.2 Any appointment or removal of an alternate shall (unless the Chairman otherwise agrees) be effected by notice in writing executed by the Representative appointing the alternate and delivered to the Secretary or tendered at a meeting of the Group.

9.3 If the Representative appointing the alternate so requests, an alternate shall be entitled to receive notice of all meetings of the Group or of meetings of sub-committees or working groups of which the Representative who appointed him is a member, and for the purpose of the proceedings at the meeting, the provisions of this Constitution shall apply as if the alternate were a Representative. Every person acting as an alternate shall have the votes of each Representative for whom that person acts as alternate, in addition to that person's own votes if he is also a Representative.

9.4 An alternate Representative shall cease to be an alternate if the Representative who appointed him ceases for any reason to be a Representative.

9.5 References in this Constitution to a Representative shall, unless the context otherwise requires, include his duly appointed alternate.

10.      Vacation of Office

10.1 The office of a Representative shall be vacated if:

          10.1.1 the Representative resigns his office by notice delivered to the Secretary; or

                  10.1.2 three consecutive meetings of the Group have been held at which neither that Representative nor his alternate has been present. neither having submitted to the Chairman an explanation for absence which is acceptable in the reasonable opinion of the Chairman appointed pursuant to paragraph 7.1; or

                  10.1.3 the Representative conducts himself in a manner which in the reasonable opinion of the Chairman appointed pursuant to paragraph 7.1 is unbecoming to the office of a Representative.

10.2 In the event that the office of an Industry Party Representative is vacated pursuant to paragraph 10.1 or such Industry Party Representative dies or ceases to be employed or exclusively retained by the company or other entity (whether or not a corporate body) which employed him at the time he was elected or (as the case may be) nominated then:
                  10.2.1 those Industry Parties whom such Industry Party Representative represents (as identified on the list published by NGC pursuant to paragraph 11 of Part 1 of Appendix 2) may select a new Industry Party Representative;

                  10.2.2 in the event that an Industry Party does not wish the newly selected Industry Party Representative to be its Representative it may select one of the other elected Industry Party Representatives to be its Representative;

                  10.2.3 if it does not wish the newly elected lndustry Party Representative to be its Representative and it does not so select one of the other elected Industry Party
                  Representatives, then it shall cease to be represented.

         In any event such Industry Party shall notify the Secretary of its selection or non-selection as the case may be.

10.3 In the event that the office of a Consumer Party Representative is vacated pursuant to paragraph 10.1 or such Consumer Party Representative dies, the Electricity Consumers' Committees Chairman's Group shall be invited to select a new Consumer Party Representative.

10.4 In the event that the office of a Non-Voting Representative or the NGC Representative is vacated pursuant to paragraph 10.1 or such Representative dies then the Executive Committee (PEC) or the Director or the Grid Code Review Panel or NGC (as the case may) will appoint a new Representative.

10.5     Any Representative elected or appointed pursuant to paragraphs 10.2 or
         10.3 above shall remain in office until such time as new elections take place pursuant to Part 1 of Appendix 2.

11.      Meetings

11.1 The Group shall call meetings at such regular scheduled times as it may decide, but in any event meetings shall be called no more than 8 weeks apart.

11.2 The Chairman or any Representative may request the Secretary to requisition further meetings by giving 21 days notice to the Secretary. The notice shall be:

         11.2.1   in writing; and

                  11.2.2 contain a summary of the business that it is proposed will be conducted and the Secretary shall proceed to convene a meeting of the Group within 7 days of the date of expiry of such notice in accordance with the provisions of paragraph 12.

11.3 In March of each year an Interested Parties Meeting will be held. The following matters will be included on the agenda for the Interested Parties Meeting:

                  11.3.1 a report from the Chairman on the business conducted by the Group over the preceding twelve months; and

                  11.3.2 the appropriate elements of the election or appointment (as the case may be) of paragraphs 6.1 and 6.3.

12.      Notice of Meetings

12.1 All meetings shall be called by the Secretary on at least 14 days written notice (exclusive of the day on which it is served and of the day for which it is given), or by shorter notice if so agreed by all Representatives and the Chairman.


12.2 If at any time a person has not been appointed as Secretary, or the Secretary is for any reason unable to act. the Chairman shall make alternative arrangements to convene meetings.

12.3 The notice of each meeting shall be given to all Representatives and to the Chairman and shall contain the time. date and venue of the meeting, an agenda and a summary of the business to be conducted.

12.4 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by person entitled to receive notice shall not invalidate the proceedings at that meeting.

12.5 By notice to the Secretary, any Representative can request additional matters to be considered at the meeting and provided such notice is given at least 10 days (exclusive of the day on which is is served and of the day for which it is given) before the date of the meeting, those matters will be included in a revised agenda for the meeting. The
         Secretary shall circulate the revised agenda to the Chairman and to each Representative as soon as practicable.

12.6 Each Representative and the Chairman shall from time to time communicate his address to the Secretary and all notices sent to such address shall be considered as having been duly given.

13.      Proceedings at Meetings and Quorum

13.1 Subject to paragraphs 11 and 12 the Group may meet for the transaction of business and adjourn and otherwise regulate its meetings as it thinks fit.

13.2 8 Voting Representatives and the NGC Representative present in person or by their alternates shall constitute a quorum for a meeting. of the Group.

13.3 Subject to the provisions of paragraph 13.5, the Chairman may, after a reasonable period of time from the time appointed for holding any meeting of the Group decide that because a quorum is not present, the meeting shall be adjourned. The meeting shall be adjourned to such day, time and place as the Secretary may notify to Representatives and to the Chainnan within 3 days of the adjournment. Alternatively, the Chairman may with the consent of all Representatives present decide that the meeting of the Group should proceed. In the case of a meeting which. at any time, ceases to be quorate the Chairman may also with the consent of all Representatives remaining decide that such meeting should continue.

13.4 A meeting adjourned in accordance with paragraph 13.3 shall not be called to take place within one week of the adjournment but may be called on less than 14 days notice. If at such adjourned meeting a quorum is not present within a reasonable period of time (as the Chairman may decide) from the time appointed for holding the meeting, the meeting shall not take place.

13.5 Only matters identified in the agenda referred to in paragraph 12.3 (or a revised agenda submitted pursuant to paragraph 12.5), and which have been discussed as an agenda item at a meeting of the Group which met the requirements of paragraph 13.2 at least 4 weeks prior. shall be resolved upon at a meeting (but this shall not prevent matters raised under the heading "Any Other Business" being discussed), provided that the meeting at which a matter is to be resolved upon is itself quorate or (in the case of a meeting which is not quorate throughout) the matter is resolved upon in that part of the meeting which was quorate.

13.6     In the event that:

13.6.1 there was some defect in the appointment of either a Representative or the Chairman;

13.6.2 the election procedure has not been properly followed;

13.6.3 the votes cast by a Voting Representative did not reflect the views of those he represents; or

13.6.4 the minutes are not approved.

         any decision taken by any meeting of the Group or of a sub-committee or working group shall be valid as if such person had been duly appointed, the election procedure had been duly followed, or the votes were fully reflective, or (as the case may be) the minutes had been duly approved provided that none of the events set out in paragraphs 13.6.1 to 13.6.4 above has occurred as a result of a failure by either an Interested Party or a Representative to act in good faith.

13.7 In the exercise of its powers and the performance of its duties and responsibilities, the Group shall have due regard for the need to promote the attainment of the objects of the Group set out in paragraph 4.1.

13.8 The Group, each Representative, the Chairman and the Secretary shall be entitled to rely upon any communication or document reasonably believed by it or him to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed.

14.      Representation, Voting and Resolutions

14.1 The Chairman. each Representative and the Secretary shall be entitled to attend and speak at every meeting of the Group.

14.2 Subject to an Industry Party Representative's overriding obligation as a Representative of the Group set out in paragraph 13.7, in the exercise of his powers and the performance of his duties and responsibilities as a Representative. an Industry Party Representative shall represent the interests of the Industry Party or Parties as the case may be whom he represents pursuant to paragraph 6.2 above (including representing different views). An Industry Party Representative shall cast the votes of the Industry Party or Parties as the case may be whom he represents as directed by such Industry Parties.

14.3 Experts shall (at the discretion of the Chairman. due notice having been given to him prior to the meeting) be entitled to attend any meeting of the Group with a Representative and shall be entitled to speak at any meeting but shall not be entitled to vote on any issue.

14.4 Industry Parties shall between them have a maximum of 135,000.000 votes and Consumer Party Representatives shall between them have a maximum of 15.000,000 votes. Each Industry Party shall exercise its votes through the
Representative who represents it. In respect of any vote by Representatives of the Group no resolution shall be passed without the agreement of the NGC Representative.

14.5 The votes allocated pursuant to Appendix 3 to Industry Parties who, as a result of failing to select one of the elected industry Party Representatives pursuant to paragraphs 6.2.2 or 10.2.2 are not represented on the Group shall not be re-allocated between those Industry Parties who are represented on the Group.

14.6 Industry Parties and Consumer Party Representatives shall have votes calculated as set out in ill review and amend as necessary Appendix 3, such votes to be calculated by NGC. The Group will from time to time the provisions set out in Appendix 3 in relation to the calculation of votes for Industry Parties and Consumer Party Representatives and will in any event carry out such a review not earlier than 12 months but no later than 24 months of the Group being established.

14.7     Appeal on a vote to change Constitution and Rules

         If any lndustry Party does not agree with any proposed change to the Constitution it may (in circumstances where the provisions of Licence Condition IOC(3) of NGC's Transmission Licence apply) request the Director to make a determination pursuant to Licence Condition IOC(3) of NGC's Transmission Licence.
14.8 This Constitution shall not be changed other dm by a majority vote of 65 % of votes cast by Voting Representatives at a meeting of the Group which is quorate pursuant to paragraph 13.2 and endorsed by NGC pursuant to paragraph 14.4.

15.      Minutes

15.1 The Secretary shall circulate copies of the minutes of each meeting of the Group and of Group decisions to each Representative and to the Chairman as soon as practicable and in any event within 14 days after the relevant meeting has been held.

15.2 If the Secretary receives any comments on the minutes, he shall then include those aspects of the minutes upon which there is disagreement into the agenda for the next following meeting of the Group as the first item for resolution. The minutes shall be formally approved at the next following meeting.

16.      Sub Committees and Working Groups

16.1 The Group may establish sub-committees from time to time. Each sub-committee:

                  16.1.1 shall be composed of such persons (whether or not Representatives) and shall discharge such rights, powers, duties and responsibility as the Group may determine;

                  16.1.2 shall be given and shall be subject to written terms of reference and to such procedures as the Group may determine;

                  16.1.3 shall, in the exercise of its rights and powers and the performance of its duties and responsibilities delegated to it by the Group, at all times conduct itself and its affairs in a manner which it considers best designed to give effect to the object set out in paragraph 4.1.


16.2 The meetings of sub-committees shall so far as possible be arranged so that the minutes of such meetings can if appropriate be presented to the Representatives in sufficient time for consideration before the next following meeting of the Group.

16.3 The Group may further establish working groups to advise it on any matter from time to time. Such working groups may consist of Representatives and/or others as the Group may determine for the purpose.

16.4 Resolutions of sub-committees and working groups shall not have binding effect unless approved by resolution of the Group.

17.      Dispute Resolution

17.1 Subject to the terms of paragraph 17.2 the provisions of Clause 26 of the Master Agreement shall apply to this Constitution.

17.2 Notwithstanding the terms of paragraph 5. 1 of Schedule 4 of the Master Agreement, where circumstances contemplated by paragraph 6.6 or paragraph 3 of Part 1 of Appendix 2 arise, the procedures provided for in paragraph 6.6 or paragraph 3 of Part 1 of Appendix 2 (as the case may be) shall be the sole remedy available and, for the avoidance of doubt, the provisions of Clause 26 of the Master Agreement shall not apply.

   Appendix 1

     List of first Chairman, Secretary and Representatives of the Transmission Users Group

Chairman

Name of Individual                Name of Company/Organisation of Individual

Roger Urwin                             NGC

Secretary

Name of Individual                Name of Company/Organisation of Individual

Richard Dunn                      NGC

Industry Party Representatives

Name of Individual                Name of Company/Organisation of Individual

David Tolley                      National Power PLC
Tony Dicicco                      PowerGen plc
David Tilstone                    Eastern Group plc
John Tucker                                 SEEBOARD
Willie Maclean                      Scottish Power plc
Ian Moran                                   Southern Electric plc
John Capener                                Nuclear Electric Limited
Malcom Chandler                     Northern Electric plc
Keith Miller                                Teesside Power Limited
Kath Wall                                   Magnox Electric plc
Dick Cecil                                  London Electricity plc
David Shakespeare                   South Wales Electricity plc
Terry Ballard                               Midlands Electricity plc
Tim Simpson                                 Yorkshire Electricity Group plc
David Porter                               Association of Electricity Producers

Consumer Party Representatives

Name of Individual                 Name of Company/Organisation of Individual

Aubrey Bourne                       Major Energy Users' Council
(Non-domestic consumers)
Robert Spears                               Utility Buyers Forum
(Non-domestic consumers)

Bernard Quigg                               Electricity Consumers' Committees
(Domestic Consumers)

NGC Representative

Name of Individual                   Name of Company/Organisation of Individual

Charles Davies

Non Voting Representative

Name of Individual                   Name of Company/Organisation of Individual

Brian Saunders                      Executive Committee (PEC)
(nominated by the Executive Committee (PEC))
John Stewart                                OFFER
(nominated by the Director)
Mike Metcalfe                               NGC
(nominated by the Grid Code Review Panel)

FD2\U    - 1 -
                                   Appendix 2

                                     Part 1

                Industry Party Representatives Election Procedure

1.       Notification of Information

         No later than 21st January each year, NGC shall provide each Industry Party with a notification containing the following information:

         1.1  total MWhrs traded within the England and Wales electricity pool;

         1.2  total payments made to and/or from NGC;

                 1.3 such Industry Party's MWhrs traded within the England and Wales electricity pool and such Industry Party's payments made to and/or from NGC, and

         1.4      the number of votes allocated to such Industry Party.

2.       Raising of Disputes

         No later than 5th February each year, Industry Parties shall raise any objections to, or queries on, the information contained in the notification received from NGC pursuant to paragraph 1 of this Part 1 of Appendix 2.

3.       Resolution of Disputes

         NGC and any Industry Party who raises an objection or query under paragraph 2 of this Part 1 of Appendix 2, shall attempt to resolve such objection or query by discussion. In the event that the objection or query cannot be resolved, the Chairman appointed pursuant to paragraph
         7.1 shall, no later than 19th February, make a determination resolving the objection or query and enabling the election procedure to be completed. The determination of the Chairman shall not preclude an Industry Party from asking the Chairman to carry out an investigation in accordance with paragraph 6.6.

4.       Dispatch of Nomination Forms

         No later than 21st January each Year. NGC will send to each Industry Party a Nomination Form on which to nominate one person who must have agreed to stand as an Industry Party Representative if elected (and who must indicate that by signing the Nomination Form in the relevant place, or indicate in some other manner agreed with the Chairman appointed pursuant to paragraph 7.1), but who need not be an employee of an Industry Party.

5.       Principles of Nominations

5.1      Each Industry Party:

          5.1.1 may only nominate one person to stand for election as an Industry Party Representative; and

                  5.1.2 shall ensure that there will only be one person who is connected (employee, consultant or otherwise) with such Industry Party and who has agreed to stand for election as an industry Party Representative.

          5.2 Each Industry Party that is a member of an Industry Party Group shall be obliged to:

                  5.2.1 nominate the same person as the other Industry Party or Industry Parties (as the case may be) who are also members of such Industry Parry Group; and


                  5.2.2 ensure that there will only be one person who is connected (employee. consultant or otherwise) with such Industry Party Group and who has agreed to stand for election as an Industry Party Representative.

6.       Return of Notification Forms

         No later than 5th February each year. each Industry Party shall return to NGC the Nomination Form. In the event that NGC does not receive a duly completed Nomination Form within that time it shall be presumed that any Industry Party which has not returned a duly completed Nomination Form does not wish to nominate a person to stand as an Industry Party Representative.

7.       Receipt of 15 or fewer Nominations

7.1 In the event that 15 or fewer than 15 nominations are received, there will be no election and each of the nominees shall be appointed as an Industry Party Representative.

7.2 No later than 24th February each year NGC shall send to all Industry Parties who did not nominate one of the Industry Party Representative so appointed, a list of the Industry Party Representatives so appointed.

7.3 No later than 4 March each Year. such Industry Parties will notify NGC whether it wishes to select a Representative pursuant to paragraph
         6.2.2 and if so the name of the Representative.

8.       Receipt of Nominations

8.1      Despatch of Voting Papers

         In the event that more than 15 nominations are received, NGC shall draw up a complete list of nominations on a Voting Paper which shall then be sent to all Industry Parties by 24th February each year.

8.2      Marking of Voting Papers

         On receipt, each Industry Party shall mark the Voting Paper to rank the nominees in order of preference until these, are indifferent about the remaining candidates. Each Industry Party that is a member of an Industry Party Group shall when marking the Voting Paper to rank the nominees in order of preference be obliged to rank the same nominees in the same order of preference as the other Industry Party or Industry Parties (as the case may be) who are also members of such Industry Party Group.

8.3      Return of Voting Papers

         No later than 10th March each year. each Industry Party shall return to NGC its Voting Paper. In the event that NGC does not receive a duly completed Voting Paper within that time it shall be presumed that any Industry Party which has not resumed a duly completed Voting Paper does not wish to express a preference about any of the candidates on the Voting Paper.

8.4      Counting of Votes

         The votes for first preferences will be totalled by NGC to rank the nominees in order of popularity.

8.5      Elimination of Nominees

         The nominee with the fewest votes shall be eliminated and shall take no further part in the election process. NGC shall transfer the votes of all those Industry Parties who voted for that nominee to the nominee who is the next highest preference (and who has not already been eliminated) of such Industry Party or Industry Parties (as the case may
         be).

8.6      Re-ranking of Nominees

         NGC will then re-rank the nominees and this process will be repeated until there are only 15 nominees left who will become the 15 Industry Party Representatives.

8.7      Equal Votes

         In the event that there are two or more nominees with equally the fewest votes then each such nominee will be eliminated except in the event when such elimination would result in there being fewer than 15 nominees left. In such circumstance the lowest nominees will be ranked according to the number of first preference votes to determine which shall fill the remaining seat(s) on the Group. If the lowest ranked nominees are also equal on the number of first preference votes then NGC shall rank according to second preference votes and so on until one nominee ranks higher than the other. In the event that there is still no outcome the nominees concerned will draw lots.

9.       Voting by an Industry Party Group

9.1 NGC shall not be under any obligation to monitor or to ensure that nominations made by or the voting by (as the case may be) Industry Parties that are members of the same Industry Group as part of the election procedure for Industry Party Representatives is in accordance with the provisions of:-

         9.1.1    paragraph 5.4; and

         9.1.2    paragraphs 5.2 and 8.2 of this Part 1 of Appendix 2.

9.2 Each Industry Party agrees to ensure that it complies with the provisions relating to Industry Party Groups set out in:-

         9.2.1    paragraph 5.4; and

         9.2.2    paragraphs 5.2 and 8.2 of this Part 1 of Appendix 2.

10.      Selection of Industry Party Representatives

                  No later than 20th March each Year NGC shall send to each Industry Party who did not express a preference for any elected Industry Party Representative a list of the Industry Party Representatives elected. No later than 31st March each year each such Industry Party shall notify NGC whether it wishes to select a Representative pursuant to paragraph 6.2.2 and if so, the name of the Representative.

11.      Notification of Industry Party Representatives

         On completion of the election procedure set out in this Part 1 of Appendix 2 (including selection by those who did not express a preference as provided in paragraph 10 of this Part 1 of Appendix 2), NGC shall publish to Industry Parties:

                  (a) a list of elected Representatives and the Industry Parties whom they each represent.

                  (b) a list of all Industry Parties and the number of votes allocated to each Industry Party pursuant to Appendix 3 Provided that NGC shall not disclose the number of votes allocated to Industry Parties who have notified the Chairman in writing that they elect not to have the number of votes allocated to them disclosed. Industry Parties may only elect not to have the number of votes allocated to them disclosed if they have fewer than 500,000 votes.

                                     Part 2

                  Appointment of Consumer Party Representatives

1. The Chainnan appointed pursuant to paragraph 7.1, in consultation with the Electricity Consumers' Committees Chairmen's Group shall draw up, and update from time to time, a list of Consumer Parties:

2. No later than 21st January each year, the Chairman will invite nominations for the Consumer Party Representative who will represent the interests of Domestic Consumers and the two Consumer Party Representatives who will represent the interests of consumers other than Domestic Consumers from each of the bodies included on the list prepared under paragraph 1 above. Nominations for, Consumer Party Representatives, who must have:-

                  (a) agreed to stand as a Representative if selected (and who must indicate that by signing the nomination form in the relevant places, or indicate in some other manner agreed with the Chairman appointed pursuant to paragraph 7.1); and

         (b) agreed to sign a Letter of Undertaking, if selected.

         must be provided by 24th February each year.

3. In the event that no person is nominated to represent the interests of Domestic Consumers there shall be no person appointed to represent the interests of Domestic Consumers but there may be up to (but no more than) 2 Consumer Party Representatives to represent the interests of consumers other than Domestic Consumers.

4. In the event that only one person is nominated to represent the interests of Domestic Consumers there will be no selection as provided in paragraph 6 of this Part 2 of Appendix 2 and such nominee shall be appointed as a Representative.
5. In the event that two or fewer than two persons are nominated to represent the interests of consumers other than Domestic Consumers, there will be no selection as provided in paragraph 6 of this Part 2 of Appendix 1 and each of the nominees shall be appointed as a Representative.

6. In the event that:

          6.1 more than one person is nominated to represent the interests of Domestic Consumers; or

          6.2 more than two persons are nominated to represent the interests of consumers other than Domestic Consumers,

                  NGC shall. no later than 2nd March each year, notify the Electricity Consumers' Committees Chairmen's Group of the names of the individuals who have been nominated. No later than 20th March each year, the Electricity Consumers' Committees Chairmen's Group (in consultation with OFFER) shall select the candidates that, in their opinion. represent the broadest spectrum of representation for consumers.

7. As soon as reasonably practicable after the completion of the selection procedure NGC shall publish a list of selected Consumer Party Representatives.

                                   Appendix 3

                       Calculation of Industry Party Votes

1.       Vote Allocation

         A minimum of 150,000,000 votes shall be allocated between Industry Parties and Consumer Party Representatives. Industry Parties shall, between them, carry a maximum of 135.000,000 of the votes and Consumer Party Representatives shall, between them, carry a maximum of
         15.000.000 of the votes.

2.       Industry Party

         In respect of Industry Parties votes shall be calculated by NGC in accordance with the following:-

2.1      Basis of Data

         all data used by NGC in calculating the number of votes to be allocated to Industry Parties in respect of each TUG Year will be based on the 12 month period expiring on 30th November immediately prior to the commencement of the election procedure for that TUG Year;

2.2      Supply of Data

         the Settlement System Administrator will supply actual data for both Genset Metered Generation and Consumer Gross Demand (as those expressions are respectively defused in the Pooling and Settlement Agreement) to NGC broken down on a company by company basis provided always that if the Settlement System Administrator fails to supply such data the Industry Parties will provide such data direct to NGC;

2.3      the data to be utilised is as follows:-

                  (A) total energy traded within England and Wales electricity pool for each Industry Party will be the sum of its Genset Metered Generation and Consumer Gross Demand in MWh;

                 (B) in relation to payments made to and/or from NGC, the following will be included:-

                                    (i) the sum of the magnitude of all amounts
                           invoiced under all Supplemental Agreements (or equivalent agreements) with each Industry Party, provided that

                                                     (a) for the purposes of
                                    arriving at such amount. any generation or demand infrastructure charges payable to an Industry Party in respect of any individual Generating Unit or Connection Site shall be deemed to be a payment to NGC; and

                                                     (b) connection charges
                                    invoiced internally by NGC on NGC
                                    Interconnections Business shall not (for the avoidance of doubt) be included; and

                                                     (c) any capital
                                    contribution (whether in monetary form or otherwise) made other than annually shall be converted into a deemed annual charge on the basis of the applicable depreciation period;

                                    (ii) the sum of the magnitude of amounts
                           invoiced under Ancillary Services Agreements with each Industry Party; and

                    (iii)equivalent amounts  invoiced under an  Interconnection
                         Agreement;

2.4      Votes Allocation

         votes will be allocated to Industry Parties on the basis of 50% on energy traded with the England and Wales electricity pool (calculated in accordance with paragraph 2.3 of this Appendix 3) and 50% on payments to/from NGC (calculated in accordance with paragraph 2.3 of this Appendix 3) as follows:-

         Industry Party's Energy Traded (MWhrs)   x 67,500,000
              Total Energy Traded (MWhrs)

         plus

         Total Payments of Industry Party   x 67,500,000
                      Total Payments

2.5      Rounding Down of Votes

         votes allocated to each Industry Party shall be rounded down to the nearest whole number.

2.6      Reallocation of Votes

         the number of votes allocated to each Industry Party will not be changed between elections other than as provided in paragraph 6.7. If an Industry Party starts trading energy or money starts to flow between NGC and such Industry Party between elections of Industry Party Representatives, such Industry Party will not be allocated any votes until the next election. For the avoidance of doubt, Industry Parties ceasing to trade between elections will not have their votes reallocated until the next election of Industry Party Representatives. An Industry Party either acquiring or divesting itself of assets will not result in a reallocation of votes until the next election.

3.       Consumer Party Representatives

         In respect of Consumer Party Representatives votes shall be calculated by NGC in accordance with the following:-

         3.1      Vote Allocation

                  each Consumer Party   Representative   will  be  allocated
                  5,000.000 votes;

         3.2      Fewer than 3 Consumer Party Representatives

                           in the event that fewer than three Consumer Party
                  Representatives are nominated or fewer than three are appointed pursuant to Part 2 of Appendix 2 then the 5,000,000 votes which would have been allocated to such Consumer Party Representative will not be referred to the Consumer Party Representative or Representatives (as the case may be) who have been selected. For the avoidance of doubt, if a Consumer Party Representative decides not to exercise its voting power such votes will not be transferred to any other Consumer Party Representative selected.

                                   Appendix 4

                    Form of Consumer Party Representatives' Confidentiality Letter of Undertaking

To The National Grid Company plc ("NGC') and the
Industry Parties (as hereinafter defined)      [name of Consumer Representative]
as at the date hereof and as from time to time       [address]
hereafter                                             [date]


Dear Sirs

Transmission Users Group

1. I refer to the Constitution and Rules of the Transmission Users Group as amended from time to time (the "Constitution"). Words and expressions used in this letter shall have the same meaning as defined in the Constitution.

2. I hereby undertake to the Industry Parties as at the date hereof and from time to time hereafter as follows:

         2.1      to comply with the provisions of the Constitution; and

                  2.2 to preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose, transfer or use for my own purpose. TUG Confidential Information (as defined in paragraph 5 of this letter) except with the prior consent in writing of NGC and the Industry Parties or in the circumstances set out in paragraph 3 of this letter.

3. The circumstances referred to in paragraph 2 of this letter are:

                    3.1 where the TUG Confidential Information is in the public domain before it is furnished to me; or 3.2 where the TUG Confidential Information after it is furnished to me:

                    (a) is acquired by, me in circumstances to which this letter does not apply;

                    (b) is acquired by me in circumstances to which this letter does apply but then ceases to be subject to the restrictions imposed by this letter. or

                    (c)  enters the public domain.

                           and in any case otherwise than as a result of (a) a
                  breach by me of my obligations in this letter or (b) a breach by the person who disclosed that TUG Confidential Information of that person's confidentiality obligation and I am aware of such breach; or

                  3.3 if I am required or permitted to make disclosure of the TUG Confidential Information to any person:

                    (a) in compliance with the requirements of a Competent Authority; or

                    (b)  in compliance with any other requirement or law; or

                    (c) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

                    (d)  pursuant  to  any  judicial  or  arbitral   process  or
                         tribunal having jurisdiction in relation to me; or

                  3.4 if I make disclosure of the TUG Confidential Information to my consultants and professional advisers in each case on the basis set out in paragraph 4; or

                  3.5 if I make disclosure of the TUG Confidential Information in circumstances where I am expressly permitted or required to disclose that information under the terms of any agreement or arrangement with the party to whose affairs such TUG Confidential Information relates.

4. I hereby agree that I will adopt procedures ensuring the confidentiality of TUG Confidential Information which I am obliged to preserve as confidential under paragraph 2.2 of this letter. These procedures shall include, but shall not necessarily be limited to:

                  4.1 Consumer Parties, my consultant and professional advisers in receipt of TUG Confidential Information will be made fully aware of my obligations of confidence in relation to the TUG Confidential Information and will enter into similar confidentiality undetakings as are given by me in this letter; and

                  4.2 any copies of the TUG Confidential Information whether in hard copy or computerised form will clearly identify the TUG Confidential Information as confidential.

5. In this letter TUG Confidential Information means all data and other information supplied to me by another Representative or Industry Party in connection with the Constitution.

6. The obligations relating to confidentiality contained in paragraphs 2 to 6 inclusive of this letter shall continue to be binding on me after I have ceased to be a Representative for whatever reason.

7. The terms of Clause 15 (limitation of liability) of the Master Agreement shall apply to this letter as if set out in full herein.

8. This letter shall be governed by and construed in accordance with English
Law.

EXECUTED and DELIVERED as a DEED
by [name of individual]
in the presence of
[Witness]
Name:
Address:
Occupation:

THE NATIONAL GRID COMPANY plc

By



 .........................



EACH OF THE USERS

By



 .............................


for The National Grid Company plc in exercise of the authority vested in it by Clause 25.1 of the Master Agreement pursuant to and in accordance with a determination of the Director General of Electricity Supply dated 30 March 1998

                               Dated 31 MARCH 1998




                          THE NATIONAL GRID COMPANY plc



                                       and



                                     OTHERS




                          ---------------------------------------

                                AGREEMENT TO VARY
                            the Master Connection and
                             Use of System Agreement
                          ----------------------------------------








                          Martineau Johnson Solicitors
                                St Philips House
                                St Philips Place
                                Birmingham B3 2PP

                               Tel: 0121 200 3300
                               Fax: 0121 200 3330

                               Dated 31 MARCH 1998




                          THE NATIONAL GRID COMPANY plc



                                       and



                                     OTHERS




                       ---------------------------------------

                                AGREEMENT TO VARY
                            the Master Connection and
                             Use of System Agreement
                       ----------------------------------------








                          Martineau Johnson Solicitors
                                St Philips House
                                St Philips Place
                                Birmingham B3 2PP

                               Tel: 0121 200 3300
                               Fax: 0121 200 3330

                                TABLE OF CONTENTS


Clause                                                                     Page

1.       Interpretation                                                    1

2.       Amendments                                                        2

3.       Continuation of the Master Agreement                              4

4.       Miscellaneous                                                     4

5.       Entire Agreement                                                  4

6.       RTPA                                                              5


Schedules

1.       Users                                                             6

2.       New Schedule 5 to the Master Agreement - Reactive Power and
         Default Payment Arrangements                                      19

THIS AGREEMENT TO VARY  is made on the     31   day of  March    1998

BETWEEN

(1) THE NATIONAL GRID COMPANY PLC a company registered in England with number 2366977 and whose registered office is at National Grid House, Kirby Corner Road, Coventry, CV4 8JY ("NGC"); and

(2) THE PERSONS whose names, registered numbers and registered offices are set out in Schedule 1 (each a "User").

WHEREAS:

(A) This Agreement is supplemental to and varies the Master Connection and Use of System Agreement dated 30th March 1990 made between NGC and the Users as amended by an Agreement to Vary of today's date (the "Master Agreement"); and

(B) NGC and the Users have agreed to further amend the Master Agreement on the terms and subject to the conditions set out below.

IT IS HEREBY AGREED:

1.       Interpretation

1.1 Except where defined herein or where the context otherwise requires, words and expressions defined in the Master Agreement shall have the same respective meanings when used in this Agreement.

1.2 The table of contents and the headings to each of the Clauses are inserted for convenience only and shall be ignored in construing or interpreting this Agreement.

2.       Amendments

         The parties to this Agreement hereby agree that with effect from the date of this Agreement the Master Agreement shall be amended as follows:

2.1 by the addition of the words "Save in relation to the Obligatory Reactive Power Service and all Enhanced Reactive Power Services," at the beginning of Clause 3.1 thereof, and

2.2       by the addition of the following new Clause 3.2:-

         "With regard to the Obligatory Reactive Power Service and all Enhanced Reactive Power Services the provisions of Schedule 5 shall apply."; and

2.3       by the deletion of Clause 19.8; and

2.4       by the inclusion of the following new definitions in Schedule 2 thereto:-

                   ""Reactive Power" the product of
                   voltage and current and the sine of the phase angle between them measured in units of voltamperes reactive and standard multiples thereof ie
                   1000var = 1 kvar
                   1000kvar = 1 Mvar.

                   "System Ancillary Service"  a Part I System
                   Ancillary Service and/or a Part II System Ancillary Service as the case may be."; and

 2.5 by the inclusion of the following new definition in Schedule 2 thereto in substitution for the existing definition of Commercial Ancillary Services:-

                                                     ""Commercial Ancillary
                                                     Services" Ancillary
                                                     Services, other than System
                                                     Ancillary Services,
                                                     utilised by NGC in
                                                     operating the Total System
                                                     if a User (or other person)
                                                     has agreed to provide them
                                                     under an Ancillary Services
                                                     Agreement or under a
                                                     Supplemental Agreement with
                                                     payment being dealt with
                                                     under an Ancillary Services
                                                     Agreement or in the case of
                                                     Externally Interconnected
                                                     Parties or External Pool
                                                     Members (as defined in the
                                                     Grid Code) under any other
                                                     agreement (and in the case
                                                     of Externally
                                                     Interconnected Parties and
                                                     External Pool Members
                                                     includes ancillary services
                                                     equivalent to
or similar to System Ancillary Services). A non-exhaustive list of Commercial Ancillary Services is set out below:-

                                                     -
                       Frequency Control by means of Pumped Storage Unit Spinning in Air
                                                                   -
                       Frequency Control by means of adjustment to a Pumped Storage Unit Pumping Programme
                                                                   -
                       Frequency Control by means of Demand Reduction
                                                                   -
                       Reactive Power supplied by means of synchronous or static compensators Hot Standby

                         In  addition,
                         there is also the Ancillary
                         Service of cancelled start
                         which arises as part of
                         ordinary operational
                         instruction of Generating
                         Units and therefore needs
                         no separate description.

                         Defined
                         terms used in this definition are defused in the Grid Code."; and

2.6       by the addition of a new Schedule 5 in the form set out in Schedule 2.

3.       Continuation of the Master Agreement

         The Master Agreement shall remain in full force and effect and this Agreement and the Master Agreement shall be treated as one document so that. upon the Master Agreement being amended pursuant to Clause 2, all references to the Master Agreement shall be treated as references to that agreement as amended by this Agreement.

4.       Miscellaneous

          The provisions of Clauses 22. 23. 24 and 26 to 30 inclusive of the Master Agreement shall be deemed to be incorporated herein mutatis mutandis.

5.       Entire Agreement

5.1 Each party to this Agreement acknowledges that in entering into this Agreement on the terms set out herein it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time prior to the execution of this Agreement which is not expressly set out herein.

5.2 None of the parties to this Agreement shall have any right of action against any other party arising out of or in connection with any representation, warranty, promise or assurance referred to in Clause
         5.1 (except in the case of fraud).

6.       RTPA

         Any restriction or information provision (each of those terms having the same meaning in this Clause as in the Restrictive Trade Practices Act 1976) contained in this Agreement or any provision contained in this Agreement adding to or extending any restriction or information provision contained in any agreement which is varied or amended by this Agreement, shall not take effect or shall cease to have effect:

                  (a) if a copy of this Agreement is not provided to the Department of Trade and Industry ("DTI") within twenty-eight days of the date on which this Agreement is made, or

                  (b) if, within twenty-eight days of the provision of that copy to the DTI, the DTI gives notice of objection to the party providing it.

IN WITNESS whereof the hands of the duly authorised representatives of the parties hereto the day and year first above written.

                                   SCHEDULE 1

                                      Users


ABB Energy Development Company Limited
2688994
Carmelite
50 Victoria Embankment
Blackfriars
London   EC4Y ODX

Accord Electric Limited
2869629
152 Grosvenor Road
London SWIV 3JL

AES Barry Limited
3135522
Burleigh House
17/19 Worple Way
Richmond
TW10 6AG

AES Tyneside Limited
3135543
Burleigh House
19/19 Worple Way
Richmond
TW10 6AG

AES Partington Limited
3210149
Burleigh House
17/19 Worple Way
Richmond
TW10 6AG

Amoco Power Resource (Europe) Ltd
3042173
Amoco House
West Gate
London
W5 IXL

Anglian Power Generators Limited
2488955
Wherstead Park
Wherstead
Ipswich
Suffolk  IP9 2AQ

Barking Power Limited
2354681
Devonshire House
Mayfair Place
London W1X 5FH

British Gas Trading Ltd
3078711
Charter Court
50 Windsor Road
Slough
Berkshire SLI 2HA

British Nuclear Fuels plc
1002607
Risley
Warrington
Cheshire WA3 6AS

BOC Limited
337663
Chertsey Road
Windlesham
Surrey  GU20 6HJ

BP Chemicals Limited
194971
Britannic House
I Finsbury Circus
London
EC2M 7BA

Canatxx Energy Ventures Limited
2673604
Hillhouse International
PO Box 4
Thornton Cleveleys
Lancs
FY5 4QD


Candecca Resources Limited
953066
Welton Gathering Centre
Barfield Lane
Wragby Road
Sudbrooke
Lincolnshire  LN2 2QU

CeltPower Limited
2656561
Tomen House
13 Charles II Street
London  SWIY 4QT

Citigen (London) Limited
2427823
100 Thames Valley Park Drive
Reading
Berkshire RG6 1PT

Corby Power Limited
2329494
Five Chancery Lane
Clifford's Inn
London  EC4A IBY

Coryton Energy Company
FC20597
20 St James Street
4th Floor
London
SW1A 1EJ

Cottam Development Centre Limited
3273552
53 New Broad Street
London
EC2M 1JJ

Crosfield Limited
00048745
Bank Quay
Warrington
Cheshire
WA5 1AB

Derwent CoGeneration Limited
2650621
Lansdowne House
Berkeley Square
London W1X 5DB

Eastern Electricity plc
2366906
Wherstead Park
Wherstead
Ipswich
Suffolk  IP9 2AQ

Eastern Merchant Generation Ltd
3116225
Wherstead Park
Wherstead
Ipswich
Suffolk   IP9 2AQ

East Midlands Electricity plc
2366923
PO Box 444
Woodyard Lane
Wollaton
Nottingham
Nottinghamshire NG8 1EZ

Electricity Direct (UK) Limited
3174056
78, High Street
Lewes
East Sussex
BN7 1XF

Elm Energy and Recycling (UK) Limited
2516685
Elm Energy House
Ettingshall Road
Wolverhampton
West Midlands WV2 2LA

Energy Supply Contracts Limited
172268
One Great Tower Street
London EC3R 5AH

Enfield Energy Centre Limited
2796628
Concorde House
Concorde Way
Preston Farm Industrial Estate
Stockton-on-Tees
Cleveland TS18 3RB

Enron Gas and Petrochemicals Trading Limited
3003823
4 Millbank
London
SW1P 3ET

Fellside Heat and Power Limited
2614535
Fellside Lodge
Seascale
Cumbria CA20 1PG

Fibrogen Limited
2547498
38 Clarendon Road
London W11 3AD

Fibropower Limited
2234141
38 Clarendon Road
London W11 3AD

First Hydro Company
2444277
Bala House
Lakeside Business Village
St Davids Park
Deeside
Clwyd  CH5 3XJ

Flotilla Power (UK) Limited
2880635
4 Millbank
London   SWIP 3ET

Grovehurst Energy Limited
2197516
UK Paper House
Kemsley
Sittingbourne
Kent  ME10 3ET

Humber Power Limited
2571241
South Humber Bank Power Station
South Marsh Road
Stallingborough
North East Lincolnshire
DN37 8BZ

Impkemix Energy Limited
2076043
The Heath
Runcorn
Cheshire  WA7 4QF

Independent Energy UK Limited
3033406
30 Aylesbury Street
London EC1R OER

Indian Queens Power Limited
2928100
Burleigh House
17119 Worple Way
Richmond
TW10 6AG

International Generating Company Limited
3039100
Springside House
Tinwell
Stamford
PE9 3UQ

Joint European Torus (JET), Joint Undertaking (a Joint Undertaking within the meaning of Chapter V of the Treaty establishing the European Atomic Energy Committee) Culham Abingdon Oxfordshire OX14 3EA

Keadby Developments Limited
2691516
Keadby Power Station
PO Box 89
Keadby
Scunthorpe
North Lincolnshire DNI7 3AZ

Keadby Generation Limited
2729513
Keadby Power Station
PO Box 89
Keadby
Scunthorpe
North Lincolnshire DNI7 3AZ

Kent Power Lirnited
2723303
100 Thames Valley Park Drive
Reading
Berkshire  RG6 1PT

Kingsnorth Power Limited
2675504
Chancery House
53164 Chancery Lane
London WC2A 1QU

Lakeland Power Limited
2355290
Roosecote Power Station
Roosecote Marsh
Barrow in Furness
Cumbria LA13 0PQ

London Electricity plc
2366852
Templar House
81-87 High Holborn
London WC1V 6NU

Magnox Electric plc
2264251
Berkeley Centre
Berkeley
Gloucestershire GLI3 9PB

Manweb plc
2366937
Manweb House
Chester Business Park
Wrexham Road
Chester CH4 9PF

Manweb Services Limited
2631510
Manweb House
Kingsfield Court
Chester Business Park
Chester
CH4 9RF

Medway Power Limited
2537903
Burleigh House
17/19 Worple Way
Richmond
Surrey TW10 6AG

Midlands Electricity plc
2366928
Mucklow Hill
Halesowen
West Midlands B62 5BP

Midlands Power (UK) Limited
2251099
Mucklow Hill
Halesowen
West Midlands B62 8BP

National Power PLC
2366963
Windmill Hill Business Park
Whitehill Way
Swindon
Wiltshire SN5 6PB

National Power (Cogencration Trading) Limited
2745602
Windmill Hill Business Park
Whitehill Way
Swindon
Wiltshire SN5 6PB

Norsk Hydro (U.K.) Limited
841421
Bridge House
69 London Road
Twickenham
Middlesex TW1 1RH

Northern Electric plc
2366942
Carliol House
Market Street
Newcastle upon Tyne
Tyne & Wear NE1 6NE

NORWEB plc
2366949
PO Box 14
410 Birchwood Boulevard
Warrington
Cheshire WA3 7GA

Nuclear Electric Limited
3076445
Barnett Way
Barnwood
Gloucester GL4 3RS

Peterborough Power Limited
2353599
Wherstead Park
Wherstead
Ipswich
Suffolk IP9 2AQ

PowerGen plc
2366970
53 New Broad Street
London EC2M 1JJ

Railtrack plc
2904587
Railtrack House
Euston Square
London
NW1 2EE

Regional Power Generators Limited
2352390
Wetherby Road
Scarcroft
Leeds LS14 3HS

Rocksavage Power Company, Ltd.
FC18868
Maples & Calder, Ugland House
PO Box 309
George Town
Grand Cayman
Cayman Islands
British West Ind.

SaltEnd Cogeneration Company
3274949
Britannic House
1 Finsbury Circus
London
EC2M 7BA

Savage Land Limited
3145444
20 St James's Street
London
SW1A 1ES

Scottish Hydro-Electric plc
SC117119
10 Dunkeld Road
Perth   PH1 5WA

Scottish Power plc
Sc117120
1 Atlantic Quay
Glasgow G2 8SP

Seabank Power Limited
2591188
Severn Road
Hallen
Bristol
BS10 7SP

SEEBOARD plc
2366867
Forest Gate
Brighton Road
Crawley
West Sussex PH11 9BH

Shell Power Limited
2559630
Shell Mex House
Strand
London WC2R ODX

Siemens plc
727817
Siemens House
Oldbury
Bracknell
Berkshire
RG12 8FZ

Slough Energy Supplies Limited
2474514
234 Bath Road
Slough
Berkshire SL1 4EE

South East London Combined Heat and Power Limited
2489384
37-41 Old Queen Street
London
SW1H 9JA

Southern Electric plc
2366879
Southern Electric House
Westacott Way
Littlewick Green
Maidenhead
Berkshire SL6 3QB

Southern Energy (UK) Generation Limited
3321733
200 Aidersgate Street
London
EC1A 4JJ

South Wales Electricity plc
2366985
Newport Road
St Mellons
Cardiff
South Glamorgan CF3 9XW

South Western Electricity plc
2366894
800 Park Avenue
Aztec West
Almondsbury
Bristol  BS12 4SE

Sutton Bridge Power
2586357
4, Millbank
London  SW1P 3ET

Teesside Power Limited
2464040
4 Millbank
London  SW1P 3ET

The Renewable Energy Company Limited
3043412
Stroud House
Russell Street
Stroud
Gloucestershire
GL5 3AN

Tyne Property Development Limited
1194995
Siemens House
Oldbury
Bracknell
Berkshire  RG12 SFZ

UK Electric Power Limited
2844010
Williams Denton Jones
Glamaber
Bangor
Gwynedd
LL57 2DY

UML Limited
661900
Thermal Road
Bromborough
Wirral
Merseyside L62 4XG

Wainstones Power Limited
3462783
Pickfords Wharf
Clink Street
London SE1 9DF

Yorkshire Electricity Group plc
2366995
Wetherby Road
Scarcroft
Leeds LS14 3HS

                                   SCHEDULE 2

                     New Schedule 5 to the Master Agreement
             Reactive Power Market and Default Payment Arrangements


1.       DEFINITIONS AND INTERPRETATIONS

1.1 In this Schedule and the Appendices, except where the context otherwise requires, the following, expressions shall bear the following meanings:-

                            "Base Rate" means, in
                            respect of any day, the
                            rate per annum which is
                            equal to the base lending
                            rate from time to time of
                            Barclays Bank plc as at the
                            close of business on the
                            immediately preceding
                            business day (being a
                            weekday other than a
                            Saturday on which banks are
                            open for domestic business
                            in the City of London);

                            "Commercial Boundary" means
                            (unless otherwise defined
                            in the relevant Ancillary
                            Services Agreement,
                            including a Market
                            Agreement) the commercial
                            boundary between either NGC
                            or a PES (as the case may
                            be) and the User at the
                            higher voltage terminal of
                            the generator step-up
                            transformer.

                            "Contract Test"   a test  (not  being  a
                            Reactive Test) described in a Market Agreement;

                      "Excitation System"   means the
                      equipment providing the field current of a machine, including all regulating and control elements as well as field discharge or suppression equipment and protection devices;

                      "Genset Registered Capacity"  has the
                      meaning attributed to it in the Pool Rules;

         "Non-Centrally Despatched
                              Generating Unit"   means   a   Generating
                              Unit which is not subject to Central Despatch;

                              "Reactive Despatch
                              Instruction" means a
                              Despatch Instruction
                              relation to Reactive Power
                              given by NGC to a Generator
                              in accordance with
Grid Code SDC2;

                                 "Reactive Power Zone" means
                 those separate areas of
                 England and Wales
                 identified as zones in the
                 Seven Year Statement for
                 1997 for the purpose of
                 specifying local Reactive
                 Power capability and need;

                 "Reactive Test"  means a test
                 conducted pursuant to Grid Code OC5.5.1;

                 "Relevant Zone" means, in
                 relation to any Despatch
                 Unit, the Reactive Power
                 Zone to which that Despatch
                 Unit is allocated as
                 specified in an Ancillary
                 Services Agreement;

                 "Representative"  has the meaning
                 attributed to it in Schedule 4 to this Agreement;

                 "Synchronous Compensation" means the operation of
                 rotating synchronous       Apparatus   for  the  specific
                 purpose of either  generation  or  absorption of Reactive
                 Power;

                 "Tendered Capability Breakpoint"   has  the meaning
                 attributed to it in sub-paragraph 1.4 of Appendix 5;

                 "Trading Site"  has  the
                 meaning  attributed  to it in the Pooling and  Settlement
                 Agreement;

                 "Transmission Users Group" means the group established pursuant to paragraph 4 of Schedule 4 to this Agreement,

                 "TUG Issue"   has  the
                 meaning   attributed to it in Schedule  4  to  this
                 Agreement;

                 "'TUG Party"  has the
                 meaning   attributed   to  it  in   Schedule  4  to  this
                 Agreement.

1.2 For the purpose of this Schedule and the Appendices, "Obligatory Reactive Power Service" means the Part I System Ancillary Service referred to in Grid Code CC 8.1 which the relevant User is obliged to provide (for the avoidance of doubt, as determined by any direction in force from time to time and issued by the Director relieving a relevant User from the obligation under its Licence to comply with such part or parts of the Grid
Code or any Distribution Code or, in the case of NGC, the Transmission Licence as may be specified in such direction) in respect of the supply of Reactive Power (otherwise than by means of synchronous or static compensation) and in respect of the required Reactive Power capability referred to in Grid Code CC 6.3.2, which shall comprise:-

                  (a) in relation to a Despatch Unit. compliance by the relevant User in all respects with all provisions of the Grid Code relating to that supply of Reactive Power and required Reactive Power capability (including without limitation the Connection Conditions and the Scheduling and Despatch Codes of the Grid Code) together with the provision of metering facilities meeting the requirements of Appendix 4: and

                  (b) in relation to a Non-Centrally Despatched Generating Unit compliance by the relevant User in all respects with all provisions of the Grid Code applicable to it relating to that supply of Reactive Power and required Reactive Power capability, together with the provision of such despatch facilities (including the submission to NGC of all relevant technical, planning and other data in connection therewith) and metering, facilities (meeting the requirements of Appendix
                  4), and upon such terms, as shall be set out in an Ancillary Services Agreement entered into between NGC and the relevant User.

         For the avoidance of doubt. "Obligatory Reactive Power Service" when used in this Schedule and the Appendices excludes provision of Reactive Power capability from Synchronous Compensation and from static compensation equipment. and the production of Reactive Power pursuant thereto.

1.3 For the purpose of this Schedule and the Appendices, "Enhanced Reactive Power Service" means the Commercial Ancillary Service of:-

                  (a) the provision of Reactive Power capability of a Generating Unit in excess of that which a User is obliged to provide from that Generating Unit under and in accordance with the Connection Conditions of the Grid Code and the production of Reactive Power pursuant thereto, which a User may agree to provide and which is capable of being made available to, and utilised by, NGC in accordance with the Scheduling, and Despatch Codes of the Grid Code (or as may otherwise be agreed in writing between NGC and a User) for the purposes of voltage support on the NGC Transmission System, upon and subject to such terms as may be agreed in writing between NGC and such User; or

                           (b) the provision of Reactive Power capability from
                  Synchronous Compensation or from static compensation equipment and the production of Reactive Power pursuant thereto, which a User or any other person may agree to provide and which is capable of being made available to, and utilised by, NGC for the purposes of voltage support on the NGC Transmission System. upon and subject to such terms as may be agreed in writing between NGC and such User or other person; or

                  (c) such other provision or enhancement of capability of Plant and/or Apparatus or other equipment to generate or absorb Reactive Power, and the production of Reactive Power pursuant thereto, which a User or any other person may agree to provide and which is capable of being made available to, and utilised by, NGC for the purposes of voltage support on the NGC Transmission System, upon and subject to such terms as may be agreed in writing between NGC and such User or other person.

1.4 Unless otherwise defined in this paragraph 1, terms and expressions found in the Grid Code have the same meanings, interpretations and constructions in this Schedule and the Appendices.

1.5 In this Schedule and the Appendices, except where the context otherwise requires, references to a particular Appendix, Part, Section, sub-section, paragraph or sub-paragraph shall be a reference to a particular Appendix to or part of this Schedule or, as the case may be, that Section, sub-section, paragraph or sub-paragraph in this Schedule.

2.       VARIATIONS AND REVIEW

2.1 (a) The Parties hereby agree that governance of this Schedule and the Appendices is an appropriate matter to be passed to the Transmission Users Group but further agree that. unless and until otherwise agreed by the Parties in writing, and notwithstanding and without prejudice to Clause 25.1 of this Agreement, this Schedule and the Appendices (except this paragraph 2) may be varied upon the terms and conditions of sub-paragraphs 2.2 to 2.5 inclusive.

                  (b) Solely for the purposes of enabling this Schedule and the
                  Appendices (except this paragraph 2) to be varied upon the terms and conditions of sub-paragraphs 2.2 to 2.5 inclusive as specified in sub-paragraph 2. 1 (a), the contents of this
                  Schedule and the Appendices as varied from time to time shall be deemed to be incorporated as a separate Appendix into each and every Supplemental Agreement entered into by a User and in force from time to time, and the Parties hereby agree that, notwithstanding any contrary provision, express or implied, in this Agreement or any Supplemental Agreement, each such
                  Appendix to a Supplemental
Agreement         shall only he capable of variation with the agreement in
                  writing of all Parties or by way of a variation to this Schedule and the Appendices upon the terms and conditions of sub-paragraphs 2.2 to 2.5 inclusive and not otherwise (and
                  Sub-Clause 1.2 of this Agreement shall be read and construed accordingly). Such Appendix is hereafter referred to in this paragraph 2 as "the Supplemental Appendix".

2.2 (a) If NGC and/or any User or Users ("the Proposing Party") considers that any variation should be made to this Schedule and/or the Appendices (except this paragraph 2) with regard to the Reactive Power market and the default payment arrangements (a "Proposed Variation") then, subject as provided below, written details of the Proposed Variation, together with reasons therefor and such other written information as the Proposing Party shall reasonably consider to be relevant ("the Supporting Documentation"), shall be submitted by the Proposing, Party's Representative as a TUG Issue at a meeting of the Transmission Users Group, provided always that:-

                                    (i) written details of a Proposed Variation
                           and Supporting Documentation may not be so submitted for the purposes of this paragraph 2 if the effect of the Proposed Variation would in any way conflict with, or otherwise be inconsistent with, the charging principles (as amended from time to time) set out in Appendix 8 (save to the extent the Proposed Variation comprises solely a variation to such charging principles or includes a variation to such charging principles remedying the conflict or inconsistency); and

                                    (ii) for the purposes of this paragraph 2,
                           written details of a Proposed Variation shall on y be deemed to have been submitted as a TUG Issue at a meeting of the Transmission Users Group if such details include a statement to the effect that they are being submitted pursuant to and for the purposes of this paragraph 2.

                  (b) If this Schedule and/or the Appendices shall not have been amended in accordance with Clause 25.1 of this Agreement to effect such Proposed Variation, then at any time after expiry of a period of 120 days, but not later than 180 days, following the date on which written details of the Proposed Variation and Supporting Documentation were submitted at a meeting of the Transmission Users Group in accordance with sub-paragraph 2.2(a), the Proposing Party shall be entitled:-

                                    (i) where the Proposing Party is a User, to
                           serve written notice on NGC requiring NGC to
serve written notice on all other Users of the Proposing Party's intention to require NGC pursuant to sub-paragraph 2.2(c)(i) to refer the Proposed Variation to the Director for determination; or

                                    (ii) where the Proposing Party is NGC, to
                           serve written notice on all Users of its intention to refer the Proposed Variation to the Director in accordance with sub-paragraph 2.2(c)(ii),

                           each such notice to be copied to the Director. NGC
                  shall so notify all other Users as referred to in sub-paragraph 2.2(b)(i) within 10 days following receipt of the notice from the Proposing Party.

                  (c) If no such amendments to this Schedule and/or the Appendices to effect such Proposed Variation shall have been made within 30 days following receipt (or issue, as the case may be) by NGC of the notice referred to in sub-paragraph 2.2(b), then the Proposing Party shall be entitled:-

                                    (i) where the Proposing Party is a User,
                           within a further 30 day period, to serve written notice on NGC requiring NGC to refer the Proposed Variation to the Director, whereupon NGC shall be obliged within 10 days following receipt thereof by written notice (copied to all other Users) to refer the Proposed Variation to the Director for determination; or

                                    (ii) where the Proposing Party is NGC,
                           within a further 30 day period, by written notice (copied to all Users) to refer the Proposed Variation to the Director for determination.

2.3 Each reference by NGC of a Proposed Variation to the Director referred to in sub-paragraph 2.2(c) shall be made in the manner of a variation to each Supplemental Appendix proposed by NGC pursuant to Condition IOC(3) of the Transmission Licence, and shall be accompanied by a request from NGC to the Director to settle any dispute relating thereto. When making each such reference, NGC shall provide the Director with copies of the written details and Supporting Documentation in relation to the Proposed Variation first submitted by the Proposing Party at a meeting of the Transmission Users Group as referred to at sub-paragraph 2.2(a) and. where the Proposing Party is a User, NGC shall invite the Director to raise any questions or queries concerning the Proposed Variation direct with the User concerned.

2.4 If a reference shall have been made by NGC to the Director pursuant to sub-paragraph 2.2(c) and the Director shall have made a determination in accordance with Condition 10C(3) of the Transmission

                  Licence requiring each Supplemental Appendix and/or the provisions of this Schedule and/or the Appendices to be varied, then the Parties shall give effect to any such variation so determined to be made by varying each of their respective Supplemental Appendices and/or the provisions of this Schedule and/or the Appendices accordingly, and each Party hereby authorises and instructs NGC to make all such variations on its behalf and undertakes not to withdraw, qualify or revoke such authority and instruction at any time. In the absence of any such determination by the Director, no such variations shall be made.

2.5 The Parties acknowledge and agree that the Transmission Users Group shall be requested to review each of the matters described in Appendix 7 by the respective date (if any) shown opposite each therein. In carrying out such review, the Transmission Users Group shall be requested to take into account the respective applicable principles (if any) set out therein and to give due and proper consideration to any matter referred to it by the Director. For the avoidance of doubt-following each such review NGC or any User may raise a Proposed Variation with respect thereto in accordance with sub-paragraph 2.2(a). It is further agreed that:-

                  (a) NGC shall consider and, no later than 31st December 1999, report to the Transmission Users Group on the practicalities of establishing a unified mechanism for the provision of voltage support for the NGC Transmission System; and

                  (b) the Transmission Users Group shall be requested, no later than 31st March. 2000, to invite the Grid Code Review Panel to review the provisions of the Grid Code with respect to Reactive Power in light of this Schedule.

2.6       For the avoidance of doubt:-

                  (a) the provisions of sub-paragraphs 2.2 to 2.5 inclusive shall constitute the entirety of the rights of Parties (whether under this Agreement or otherwise) to refer (or to require NGC to refer) to the Director for determination any variation to this Schedule 5 and/or the Appendices. and each of the Parties hereby agrees that, saver in the circumstances provided in sub-paragraph 2.3, no request shall be made to the Director under Condition 10C(3) of the Transmission Licence to settle any dispute relating to any Proposed Variation where NGC is the Proposing Party; and

                  (b) nothing in this paragraph 2 shall confer on any Party any right to refer (or to require NGC to refer) to the Director for determination any variation or proposed variation to any part or parts of this Agreement other than this Schedule 5 and the Appendices; and


                  (c) the provisions of this paragraph 2 may only be varied in the manner provided in Clause 25.1 of this Agreement.

3.       DISPUTE RESOLUTION

3.1 Save in relation to any dispute or difference concerning a Proposed Variation (in respect of which paragraph 2 shall apply), and subject always to sub-paragraph 3.2, any dispute or difference of whatever nature howsoever arising under out of or in connection with this Schedule and/or the Appendices (in this paragraph 3 referred to as a "Dispute") shall be and hereby is referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.

3.2 (a) In this sub-paragraph 3.2, each Party which is party to the Dispute in question is referred to as "a Disputing Party" and "Disputing Parties" shall be construed accordingly.

                  (b) Before submitting any notice under the arbitration rules commencing arbitration proceedings in relation to any Dispute, unless a notice shall have been served in respect of that Dispute pursuant to sub-paragraph 3.2(c), a Disputing Party shall first serve written notice on all other Disputing Parties of its intention to commence arbitration proceedings. Arbitration proceedings may not then be commenced until the 30 day period referred to in sub-paragraph 3.2(c)(ii) shall have elapsed without a notice pursuant to that sub-paragraph having been served or, where such notice has been served within such period, except in the circumstances provided in sub-paragraphs 3.2(d) and (e).

                  (c) If a Disputing Party reasonably believes that the subject matter of the Dispute is directly relevant to, or the resolution of the Dispute would have a material effect upon, any one or more other Parties not being Disputing Parties, then that Disputing Party may:-

                    (i) for so long as no notice is served in accordance with sub-paragraph 3.2(b) above, at any time. or

                    (ii) upon  receipt of  any  such  notice,  within  30  days thereafter, serve written notice on all other Disputing Parties of its intention to raise the Dispute as a TUG Issue at a meeting of the Transmission Users Group. Upon receipt of such notice, no Disputing Party may subsequently commence arbitration proceedings except in the circumstances provided in sub-paragraphs 3.2(d) and
                         (e).

                  (d) Not earlier than 30 days nor later than 90 days after a notice is served pursuant to sub-paragraph 2") 3.2(c) above. the Representative of that and/or any other Disputing Party may submit written details of the Dispute as a TUG Issue at a meeting of the Transmission Users Group. Provided it shall first have been given the opportunity to consult with regard to the nature and scope of confidential information relating to its affairs proposed to be disclosed. each Disputing Party hereby consents to such disclosure of confidential information (but not rates and prices) relating to its affairs to the extent relevant to the Dispute. If such written details are not so submitted prior to expiry of such 90 day period, then any Disputing Party wishing to commence arbitration proceedings in relation to the Dispute in question may thereafter do so.

                  (e) Upon the expiry of the period of 120 days after the date on which written details of the Dispute are submitted at a meeting of the Transmission Users Group in accordance with sub-paragraph 3.2(d), any Disputing Party wishing to commence arbitration proceedings in relation to the Dispute in question may thereafter do so.

3.3       Clause 26.1 of this Agreement shall be read and construed accordingly.

4.       OBLIGATORY REACTIVE POWER SERVICE - DEFAULT PAYMENT ARRANGEMENT

4.1 Notwithstanding any other provision of this Agreement, the provisions of this Schedule and the Appendices, together with the Ancillary Services Agreements referred to in sub-paragraph 4.6. shall govern the rights and obligations of the Parties with respect to payments to be made by NGC to Users for the provision of the Obligatory Reactive Power Service.

4.2      Subject always to paragraph 5, and notwithstanding

                  (a) the provisions of the Works Programme for reactive power ancillary services agreed by Pool Members on 1st March 1994, as adopted from 1st August 1994; and

                  (b) the provisions of any Ancillary Services Agreement now or hereafter in effect (but subject always to sub-paragraph 6.2),

         the payments to be made by NGC to Users for the provision of the Obligatory Reactive Power Service in all Ancillary Services Agreements under which Users are or will be paid for the Obligatory Reactive Power Service shall, subject always to sub-paragraphs 2.5 and 4.7, in respect of all periods from (and including) 1st October, 1997 to (and including) 31st March, 2000 comprise solely payments for capability and utilisation, and thereafter comprise solely payments for utilisation, in each case determined in respect of each Settlement Period in accordance with sub-paragraph 4.3.

4.3 Save to the extent and for the duration of any Market Agreement (as defused in sub-paragraph 5. 1) which may be entered into between NGC and a User as referred to in paragraph S:-

                  (a) the utilisation and capability payments for provision of the Obligatory Reactive Power Service from Despatch Units shall be determined in accordance with the provisions of Appendix 1; and

                  (b) the utilisation and capability payments for provision of the Obligatory Reactive Power Service from Non-Centrally Despatched Generating Units shall be determined on a basis to be agreed between NGC and each relevant User but, so far as reasonably practicable, consistent with the provisions of Appendix I (but so that such payments shall not become due and payable from NGC to any such User with effect from a date earlier than that on which the relevant Ancillary Services Agreement referred to in sub-paragraph 4.6 is so amended or concluded).

4.4 The Parties acknowledge and agree that. as at the date this Schedule comes into effect:-

                  (a) the totality of payments for the provision of the Obligatory Reactive Power Service, determined in accordance with the provisions of this paragraph 4, reflect so far as reasonably practicable the overall variable costs (on the basis of the charging principles set out in Appendix 8) incurred across all relevant Generating Units of the provision of the Obligatory Reactive Power Service (whether or not payments are made in respect of those Generating Units pursuant to this paragraph 4 or pursuant to Market Agreements entered into in accordance with paragraph 5); and

                (b) without prejudice to the review of the indexation factor specified as item 4 in Appendix 7, such totality of payments will continue to reflect those overall variable costs notwithstanding all and any variations thereto reasonably anticipated at such date.

4.5 It is hereby agreed and acknowledged that nothing in this Schedule and the Appendices shall affect in any way the obligation on each User to comply with the provisions of the Grid Code insofar as they relate to Reactive Power. For the avoidance of doubt. and without limiting the foregoing, it is hereby agreed and acknowledged that, notwithstanding that the payments for the Obligatory Reactive Power Service with effect from 1st April, 2000 shall, subject always to sub-paragraph 2.5. comprise solely payments for utilisation. nothing in this Schedule and the Appendices shall relieve Users from the obligation to comply with the provisions of the Grid Code in relation to Reactive Power by virtue of Sub-Clause 9.3 of this Agreement or otherwise howsoever.

4.6 Ancillary Services Agreements have been and will continue to be entered into bilaterally between NGC and Users but it is intended that, subject as provided below, Ancillary Services Agreements between NGC and Users providing the Obligatory Reactive Power Service will be amended or (if not in existence when this Schedule takes effect) concluded so as to give effect to the provisions of sub-paragraphs 4.2 and 4.3. Subject always to sub-paragraphs 4.8 and 6.2, NGC and each relevant User therefore agree, as soon as reasonably practicable, to amend the existing Ancillary Services Agreement or conclude a new Ancillary Services Agreement in respect of each relevant Generating Unit in order to give effect to the provisions of sub-paragraphs 4.2 and 4.3.

4.7 For the avoidance of doubt, no payments referred to in this paragraph 4 shall be payable by NGC to a User in relation to any Generating Unit unless and until the relevant Ancillary Services Agreement is so amended or concluded as provided in sub-paragraph 4.6.

4.8 Notwithstanding the foregoing provisions of this paragraph 4, and without prejudice to paragraph 7, NGC shall only be obliged to amend or conclude any Ancillary Services Agreement with regard to any Generating Unit if.-

                  (a) the leading or lagging Reactive Power capability required of that Generating Unit in accordance with Grid Code CC 6.3.2 is IS Mvar or more (measured at the Commercial Boundary); and

                           (b) where that Generating Unit is not subject to
                  Central Despatch, NGC and the relevant User shall have agreed terms (to be incorporated into the Ancillary Services Agreement) with regard to despatch facilities, including the ability for NGC to obtain relevant technical, planning and other data in connection therewith; and

                  (c) there exists in relation to that Generating Unit metering facilities meeting the requirements of Appendix 4.

5.       OBLIGATORY REACTIVE POWER SERVICE AND ENHANCED REACTIVE POWER SERVICES
         - MARKET PAYMENT MECHANISM

5.1 Nothing in this Schedule and the Appendices, and nothing in any Ancillary Services Agreement entered into or amended in accordance with sub-paragraph 4.6, shall prevent or restrict:-

         (a) the entering into or amendment of any Ancillary Services Agreement between NGC and any User to provide for the making of payments by NGC to that User for the provision of the Obligatory Reactive Power Service on an alternative basis to that set out or referred to in paragraph 4; or

                  (b) the entering into or amendment of any Ancillary Services Agreement between NGC and any User (or other person) for the provision of an Enhanced Reactive Power Service.

         Any such agreement constituting an Ancillary Services Agreement or an amendment thereto and which is entered into in accordance with the principles contained in sub-paragraph 5.3 is referred to in this Schedule and the Appendices as a "Market Agreement".

5.2 The coming into effect of a Market Agreement in relation to any Generating Unit shall, in respect of that Generating Unit, suspend and replace for the duration thereof the provisions for payment for the Obligatory Reactive Power Service (if applicable) set out or referred to in paragraph 4. In such a case, and for the avoidance of doubt, with effect from the expiry or termination of the Market Agreement, the provisions for payment for the Obligatory Reactive Power Service set out or referred to in paragraph 4 shall in relation to that Generating Unit cease to be suspended and shall resume full force and effect.

5.3     The following principles shall govern  the  entering  into  of  Market
        Agreements:-

         (a)      Relevant Dates

                                            (i) Each Market Agreement will
                           commence on either 1st April or 1st October, whichever next follows the submission by NGC of the package of information as more particularly described in sub-paragraph 5.3(b)(i) ("Contract Start Days"). The first such Contract Start Day will be 1st April 1998.

                  (ii)     For the purposes of this sub-paragraph 5.3:-

                                                     (a) a Market Day shall be a
                                    date not earlier than twenty weeks and not later than sixteen weeks prior to a Contract Start Day; and

                                                     (b) a Tender Period shall
                                    be a period of at least eight consecutive weeks commencing on a date nominated by NGC and ending on a Market Day.

         (b)      Submission of Tender information by NGC

                                    (i) NGC shall, acting reasonably and having
                           regard to the principles contained in this subparagraph 5.3, compile a package of information for the use of interested parties comprising technical, procedural and contractual requirements, directions and specifications to govern Market Agreements to take effect from the following Contract Start Day. NGC shall ensure that such requirements, directions and specifications do not conflict with any of the principles contained in this sub-paragraph
                           5.3 and so far as reasonably practicable do not discriminate between Tenderers.

                                    (ii) Prior to the commencement of each
                           Tender Period, NGC shall provide to all persons who shall by then have requested the same the package of information as more particularly described in sub-paragraph 5.3(b)(i).

         (c)      Submission of Tenders

                           During the Tender Period, but for the avoidance of
                  doubt not later than the Market Day, an interested party may submit to NGC:-

               (i) in relation to any Generating Unit providing the Obligatory Reactive Power Service, prices for and Tendered Capability Breakpoints relating to the provision thereof : or

               (ii) in relation to that Generating  Unit, a tender for provision
                    of  the  Enhanced   Reactive  Power  Service   specified  in
                    sub-paragraph 1.3(a) and/or (b) and/or (c); and/or

               (iii)in relation to any other  Generating Unit or other Plant and
                    Apparatus (or other equipment), a tender for provision of the Enhanced Reactive Power Service specified in sub-paragraph 1.3(b) and/or (c),

                           in each case in accordance with sub-paragraph 5.3(d).
                  All such submissions are referred to in this Schedule and the Appendices as "Tenders", and "Tenderers" shall be construed accordingly.

         (d)      Form of tenders

                  (i)      All Tenders submitted by Users which comprise:-

                                                     (a) prices for and Tendered
                                    Capability Breakpoints relating to the
                                    provision of the Obligatory Reactive Power
                                    Service from Despatch Units; and

                                                     (b) terms for the provision
                                    of the Enhanced Reactive Power Service
                                    specified in sub-paragraph 1.3(a) from
                                    Despatch Units,

                           shall be completed on the basis that payment will be
                  determined in respect of each Settlement Period in accordance with the formulae and other provisions set out in Appendix 2 and in the manner set out in Appendix 5.

                  (ii) All other Tenders (including without limitation those in respect of Non-Centrally Despatch Generating Units and those comprising terms for the provision of the Enhanced Reactive Power Service specified in sub-paragraphs 1.3(b) and (c)) shall be submitted in accordance with and on the basis of such (if any) reasonable directions given by NGC in the package of information referred to in sub-paragraph 5.3(b)(i) or otherwise in such manner as may be reasonably specified by NGC from time to time, which directions shall in either case be, so far as reasonably practicable, consistent with the provisions of Appendices 2 and 5.

                  (iii) Each Tender comprising prices for and Tendered Capability Breakpoints relating to the provision of the Obligatory Reactive Power Service shall be submitted on the basis that NGC may only select all (and not some) of the prices and Tendered Capability Breakpoints comprised therein.

                  (iv) Save where expressly provided otherwise in a Tender, each Tender comprising terms for the provision of an Enhanced Reactive Power Service shall be treated as having been submitted on the basis that NGC may select all or part only of the Reactive Power capability comprised therein (which, in the case of the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a), shall mean all or part only of the excess capability comprised therein).

                  (v) All Tenders shall be submitted in respect of periods of whole and consecutive calendar months. to be not less than twelve months and in multiples of six months, to commence on the next following Contract Start Day. Save where expressly provided otherwise in a Tender, a Tender (whether in relation to the Obligatory Reactive Power Service or an Enhanced Reactive Power Service) shall be treated as having been submitted on the basis that NGC may select all or part only of any period so tendered (in multiples of six months), subject to a minimum period of twelve consecutive months, commencing on the next following Contract Start Day.

         (e)      Qualification and Evaluation of Tenders

                                    (i) Each Tender must satisfy the mandatory
                           qualification criteria set out in Section A of Appendix 6.

                                    (ii) NGC shall evaluate and (without
                           prejudice to sub-paragraphs 5.3(d)(iii),(iv) and (v)) select Tenders (or part(s) thereof) on a basis consistent with its obligations under the Act, the Transmission Licence and this Agreement and, subject thereto, in accordance with the evaluation criteria set out in Section B of Appendix 6. Without limitation, NGC reserves the right to require tests of a Generating Unit or other Plant and Apparatus (or other equipment), on a basis to be agreed with a Tenderer, as part of the evaluation of a Tender.

                                    (iii) NGC shall use reasonable endeavours to
                           evaluate Tenders within ten weeks from each Market
                           Day.

         (f)      Entering into of Market Agreements

                                    (i) Having selected a Tender (or part(s)
                           thereof) in accordance with sub-paragraph 5.3(e), NGC shall notify the relevant Tenderer that it wishes to enter into a Market Agreement in respect thereof. and that Tenderer and NGC shall each use reasonable endeavours to agree the terms of. and enter into, a Market Agreement in respect thereof as soon as reasonably practicable but in any event not later than 4 weeks prior to the relevant Contract Start Day. Notwithstanding the foregoing, if a Market Agreement has not been entered into by the date being 4 weeks prior to the relevant Contract Start Day, then either NGC or the Tenderer shall be entitled. provided that it shall have used all reasonable endeavours to agree the terms of. and enter into, the Market Agreement as aforesaid, to notify the other that it no longer wishes to enter into the Market Agreement. whereupon the Tender in question shall be deemed to be withdrawn.

                                    (ii) In the event of a deemed withdrawal of
                           a Tender in the circumstances set out in subparagraph 5.3(f)(i), NGC shall be entitled to re-evaluate and select all or part of any outstanding Tenders in accordance with sub-paragraphs 5.3(e)(i) and (ii) and to notify one or more Tenderers if. in substitution for the Tender so deemed to be withdrawn, it wishes to enter into a Market Agreement in respect of any other Tender or Tenders (or part(s) thereof). Following such notification, NGC and each Tenderer in question shall use reasonable endeavours to agree the terms of, and enter into, a Market Agreement prior to the relevant Contract Start Day.

                                    (iii) If. in respect of any Tender, a Market
                           Agreement is not entered into by the relevant Contract Start Day, that Tender shall be deemed to be withdrawn.

                                    (iv) Save where otherwise provided in this
                           paragraph 5. all Market Agreements must be entered into on the basis of the terms set out in the relevant Tender (or relevant part(s) thereof).

         (g)      Legal Status of Tenders

                           For the avoidance of doubt, a Tender shall not
                  constitute an offer open for acceptance by NGC, and in respect of any Tender or part(s) thereof selected by NGC pursuant to sub-paragraph 5.3(e) or (f), neither the Tenderer in question nor NGC shall be obliged to provide or pay for the Obligatory Reactive Power Service and/or an Enhanced Reactive Power Service upon the terms of that Tender (or the relevant part(s) thereof) unless and to the extent that those terms are incorporated in a Market Agreement subsequently entered into.

         (h)      Publication

                                    (i) Within the six weeks following each
                           Contract Start Day, NGC shall provide to all persons requesting the same the following information:-

                                                     (a) in respect of all
                                    Market Agreements then subsisting, prices and contracted Reactive Power capability on an individual Tender basis relating to the period from the immediately preceding Contract Start Day until the next following Contract Start Day;

                                                     (b) in respect of all
                                    Ancillary Services Agreements (including
                                    Market Agreements) subsisting in respect of the six month period ending on the immediately preceding Contract Start Day (commencing with that ending on 30 September, 1998), details of utilisation of Mvarh provided by individual Despatch Units (or, where relevant, Non-Centrally Despatched Generating Units. other Plant and/or Apparatus or other equipment) pursuant to the Obligatory Reactive Power Service and Enhanced Reactive Power Services;

                                                     (c) details of the
                                    circumstances surrounding any failure by NGC during the preceding six month period to perform any of its duties and responsibilities under this paragraph 5 in the circumstances referred to in paragraph 7; and

                    (d) any other information reasonably considered by NGC to be pertinent to the Tender process,

                                            and, to this extent, each Party
                           consents to the disclosure by NGC of the information referred to in sub-sub-paragraphs (a) and (b) above in so far as it relates to the provision of the Obligatory Reactive Power Service and (where applicable) an Enhanced Reactive Power Service from its Generating Units and/or other Plant and Apparatus (or other equipment).

                                    (ii) Without prejudice to the provision of
                           information pursuant to sub-paragraph 5.3 (h)(i), NGC further agrees to use all reasonable endeavours to provide to all persons requesting the same, within the six weeks following each Contract Start Day, estimates of the Mvarh absorption and generation by the NGC Transmission
                           System, where used for the purposes of voltage support, during the preceding six month period (commencing with that ending on 30th September, 1998).

6.       AMENDMENT AND CONCLUSION OF ANCILLARY SERVICES AGREEMENTS

6.1 NGC and each relevant User shall promptly do all such acts and execute and deliver such agreements and other documentation as may be necessary to amend or conclude the relevant Ancillary Service Agreements so as to give effect to the provisions of this Schedule and the Appendices as amended from time to time.

6.2 Sub-paragraphs 4.6 and 6.1 shall not require NGC or any User to amend or conclude an Ancillary Services Agreement so as to give effect to this Schedule and the Appendices if and to the extent that, in respect of any Generating Unit. NGC and such User shall have expressly agreed in writing, that no payments shall be made by NGC to such User under an Ancillary Services Agreement for the provision of the Obligatory Reactive Power Service from that Generating Unit.

7.       STATUTORY AND REGULATORY OBLIGATIONS

7.1 No Party shall be bound to perform any of its duties or responsibilities under this Schedule and the Appendices (including without limitation with regard to the amending or concluding of Ancillary Services Agreements in accordance with sub-paragraph 4.6 and the entering into of Market Agreements in accordance with paragraph 5) if and to the extent that to do so would be likely to involve that Party in breach of its duties and obligations (if any) under the Act or of any condition of a Licence. Accordingly, nothing in this Schedule and the Appendices shall preclude NGC from procuring. the provision of any Enhanced Reactive Power Service in a manner otherwise than in accordance with paragraph 5 in order to comply with its duties and obligations under the Act and/or any condition of the Transmission Licence to the extent such compliance cannot reasonably be assured by the performance of its duties and responsibilities under paragraph 5.

         Without prejudice to sub-paragraph 7.1, NGC shall not be bound to comply with the provisions of subparagraph 5.3(h) with regard to the disclosure of information to the extent that to do so would be likely to restrict, distort or prevent competition in the provision of the Obligatory Reactive Power Service and/or Enhanced Reactive Power Services.

                                   Appendix 1

 Payments for the Obligation Reactive Power Service - Default Payment
 Arrangements

The provisions of this Appendix 1, as referred to in sub-paragraph 4.2 of this Schedule, shall apply to the calculation of default payments for provision of the Obligatory Reactive Power Service from Despatch Units.
All payments shall be expressed in pounds sterling.

1.       Total Payment

                               Total Payment (PT)        =        PU
                               + PC             [(pound)   per    Settlement
                               Period per Despatch Unit]

         where, subject always to paragraphs 7 and 8 below:

                    PU = the utilisation payment in respect of a Despatch Unit for a Settlement Period determined in accordance with paragraph 2 below; and

                           PC = the capacity payment in respect of a Despatch Unit for a Settlement Period determined in accordance with paragraph 3 below.

2.       Utilisation Payment

                                 PU       =       BPU * U
                                 [(pound) per  Settlement  Period per Despatch
                                  Unit]
         Where
         BPU      =        46,270,000 * 1 * X            [(pound)/Mvarh]

                           42,054,693
         Where
         I        =        defined in paragraph 5 below;
         X        =        a factor which shall be:

                  (i) in respect of any Settlement Period from (and including) 1st October 1997 to (and including) 31st March 1998, 0.2; and

                  (ii) in respect of any Settlement Period from (and including) 1st April, 1998 to (and including) 31st March, 1999, 0.5 (subject as provided below); and

                  (iii) subject always to sub-paragraph 2.5 of this Schedule, in respect of any Settlement Period from (and including) 1st April, 1999 to (and including) 31st March. 2000, 0.75 (subject as provided below); and

                  (iv) subject always to sub-paragraph 2.5 of this Schedule, in respect of all Settlement Periods thereafter, 1.00 (subject as provided below);

                  Provided always that with effect from 1st April 1998. X shall be 0.2 in all Settlement Periods from (and including) that in which:-

                  (a) the relevant Despatch Unit (or, in relation to a Centrally Despatched CCGT Module, any relevant CCGT Unit) fails a Reactive Test until (and including) the Settlement Period in which a subsequent Reactive Test is passed in relation to that Despatch Unit (or CCGT Unit (as the case may be)); or

                  (b) the User fails (other than pursuant to an instruction given by NGC or as permitted by the Grid Code) to set the Automatic Voltage Regulator of the Despatch Unit (or, in relation to a Centrally Despatched CCGT Module, any relevant CCGT Unit) to a voltage following mode until (and including) the Settlement Period in which the User notifies NGC that the Automatic Voltage Regulator is so set; or

                  (c) the Despatch Unit fails to comply with a Reactive Despatch Instruction due to the fact that the Despatch Unit (or, in relation to a Centrally Despatched CCGT Module any relevant CCGT Unit) is unable to increase and/or decrease its Mvar output (other than as a direct result of variations in System voltage) until (and including) the Settlement Period in which the User notifies NGC that the Despatch Unit is so able to comply; or

                  (d) the Despatch Unit fails to have a Mvar range which includes the ability to provide zero Mvar at the Commercial Boundary until (and including) the Settlement Period in which the User notifies NGC that the Despatch Unit has or once more has such range; and

         U = defined in Section 1 of Appendix 3.

3.       Capability Payment

                           PC = [[(BPC * ZWFlead * QClead * QSF lead) + (BPC * ZWFlag * QClag * QSFlag)] * J] [(pound) per Settlement Period per Despatch Unit]

         Provided always that PC shall be 0 in all Settlement Periods from (and including) that in which:-

                  (i) the User fails (other than pursuant to an instruction given by NGC or as permitted by the Grid Code) to set the Automatic Voltage Regulator of the Despatch Unit (or, in relation to a Centrally Despatched CCGT Module, any relevant CCGT Unit) to a voltage following mode until (and including) the Settlement Period in which the User notifies NGC that the Automatic Voltage Regulator is so set; or

                           (ii) the Despatch Unit fails to comply with a
                  Reactive Despatch Instruction due to the fact that the Despatch Unit (or in relation to a Centrally Despatched CCGT Module any relevant CCGT Unit) is unable to increase and/or decrease its Mvar output (other than as a direct result of variations in System voltage) until (and including) the Settlement Period in which the User notifies NGC that the Despatch Unit is so able to comply; or

                  (iii) the Despatch Unit fails to have a Mvar range which includes the ability to provide zero Mvar at the Commercial Boundary until (and including) the Settlement Period in which the User notifies NGC that the Despatch Unit has or once more has such range; or

                  (iv) a continuous period of unavailability of a Despatch Unit to be Despatched by NGC in accordance with Grid Code SDC extends beyond 75 consecutive days until (and including) the Settlement Period in which the Despatch Unit is subsequently declared available in accordance with Grid Code SDC.

         Where

         BP2      =    46,270,000 * 1 * Y  [(pound)/Mvar per Settlement Period
                       -------------------------------------------
                       0.868178624 * 16,112 * 8,760 * 2

         Where

         I        =    defined in paragraph 5 below;

         Y        =    a factor which shall be:-

                    (i)  in  respect  of  any   Settlement   Period   from  (and
                         including) 1st October, 1997 to (and including) 31st March. 1998, 0.8; and

                    (ii) in  respect  of  any   Settlement   Period   from  (and
                         including) 1st April, 1998 to (and including) 31st March, 1999, 0.5; and

                    (iii)subject always to  sub-paragraph  2.5 of this Schedule,
                         in  respect  of  any   Settlement   Period   from  (and
                         including) 1st April, 1999 to (and including) 31st March, 2000, 0.25; and

                    (iv) subject always to  sub-paragraph  2.5 of this Schedule, in respect of all Settlement Periods thereafter, 0;

                           ZWF = the Provisional Zonal Weighting Factor defined in paragraph 4 below (expressed to apply to both leading and lagging Mvar) subject to reconciliation in accordance with that paragraph.

                           QC   = defined in  Section 2 of  Appendix  3
                          (expressed  to apply to both leading and lagging
                           Mvar);

                           QSF = the shortfall factor relating to the capability payment (expressed as either QSFlead QSFlag to apply respectively to capability leading and capability lagging as applicable), being


                                    min     ( 1, ( QR) 2 )
                                                   --
                                            (      QC      )

         Where

                    QR = defined in Section 2 of Appendix 3 (expressed to apply to both leading and lagging Mvar); and

                           J = 1 in each Settlement Period in which, in relation to the Despatch Unit in question, Genset Registered Capacity is greater than 2MW, otherwise 0.

4.       Zonal Weighting Factors

                           ZWF = the Provisional Zonal Weighting Factor
                           (expressed as either ZWFlead or ZWFlag to apply respectively to the zonal weighting factor leading and the zonal weighting factor lagging) for the Despatch Unit, calculated as follows:,

                                                     (a) in respect of the
                                    period from (and including) 1st October, 1997 to (and including) 31st March, 1998 and in respect of each subsequent twelve month period ending 31st March, provisional zonal weighting factors ("the Provisional Zonal Weighting Factors') shall be calculated by NGC in respect of both leading and lagging Reactive Power by reference to:-

                    (i) the leading or lagging (as the case may be) Mvar "need" for leading for lagging (as the case may be) Reactive Power for that period in each Relevant Zone, divided by

                    (ii) the total  leading or lagging (as the case may be) Mvar capability for that period in each Relevant Zone as forecast by NGC ("the Total Forecast Capability"),

                    with the  result  of  that   division  in  each  case  being
                         multiplied by an adjustment factor being:-

                                            16112
                                            TAN

                  Where

                                                              TAN = a figure
                             being, for the period from (and
                             including) 1st October, 1997 to (and
                             including) 31st March, 1998, 14,775,
                             and for each subsequent twelve month
                             period ending 31st March, a figure
                             being the sum total of the leading
                             Mvar "need" for leading Reactive
                             Power plus the sum total of the
                             lagging Mvar "need" for lagging,
                             Reactive Power in all Reactive Power
                             Zones for the twelve month period in
                             question, as given each year in the
                             Seven Year Statement,

                               provided that each Provisional Zonal Weighting Factor (both leading and lagging) shall not in any event be greater than 3.000 and provided further that (for the avoidance of doubt) no determination of ZWFlead, ZWFlag, and TAN shall be made in respect of any such twelve month period when Y = 0.

                  (b) The Provisional Zonal Weighting Factors, together with the Total Forecast Capability, will be notified by NGC as soon as reasonably practicable by publication in the first practicable Seven Year Statement (or any update thereof).

         Reconciliation

         As soon as reasonably practicable following the expiry of each twelve month period ending 31st March, NGC shall recalculate ZWFlead and ZWFlag, for that twelve month period in accordance with the above provisions for calculation of the Provisional Zonal Weighting. Factors but substituting for the Total Forecast Capability the actual total leading or lagging (as the case may be) Mvar capability for that twelve month period in each Relevant Zone as determined by NGC ("the Total Actual Capability"). Such recalculation of ZWFlead and ZWFlag shall be undertaken by NGC in a manner consistent with the principles and methodologies set out in the document entitled "Methodology Document for the Recalculation of Zonal Weighting Factors" published by NGC for this purpose. Such recalculated figures for ZWFlead and ZWFlag ("the Final Zonal Weighting Factors"), together with the Total Actual Capability, shall be published by NGC in the Seven Year Statement. Each Final Zonal Weighting Factor (both leading and lagging) shall not in any event be greater than 3.000 and (for the avoidance of doubt) no determination of ZWFlead, ZWFlag, and TAN shall be made in respect of any such twelve month period when Y=0.

         NGC shall derive the Total Actual Capability from the Mvar capability (required under and in accordance with the Connection Conditions of the Grid Code) of Generating Units in respect of which Ancillary Services Agreements have been or will be amended or concluded to give effect to the provisions of sub-paragraphs 42 and 4.3 of this Schedule. In respect of any twelve month period ending 31st March. such Mvar capability shall be reduced pro rata for all Settlement Periods in such twelve month period in respect of which no capability payments referred to in this Appendix I shall fall due:-

                    (a) by virtue of paragraph 7 below (with effect from the commencement of the twelve month period in question); and

                    (b) by virtue of paragraph 8 below (until the end of the twelve month period in question): and

                    (c) by virtue of factor J referred to in paragraph 3 above being set to zero (at any time during the twelve month period in question).

         As soon as reasonably practicable following publication of the relevant Seven Year Statement, NGC shall pay to each relevant User or be paid by each relevant User such sum as will reconcile:-

                  (i) capability payments made to that User and calculated in accordance with paragraph 3 above by reference to the Provisional Zonal Weighting Factors,

         with

                  (ii) capability payments due to or from that User and calculated in accordance with paragraph 3 above by reference to the Final Zonal Weighting Factors.

         For the avoidance of doubt. such reconciliation will include the payment of interest at the Base Rate from the date of payment by NGC to that User of the capability payments referred to at (i) above.

         For clarification purposes. each reference in this paragraph 4 to "need" does not imply actual Reactive Power need but is used merely to refer to the figure identified as "need" in the Seven Year Statement. Such figure shall be determined each year using the same principles and methodologies as used to determine the zonal weighting factors for the twelve month periods ended on 31st March, 1996 and 31st March, 1997.

5.       Indexation

         The indexation factor I used in the formulae in paragraphs 2 and 3 above shall, with effect from 1st October, 1997 in respect of the period from (and including) that date to (and including) 31st March, 1998, and with effect from 1st April in respect of each subsequent twelve month period ending, 31st March. be determined as follows:-

                  I        =                         RPI2
                                                     RPI1,
         Where

         For the period from (and including) 1st October, 1997 to (and including) 31st March, 1998 RPI, = 155.4, and thereafter RPI, is the PPI for March of the immediately preceding twelve month period ending 31st March.

         RPI1 is the RPI for March, 1994 (142.5).

         The index used is the Retail Prices Index (RPI) with 1987 = 100 base. The source of the RPI index is the monthly Department of Employment "Employment Gazette".

         In the event that RPI ceases to be published or is not published in respect of any relevant month or it is not practicable to use RPI because of a change in the method of compilation or some other reason, the indexation factor I shall be calculated by NGC using an alternative index nominated by NGC as it thinks fit acting reasonably but with a view to determining the relevant payment after indexation that would be closest to the relevant payment after indexation if RPI had continued to be available.

         Subject always to sub-paragraph 2.5 of this Schedule, in respect of all periods from (and including) 1st April, 2001 the indexation factor I applicable for the period from (and including) 1st April, 2000 to (and including) 31st March, 2001 shall apply. A

6.       Information Unavailable

         Where any information or data required by NGC for the calculation of payments to be made pursuant to this Schedule for any 12 month period ending 31st March is not available to NGC at the relevant time, NGC shall calculate payments for that 12 month period based upon the amounts payable to Users for the immediately preceding a 12 month period adjusted by NGC to reflect its best estimate of the unavailable information or data. Once such information or data is available, NGC shall accordingly make all consequential adjustments to the payments from itself to Users as soon as reasonably practicable thereafter to reflect any repayment or additional payment so required to be made by one party to the other in respect of the period from 1st April in such year until the date of such repayment or additional payment (including interest thereon at the Base Rate).

7.       Commissioning

7.1 Save in relation to Despatch Units operational prior to 1st April, 1997, no utilisation or capability payments referred to in this Appendix I shall fall due and payable to any User in respect of any Despatch Unit until the Settlement Period in which it is demonstrated to the reasonable satisfaction of NGC, having regard to industry practice, that the Despatch Unit (or, in or the case of a Centrally Despatched CCGT Module, but subject always to sub-paragraph
         7.4 below, each relevant CCGT Unit) complies with the provisions of Grid Code CC6.3.2 and CC6.3.4 or (where NGC in its sole discretion requires Reactive Power from a Despatch Unit before then for the purposes of security of the NGC Transmission System) such earlier date as NGC may agree with a User in respect of that Despatch Unit.

7.2 Before any demonstration of compliance referred to in sub-paragraph 7.1 above, it shall be necessary for the User to demonstrate to NGC's reasonable satisfaction, having regard to industry practice, that the Despatch Unit's (or, in the case of a Centrally Despatched CCGT Module, each relevant CCGT Unit's) Excitation System, and in particular the Under-excitation Limiter, has been successfully commissioned and complies with the provisions of Grid Code CC6.3.8.

7.3 For the avoidance of doubt, the issue by NGC in relation to a Despatch Unit of a Despatch Instruction to unity power factor or zero Mvar shall neither imply by itself that NGC is reasonably satisfied with compliance as referred to in sub-paragraph 7.1 above nor imply in relation to the Despatch Unit agreement by NGC of an earlier date as also referred to therein.

7.4 Until such time as it shall be demonstrated to the reasonable satisfaction of NGC that, in relation to a Centrally Despatched CCGT Module. all relevant CCGT Units comply with the provisions of Grid Code CC6.3.2 and CC6.3.4 as referred to in sub-paragraph 7.1 above, it is the intention that capability and utilisation payments shall fall due to a User in respect of that Centrally Despatched CCGT Module notwithstanding the provisions of sub-paragraph 7.1 above but on the basis that capability payments will be calculated by reference to the Reactive Power capability of each CCGT Unit in respect of which compliance has been demonstrated. For such period, and in relation to that Centrally Despatched CCGT Module only, this Appendix I and the definitions of QC and QR set out in Appendix 3 shall be read and construed accordingly.

8.       De-energisation, Decommissioning and Disconnection

         Subject to all rights and obligations of NGC and the User accrued at such date, utilisation and capability payments referred to in this Appendix I shall cease to fall due and payable to any User in respect of any Despatch Unit with effect from the date of expiry or termination for whatever reason of the relevant Ancillary Services Agreement in accordance with its terms or (if earlier) with effect from the date of Deenergisation, Decommissioning or Disconnection of that Despatch Unit for any reason pursuant to the relevant Supplemental Agreement or this Agreement.

9.       Reconciliation

         As soon as practicable after this Schedule has taken effect and Ancillary Services Agreements have been amended so as to give effect thereto, NGC will pay to each relevant User or be paid by each relevant User such sum as will reconcile:-

                  (a) payments (if any) made to such User for the provision of the Obligatory Reactive Power Service from Despatch Units in respect of the period from 1st October, 1997 to (and including) the date of such reconciliation by NGC with

                  (b) payments due to or from such User pursuant to any Ancillary Services Agreements giving effect to this Schedule in respect of the period from lst October, 1997 to the date of such reconciliation (both dates inclusive) as if such Ancillary Services Agreements had then been effective.

         For the avoidance of doubt, such reconciliation will include the payment of interest at Base Rate from the date of the relevant payment by NGC referred to at sub-paragraph 9(a) above.

                                   Appendix 2

          Payments for the Obligatory Reactive Power Service and Enhanced Reactive Power Services - Market Mechanism

The provisions of this Appendix 2, as referred to in sub-paragraph 5.3(dXi) of this Schedule, shall apply to the calculation of payments in respect of Tenders comprising prices for and Tendered Capability Breakpoints relating to the Obligatory Reactive Power Service and in respect of Tenders comprising terms for the provision of the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule, in each case in respect of Despatch Units. All payments shall be expressed in pounds sterling. All algebraic terms contained in this Appendix 2 shall bear the meanings set out in paragraph I below unless the context otherwise requires.

1.       Definitions

         For the purposes of this Appendix 2, unless the context otherwise requires, the following terms shall have the following meanings:-

         Aij  =        Genset  Metered  Generation (as defined
             in  the  Pool  Rules)  in  respect  of  a  Despatch   Unit  for  a
                               Settlement Period;

          CA1, CA2 and CA3 = the available capability prices (expressed to apply to both leading and lagging)((pound)/Mvar/h) (as more particularly described in paragraph 2 of Appendix 5) as specified in the relevant Market Agreement,

          CS1, CS2 and CS3 = the synchronised capability prices (expressed to apply to both leading and lagging) ((pound)/Mvar/h) (as more particularly described in paragraph 2 of Appendix 5) as specified in the relevant Market Agreement;

          CUI, CU2 and CU3 = the utilisation  prices (expressed to apply to both
               leading  and   lagging)((pound)/Mvarh)   (as  more   particularly
               described in paragraph 2 of Appendix 5) as specified in the relevant Market Agreement;

          K    = in respect of Centrally  Despatched CCGT Modules,  the relevant
               configuration   factor  as  specified  in  the  relevant   Market
               Agreement, otherwise 1;

          Qlead = defined in Section 2 of Appendix 3;

          Qlag = defined in Section 2 of Appendix 3;

          Q1, Q2 and Q3 = the contracted capability breakpoints (expressed to apply to both leading and lagging) in whole Mvar as may be specified in the relevant Marketing Agreement, where:

          (i)  Q1 = TQ1, Q2 = TQ2 and Q3 = QC where TQ2 < QCo TQ3

          (ii) Q1 = TQ1 Q2 = null Q3 = null where 0o QSo TQ2

          (iii) Q1 = QC Q2 = null Q3 = null where 0o QSo TQ1

          SPD  = Settlement Period Duration (as defined in the Pool Rules);

          TQ1, TQ2 and TQ3 = defined in Appendix 5;

          Ulead = defined in Section 1 of Appendix 3;

          Ulag = defined in Section 1 of Appendix 3;

          V = the system voltage range performance factor (expressed to apply to both leading and lagging) as calculated in accordance with the formulae set out in the relevant Market Agreement, otherwise 1;

          XPij = Genset Actual Availability (as defined in the Pool Rules) in respect of a Despatch Unit for a Settlement Period.


the contracted capability breakpoints (expressed to apply to both leading and lagging) in whole Mvar as may be specified in the relevant Market Agreement, where:

2.       Total Payment

                                                     Total
                                                     Payment
                                                     (PTM) =
                                                     PUM + PCA
                                                     + PCS
                                                     [(pound)
                                                     per
                                                     Settlement
                                                     Period
                                                     per
                                                     Despatch
                                                     Unit]

         where, subject always to paragraphs 6, 7 and 8 below:

          PUM = the utilisation payment in respect of a Despatch Unit for a Settlement Period determined in accordance with paragraph 3 below;

          PCA = the availability capability payment in respect of a Despatch Unit for a Settlement Period determined in accordance with paragraph 4 below; and

          PCS = the synchronised capability payment in respect of a Despatch Unit for a Settlement Period determined in accordance with paragraph 5 below.

         Provided always that PTM shall be 0 in all Settlement Periods from and including that in which:-

                  (a) the relevant Despatch Unit (or, in relation to a Centrally Despatched CCGT Module, any relevant CCGT Unit) fails a Reactive Test or a Contract Test until (and including) the Settlement Period in which a subsequent Reactive Test or Contract Test (as the case may be) is passed in relation to that Despatch Unit (or CCGT Unit (as the case may be)); or

                  (b) the User fails (other than pursuant to an instruction given by NGC or as permitted by the Grid Code) to set the Automatic Voltage Regulator of the Despatch Unit (or, in relation to a Centrally Despatched Module, any relevant CCGT
                  Unit) to a voltage following mode until (and including) the Settlement Period in which the User notified NGC that the Automatic Voltage Regulator is so set; or

                  (c) the Despatch Unit fails to comply with a Reactive Despatch Instruction due to the fact that the Despatch Unit (or, in relation to a Centrally Despatched CCGT Module, any relevant CCGT Unit) is unable to increase and/or decrease its Mvar Output (other than as a direct result of variations in System voltage) until (and including) the Settlement Period in which the User notifies NGC that the Despatch Unit is so able to comply; or

                  (d) the Despatch Unit fails to have a Mvar range which includes the ability to provide zero Mvar at the Commercial Boundary until (and including) the Settlement Period in which the User notifies NGC that the Despatch Unit has or once more has such range.

3.                Utilisation Payment

3.1               For each Settlement Period,

                  PUM = PUMlead + PUMlag [(pound)per Settlement Period per Despatch Unit]

                  Where

                  PUMlead  =        defined in sub-paragraph 3.2 below;

                  PUMlag            =       defined in sub-paragraph 3.3 below.

3.2               Leading Utilisation (PUMlead)

                  There are four mutually exclusive cases (a), (b), (c) or (d):

                           (a)      If      Q2lead

                                    then PUMlead = SPD * [(CU1lead * Q1lead) +
                           (CU2lead * (Q2lead - Q1lead)) + CU3lead * ((Ulead /
                           SPD) - Q2lead))]

                           (b)      If

                                    either  Q1lead
                           at least two breakpoints)

                                    or      Q2lead
                           deemed null (ie there are only two breakpoints

                                    then PUMlead = SPD * [(CU1lead * Q1lead) +
                           (CU2lead * ((Ulead / SPD) - Q1lead))]

                           (c)      If

                                    either  0
                           breakpoints)

                                    or      Q1lead
                           there is only one breakpoint)

                                    then    PUMlead = CU1lead * Ulead

                           (d)      otherwise

                                    PUMlead = 0        [(pound)per Settlement
                                    Period per Despatch Unit]

3.3                        Lagging Utilisation (PUMlag)

                           There are four mutually exclusive cases (a), (b), (c)
or (d):

                           (a)      If      Q2lag
                           null (ie there are three breakpoints)

                                    then PUMlag = SPD * [(CU1lag * Q1lag) +
                           (CU2lag * (Q2lag - Q1lag)) + (CU3lag * ((Ulag / SPD)
                           -
Q2lag))]

                           (b)      If

                                    either Q1lag
                           Q2lag is not deemed null (ie there are at least two breakpoints)

                                    or      Q2lag
                           deemed null (ie there are only two breakpoints)

                                    then    PUMlag = SPD * [(CU1lag * Q1lag) +
                                    (CU2lag * ((Ulag / SPD) -
                           Q1lag))]

                           (c)      If

                                    either  0
                           breakpoints)

                                    or      Q1lag
                           there is only one breakpoint)

                                    then    PUMlag = CU1lag * Ulag


                           (d)      Otherwise

                                    PUMlag = 0 [(pound)per Settlement Period per Despatch
                           Unit]

4.                         Available Capacity Payment

4.1                        For each Settlement Period,

                           where XPij> 5MWh

                           then     PCA = K* ((Vlead * PCAlead) + )Vlag
                          * PCAlag))

                           Otherwise

                           PCA = 0
                          [(pound)per Settlement Period per Despatch Unit]

                           where

                           PCAlead    =    defined in sub-paragraph 4.2 below;

                           PCAlag     =    defined in sub-paragraph 4.3 below.

4.2                        Available Leading Capability (PCAlead)

                           There are four mutually exclusive cases (a), (b), (c)
or (d):

                           (a)      If      Q2lead
                           deemed null (ie there are three breakpoints)

                                            then PCAlead = SPD * [(CA1lead *
                           Q1lead) +(CA2lead * (Q2lead - Q1lead)) + (CA3lead * (Qlead = Q2lead))]

                           (b)      If      Q1lead
                           are at least two breakpoints)

                                    then PCAlead = SPD * [(CA1lead * Q1lead) +
                           (CA2lead * (Qlead - Q1lead))]

                           (c)      If      0

                                    then    PCAlead = SPD * CA1lead * Qlead

                           (d)      otherwise

                                    PCAlead =        0
                               [(pound)per Settlement Period per Despatch Unit]

4.3                        Available Lagging Capability (PCAlag)

                           (a)      If      Q2lag
                           there are three breakpoints)

                                    then PCAlag = SPD * [(CA1lag * Q1lag) +
                           (CA2lag * (Q2lag - Q1lag)) + (CA3lag * (Qlag -
                           Q2lag))]

                           (b)      If      Q1lag are
                           at least two breakpoints)

                                    then PCAlag = SPD * [(CA1lag * Q1lag) +
(CA2lag * (Qlag - Q1lag))]

                           (c)      If      0
                                    then    PCAlag = SPD * CA1lag * Qlag

                           (d)      Otherwise

                                 PCAlag = 0
                               [(pound)per Settlement Period per Despatch Unit]

5.                         Synchronised Capability Payment

5.1                        For each Settlement Period

                           where    Aij > 5MWh

         PCS = K* ((Vlead * PCSlead) + (Vlag * PCSlag))

         otherwise

         PCS = 0     [(pound)per Settlement Period per Despatch Unit]

         where

         PCSlead  =        defined in sub-paragraph 5.2 below;

         PCSlag            =        defined in sub-paragraph 5.3 below.

5.2      Synchronised Leading Capability (PCSlead)

         There are four mutually exclusive cases (a), (b), (c) and (d):

                           (a)      If      Q2lead
                           null (ie there are three breakpoints)

                                    then PCSlead = SPD * [(CS1lead * Q1lead) +
                           (CS2lead * (Q2lead Q1lead)) + (CS3lead * (Qlead Q2lead))]

                           (b)      If      Q1lead
                           are at least two breakpoints)

                                    then PCSlead = SPD * [(CS1lead * Q1lead) +
                           (CS2lead * (Qlead - Q1lead))]

                           (c)      If      0

                                    then    PCSlead = SPD * CS1lead * Qlead

                           (d)      otherwise

                                    PCSlead = 0
                               [(pound)per Settlement Period per Despatch Unit]

5.3                        Synchronised Lagging Capability (PCSlag)

                           There are four mutually exclusive cases (a), (b), (c)
or (d):

                           (a)      If      Q2lag
                           there are three breakpoints)

                                    then PCSlag = SPD * [(CS1lag * Q1lag) +
                           (CS2lag * (Q2lag = Q1lag)) + (CS3lag * (Qlag -
                           Q2lag))]

                           (b)      If      Q1lag
                           at least two breakpoints)

                                    then PCSlag = SPD * [(CS1lag * Q1lag) +
(CS2lag * (Qlag - Q1lag))]

                           (c)      If      0

                                    then    PCSlag = SPD * CS1lag * Qlag

                           (d)      Otherwise

                                    PCSlag = 0
               [(pound)per Settlement Period per Despatch Unit]

6.       Testing

         NGC reserves the right to require to be included in any Market Agreement, on a basis to be agreed with a Tenderer, terms with regard to the carrying out of a Contract Test. The provisions of Grid Code OC
         5.5.1 relating to the carrying out of a Reactive Test (including re-tests) shall apply to the carrying out of Contract Tests.

7.       Termination

         Save where expressly provided otherwise in a Tender, each Market Agreement shall contain terms entitling NGC to terminate that Market Agreement in the event that the User fails to provide a satisfactory level of service and entitling the User to terminate the Market Agreement in the event that NGC fails (without reasonable cause) to make due payment to the User, in each case as more particularly defined therein.

8.       De-energisation, Decommissioning and Disconnection

         Subject to all rights and obligations of NGC and the User accrued at such date, utilisation, available capability and synchronised capability payments referred to in this Appendix 2 shall cease to fall due and payable to any User in respect of any Despatch Unit with effect from the date of expiry or termination for whatever reason of the relevant Market Agreement in accordance with its terms or (if earlier) with effect from the date of De-energisation, Decommissioning or Disconnection of that Despatch Unit for any reason pursuant to the relevant Supplemental Agreement or this Agreement.

                                   Appendix 3
                                 Technical Data
                                    Section 1
                            Reactive Utilisation Data

This Section 1 of Appendix 3 specifies the technical data to be used to determine the utilisation payments to be made in accordance with Appendix I and Appendix 2. For the purposes thereof, the following terms shall have the following meanings:-

Ulead = leading Mvarh produced by the relevant Despatch Unit at the Commercial Boundary in the relevant Settlement Period measured by metering meeting the requirements of Appendix 4 and as specified in the relevant Ancillary Services Agreements (including a Market Agreement) where the User has complied with a Reactive Despatch Instruction in accordance with Grid Code SDC2, otherwise 0;

Ulag = lagging Mvarh produced by the relevant Despatch Unit at the Commercial Boundary in the relevant Settlement Period measured by metering meeting the requirements of Appendix 4 and as specified in the relevant Ancillary Services Agreements (including a Market Agreement) where the User has complied with a Reactive Despatch Instruction in accordance with Grid Code SDC2, otherwise 0;

U                 =        the total Mvarh (leading and lagging)

                                    where
                                                   U =  Ulead  +
                                Ulag                      [Mvarh    per
                                   Settlement Period per Despatch Unit]
For the avoidance of doubt, leading Mvarh shall mean Mvarh imported by the Despatch Unit at the Commercial Boundary irrespective of the direction of Active Power flow, and lagging Mvarh shall mean Mvarh exported by the Despatch Unit at the Commercial Boundary irrespective of the direction of Active Power flow.

                                    Section 2
                 Reactive Power Capability Data & Redeclarations


This Section 2 of Appendix 3 specifies the technical data to be used to determine the capability payments to be made in accordance with Appendix 1 and Appendix 2.

1. For the purposes thereof, the following terms shall have the following meanings:-

         Qlead             =        min (QRlead, QClead)               [Mvar]

         Qlag              =        min (QRlag, QClag)                 [Mvar]

         where

                                    QC = as specified in the relevant Ancillary
                                    Services Agreement (including a Market
                                    Agreement), being the high voltage value
                                    (specified in whole Mvar) equivalent at the Commercial Boundary to the low voltage Mvar capability (leading or lagging) of the relevant Despatch Unit as described in paragraph 2 below, representing the capability to supply continuously leading or lagging Mvar (as the case may be);

                                    QR = as determined in accordance with the relevant Ancillary Services Agreement (including a Market Agreement), being, in relation to a Settlement Period, the high voltage value (specified in whole Mvar) equivalent to the redeclared low voltage Mvar capability (leading or lagging) of the relevant Despatch Unit (or, in the absence of such redeclaration. such high voltage value reasonably determined by NGC as a result of monitoring and/or testing as provided in the relevant Ancillary Services Agreement (including a Market Agreement)), and QRlead, and QRlag, shall be construed accordingly.

2.   (a) In respect of capability payments made in accordance with Appendix 1:-

                                    (i) QC shall be the capability required to
                           be provided under and in accordance with the Connection Conditions of the Grid Code (where applicable. as determined by any direction in force from time to time and issued by the Director relieving the relevant User from the obligation under its Licence to comply with such part or parts of the Grid Code as may be specified therein); and

                                            (ii) QC and QR shall represent the
                           high voltage value equivalent at Rated MW at the Commercial Boundary.

(b)  In respect of capability payments made pursuant to a Market Agreement in accordance with Appendix 2:-

                                    (i) QC shall be the capability required to
                           be provided under and in accordance with the Connection Conditions of the Grid Code or, where the Market Agreement is in respect of a Tender for terms for the provision of the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule, a capability agreed to be provided in excess of that required under and in accordance with the Connection Conditions of the Grid Code but so that in such a case QC cannot exceed TQ3 (defined in Appendix 5);

                                    (ii) QC shall represent the high voltage
                           value equivalent at a nominated Genset Registered Capacity specified by a Tenderer in the Tender at the Commercial Boundary within the system voltage range specified in the relevant Market Agreement; and

                                    (iii) QR shall represent the high voltage
                           value equivalent at the then current Genset
                           Registered Capacity at the Commercial Boundary within the system voltage range specified in the relevant Market Agreement.

                  (c) For the purposes of this section 2, the figures for QC and QR shall be determined in a manner consistent with the principles and methodologies set out in a document published or to be published from time to time by NGC for this purpose.

For the avoidance of doubt, leading capability shall mean the ability to import Reactive Power at the Commercial Boundary irrespective of the direction of Active Power flow, and lagging capability shall mean the ability to export Reactive Power at the Commercial Boundary irrespective of the direction of Active Power flow.

                                   Appendix 4
                                    Metering



1.       Pooling and Settlement Agreement

         For the avoidance of doubt, nothing in this Appendix shall affect the rights and obligations of those Parties also party to the Pooling and Settlement Agreement under Clause 60 and Schedule 21 thereto with regard to Metering Equipment and Metering Systems insofar as such provisions relate to Reactive Energy.

2.       Despatch Units

2.1 For the purposes of this Schedule and the Appendices, subject always to sub-paragraph 2.2. the quantities of Mvarh imported and exported by a Despatch Unit shall be derived from the relevant Metering System for that Despatch Unit registered with the Settlement System Administrator.

2.2 Where the existing Metering System for the Despatch Unit registered with the Settlement System Administrator does not incorporate Metering Equipment capable of measuring and recording Mvarh imports and exports for that Despatch Unit for each Settlement Period. then the relevant User shall register or procure that there is registered in accordance with Clause 60.2.2 of the Pooling and Settlement Agreement a Metering System which does incorporate such Metering Equipment.

2.3 All relevant Metering Equipment identification and location codes shall be set out in the relevant Ancillary Services Agreement, and the Generator hereby agrees to facilitate agreement between the Parties with respect thereto by providing NGC as soon as reasonably practicable following request with all necessary supporting diagrams and other written documentation.

2.4       Where the configuration of the Metering System is such that:-

                  2.4.1 Mvarh import and export values for the Despatch Unit are not measured at the Commercial Boundary, and/or

                  2.4.2 Mvarh import and export values for the Despatch Unit are measured by more than one Meter; and/or

                  2.4.3 the Mvarh import and export values for the Despatch Unit are measured by a Meter which also measures the Mvarh import and export values of one or more other Generating Units. Plant and Apparatus or other equipment, then appropriate loss adjustment factors and aggregation methodologies (as the case may be) shall be used to determineon a Settlement Period basis the Mvarh import value and Mvarh export value for the relevant Despatch Unit at the Commercial Boundary to be used for the purposes of this Schedule.

         Subject always to sub-paragraph 2.5, the appropriate factors and methodologies for each relevant Despatch Unit shall be agreed by NGC and each relevant User (both acting reasonably) in the relevant Ancillary Services Agreement by adoption of one or more of the factors or methodologies set out in the document entitled "Methodology Document for the Aggregation of Reactive Power Metering" (as amended from time to time) published by NGC for this purpose. This document shall specify the respective factors and methodologies to be applied for particular Metering System configurations in order to determine so far as reasonably practicable the Mvarh import value and Mvarh export value for the relevant Despatch Unit at the Commercial Boundary as required by this sub-paragraph 2.4

2.5 Loss adjustment factors and aggregation methodologies need not be agreed between NGC and the relevant User in connection with any configuration described in sub-paragraph 2.4.3 in respect of periods prior to 1st April, 1998.

3. Non-Centrally Despatched Generation Units and other Plant and/or Apparatus (or other equipment)

         In respect of each Generating Unit whose MW output is sold in accordance with the Pool Rules, the provisions of paragraph 2 shall apply (as if references therein to Despatch Unit were to Generating
         Unit). In all other cases, the following provisions shall apply:-

3.1 The quantities of Mvarh imported and exported shall be measured and recorded through Meters complying with all relevant Codes of Practice to the extent applying to Reactive Energy, Which shall include without limitation those relating to calibration, testing and commissioning.

3.2 Such Meters shall be capable of providing a Mvarh import and export value for each Settlement Period for each Non Centrally Despatched Generating Unit or other Plant and/or Apparatus or other equipment.

3.3 Such Meters shall be situated as close as reasonably practicable to the Commercial Boundary taking into account relevant financial considerations.

3.4 The principles set out in paragraph 2.4 in relation to adjustment and aggregation shall apply.

3.5 For the purposes of remote interrogation the relevant Ancillary Services Agreement shall include appropriate terms with regard to the provision and maintenance of all communication links.

4.       Trading Sites

         It is the intention of the Parties that the treatment of Trading Sites for the purposes of metering and the provisions of this Appendix shall be the subject of a review by the Transmission Users Group as referred to in Appendix 7.

5.       Definitions

         In this Appendix 4, the terms "Codes of Practice", "Meters", Metering Equipment", "Metering System" and "Reactive Energy" shall have the meaning attributed to each of them in the Pooling and Settlement Agreement.

                                   Appendix 5
                              Submission of Tenders


The provisions of this Appendix 5 specify the manner in which Users shall complete Tenders comprising prices and Tendered Capability Breakpoints relating to the Obligatory Reactive Power Service and terms for the provision of the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule, in each case in respect of Despatch Units.

A Tender shall include (inter alia) details of the Reactive Power range, the prices tendered for utilisation and capability and an indexation mechanism as set out below. Each Tender must relate to one Despatch Unit only. Users wishing to tender in relation to more than one Despatch Unit must therefore submit separate Tenders for each Despatch Unit.

1.       Reactive Power Capability

1.1 In respect of each Despatch Unit, a Tenderer must nominate a Genset Registered Capacity which it anticipates will be the actual Genset Registered Capacity on the Contract Start Day for that Despatch Unit (in this Appendix 5 referred to as "the Nominated Genset Registered Capacity") to be used for the duration of the Market Agreement. All capability data used for the purpose of a Tender must be expressed as the capability of a Despatch Unit at the Commercial Boundary and must represent the value of Reactive Power output which can be supplied continuously at the Commercial Boundary when the Despatch Unit is operating at the Nominated Genset Registered Capacity.

1.2 In respect of each Despatch Unit, all capability data relating to the provision of the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule must be expressed as the capability of that Despatch Unit at the Commercial Boundary across a system voltage range to be specified by the Tenderer in its Tender (or otherwise in accordance with directions given by NGC).

1.3 All Reactive Power capability data in respect of a Despatch Unit must be expressed as positive, whole numbers in Mvar, with leading and lagging capability data distinguished by the subscripts lead and lag.

1.4 In respect of each Despatch Unit, and subject to any directions issued from time to time by NGC with regard to such values, the User must submit at least one Reactive Power capability value and may in addition submit up to a further two Reactive Power capability values (all three being "Tendered Capability Breakpoints"), for both leading and lagging Mvar. One of these Tendered Capability Breakpoints, in respect of both leading and lagging Mvar, must be equivalent to the minimum Reactive Power capability of a Despatch Unit which a User is obliged to provide under and in accordance with the Connection Conditions of the Grid
         Code (to the nearest whole Mvar) after
         application of the principles set out in subparagraphs 1.1 and 1.2 above and as further described in the package of information referred to in subparagraph 5.3(b)(i) of this Schedule.

1.5 The Tendered Capability Breakpoints shall be defined for the purposes of this Appendix as TQ1, TQ2, TQ3, for leading and laggin. Mvar as the case may be, where:-

                  TQ3lead  TQ2lead  TQ1lead  0

         and      TQ3lag  TQ2lag  TQ1lag  0

1.6 Where only two Tendered Capability Breakpoints are tendered, for leading or lagging Mvar as the case may be, then the value of TQ3 shall be deemed to be null for the purposes of calculating payments for capability and utilisation and no additional payments for capability will fall due and payable in respect of a Despatch Unit for the provision of Reactive Power capability above Tendered Capability Breakpoint TQ2.

1.7 Where only one Tendered Capability Breakpoint is tendered, for leading or lagging Mvar as the case may be, then the values of TQ2 and TQ3 shall be deemed to be null for the purposes of calculating payments for capability and utilisation and no additional payments for capability will fall due and payable in respect of a Despatch Unit for the provision of Reactive Power capability above Tendered Capability Breakpoint TQ1.

1.8 The Reactive Power capability value at zero Mvar (referred to in paragraph 2 below as Q0) shall be treated as a Tendered Capability Breakpoint for the purposes of tendering capability and utilisation prices and calculating capability and utilisation payments.

2.       Prices

         In respect of each Tendered Capability Breakpoint, prices submitted by Users must be zero or positive. quoted in pounds sterling to the nearest tenth of a penny and shall otherwise be tendered as described in sub-paragraphs 2.1, 2.2 and 2.3 below. The prices shall be described using the following notation:-

         C1lag is the price applicable between Tendered Capability Breakpoints Q0 and TQ1lag including TQ1lag

         C2lag is the price applicable between Tendered Capability Breakpoints TQ1lag and TQ2lag including TQ2lag

         C3lag is the price applicable between Tendered Capability Breakpoints TQ2lag and TQ3lag including TQ3lag

          C1lead is the price applicable between Tendered Capability Breakpoints Q0 and TQ1lead including TQ1lead

         C2lead is the price applicable between Tendered Capability Breakpoints TQ1lead and TQ2lead including TQ2lead

          C3lead is the price applicable between Tendered Capability Breakpoints TQ2lead and TQ3lead including TQ3lead where C shall represent CU, CA or CS, as the case may be.

2.1       Utilisation Prices (CU)

         (a)       Utilisation prices submitted by Users must be:-

                  (i)      quoted in units of (pound)/Mvarh; and

                  (ii)     no greater than (pound)999.999/Mvarh.

                  (b) Utilisation prices must increase across the Reactive Power capability range, for leading or lagging Mvar as the case may be, such that:-

                  CU3lead  o CU2lead o CU1lead o 0

                  CU3lag o CU2lag o CU1lago 0

                  (c) Utilisation payments shall be made for metered Reactive Power output and shall be calculated in accordance with Appendix 2.

2.2      Available Capability Prices (CA)

         (a)      Available capability prices submitted by Users must be:-

                  (i)      quoted in units of (pound)/Mvar/h; and

                  (ii)     no greater than (pound)999.999/Mvarlh.

                  (b) Available capability prices must increase across the Reactive Power capability range, for leading or lagging Mvar as the case may be, such that:-

                  CA3lead o CA2lead o CA1lead o 0

                  CA3lag o CA2lag o CA1lag o 0

                  (c) Available capability payments shall be calculated in accordance with Appendix 2.

2.3      Synchronised Capability Prices (CS)

         (a)      Synchronised capability prices submitted by Users must be:-

                  (i)      quoted in units of (pound)/Mvar/h; and

                  (ii)     no greater than (pound)999.999/Mvar/h.

                  (b) Synchronised capability prices must increase across the Reactive Power capability range, for leading or lagging Mvar as the case may be, such that;-

                  CS3lead o CS2lead o CS1lead o 0

                  CS3lag o CS2lag o CS1lag o 0

                  (c) Synchronised capability payments shall be calculated in accordance with Appendix 2.

3.       Indexation

         Where a Tender is submitted in respect of a period which exceeds the minimum 12 month period required by sub-paragraph 5.3(d)(v) of this Schedule, then the User shall submit one mechanism for calculating indexation on an annual basis which shall apply to all prices submitted in the Tender for all subsequent periods of 12 months following the minimum 12 month period to which the Tender applies. Such mechanism shall be based on either the Retail Prices Index (as referred to in paragraph 5 of Appendix 1), a fixed percentage (which may be positive, zero or negative) or a summation of such Retail Prices Index and such fixed percentage.

4.       Other Technical Information

         A User shall submit with a Tender such other technical information as reasonably directed by NGC in accordance with sub-paragraph 5.3(b)(i) of this Schedule. Such information may include (without limitation):-

4.1 in relation to a Tender for the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule, details of the capability of the Generating Unit to provide Reactive Power at the generator stator terminals by reference to the Generator Performance Chart submitted in accordance with Operating Condition 2.4.2 of the Grid Code, which capability must represent the true operating characteristics of that Generating Unit., and

4.2 details of the system voltage range over which the User proposes to make available from the Generating Unit such Enhanced Reactive Power Service (and in each case any restrictions thereto); and

4.3 in relation to a Tender for the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule, the ambient air temperature at which such Enhanced Reactive Power Service is specified, and variations to such Enhanced Reactive Power Service in accordance with any air temperature range specified by NGC; and

4.4 details, including prices, of any additional services offered as part of any Enhanced Reactive Power Service (not being the Enhanced Reactive Power Service specified in sub-paragraph 1.3(a) of this Schedule); and

4.5 any restrictions on NGC selecting part of an Enhanced Reactive Power
Service.

                                   Appendix 6

                      Qualification and Evaluation Criteria

Section A - Qualification Criteria

1. Without prejudice to the requirements of sub-paragmph 5.3 of this Schedule, all Tenders must satisfy the following mandatory qualification criteria:-

1.1 in relation to a Tender for provision of the Enhanced Reactive Power Service specified in subparagraph l.3(a) of this Schedule. the leading and/or lagging capability (as the case may be) comprised therein, being the capability in excess of that required under and in accordance with the Connection Conditions of the Grid Code, must be at least 15 Mvar leading, and/or 15 Mvar lagging (as the case may be) or (if lower) such amount of Mvar representing an additional 10% of that required under and in accordance with the Connection Conditions of the Grid Code (in each case as measured at the Commercial Boundary); and

1.2 in relation to a Tender for provision of any other Enhanced Reactive Power Service, the leading and/or laggin capability (as the case may be) comprised therein must be at least 15 Mvar leading and/or 15 Mvar lagging (as the case may be) (as measured at the Commercial Boundary); and

1.3 the tendered capability must be subject to Mvar metering meeting the requirements of Appendix 4; and

1.4 the tendered capability must be subject to Mvar despatch facilities reasonably acceptable to NGC, incorporating the ability for NGC to receive from the Tenderer relevant technical, planning and other data in NGC's reasonable opinion necessary in connection therewith: and

1.5 the site in question must be the subject of an agreement for connection to, and/or use of, the NGC Transmission System or (as the case may be) a Distribution System.

Section B - Evaluation Criteria

The overall economic value of a Tender (and where appropriate any part thereof) will be assessed by reference to the following criteria (which are not listed in any order of importance or priority):-

2.1 in relation to a Generating Unit providing the Obligatory Reactive Power Service, a comparison with the default payment arrangements for that Generating Unit, including the effect (if any) of the balance of tendered capability and utilisation prices as a hedge against forecast costs of that Generating Unit pursuant to the default payment arrangements;

2.2 the location of the tendered capability and its effectiveness in providing voltage support for the NGC Transmission System;

2.3 its interaction with other Tenders, in terms (inter alia) of relative prices and capability tendered and relative effectiveness in providing voltage support as referred to in sub-paragraph 2.2 above;

2.4 forecast savings (if any) in constraint costs resulting from the consequential effect on power flows; and

2.5 any forecast benefit or detriment attributable to it in the context of the investment pi ' g process referred to at paragraph 4 below.

3. Particular factors affecting the value of a Tender (and where appropriate any part thereof) may include (without limitation) the following evaluation criteria (which are not listed in any order of importan ce or priority):-

3.1 the amount of leading and lagging Mvar tendered and the impact (if any) of any changes in the technical data, the Genset Registered Capacity and other information submitted to NGC pursuant to the Data Registration Codes of the Grid Code since the date of submission of the Tender;

3.2       prices and other terms offered within the Tender;

3.3      the number of months over which capability is tendered;

3.4 forecast Mvarh output, including any revised forecast of Mvarh output taking into account tendered utilisation prices (for the avoidance of doubt of the Tender and of all other Tenders pursuant to sub-paragraph
        2.3 above);

3.5     in relation to a Generating  Unit,   forecast  MW  output  and  MW
        availability;

3.6 the expected availability and quality of capability tendered, in terms of reliability and dependability for despatch purposes, derived from:-

          (i)  historical performance (where relevant);

          (ii) expected reliability of capability tendered signalled by tendered prices;

          (iii) any programme agreed with NGC for the restoration of capability;

3.7      the availability of suitable monitoring facilities;

3.8 the capability (if any) of a Generating Unit to provide voltage support services when not providing, Active Power (for example pumped storage plant operating, in spin-gen mode or when pumping and open cycle gas turbine plant when declutched and operating in Synchronous Compensation mode);

3.9      the complexity of the terms offered within the Tender;

3.10 the results of any testing carried out pursuant to sub-paragraph 5.3(e)(ii) of this Schedule and (where applicable) the absence of any such testing; and

3.11 any other factors enhancing or constraining the capability tendered, derived (inter alia) from technical and other information made available to NGC (including without limitation operational and planning data provided to NGC pursuant to the Grid Code).

4. For the avoidance of doubt, Tenders will be considered in the investment planning process of NGC's Transmission Business only if, and to the extent, required to enable NGC to comply with its obligations under the Act and the Transmission Licence, and in such a case any consequential benefit or detriment attributable to the Tender will be taken into account in the tender evaluation process and Tenders will be evaluated accordingly.

5.       For the avoidance of doubt:-

                  (a) extant voltage support for the NGC Transmission System whether via contracted services from third parties or assets owned and/or operated by NGC's Transmission Business: and

                  (b) forecast Mvarh Demand on the NGC Transmission System and at Grid Supply Points,

         in each case as at the relevant Market Day and as anticipated by NGC at the subsequent Contract Start Day and throughout the term of the Tender, will be taken into account in the tender evaluation process and Tenders will be evaluated accordingly.

                                   Appendix 7
                               Matters for Review

Matter                                             Date of review

1. The values of X and Y referred to in Appendix 1 in respect 1st October, 1998 of Settlement Periods from (and including) 1st April, 1999.

2. Applicable principle:
          The degree and extent to which a competitive market has been established in accordance with the provisions of this Schedule (taking into account, inter alia, the amount of Mvar capability the subject of Market Agreement and the utilisation thereof).

2. Any payment arrangements formulated by NGC in conjunction 1st October, 1998 with any relevant User in relation to Non-Centrally Despatched Generating Units

          Applicable principle:
          The extent to which it is reasonably practicable to achieve consistency with the provisions of Appendix 1 or Appendices 2 and 5 (as the case may be).

3. The treatment of Trading Sites for the purposes of 1st October, 1999 metering and calculation of Mvar capability in connection with this Schedule.

          Applicable principle:
          Non

4. The indexation factor referred to in Appendix 1 to apply 1st October, 2000 in respect of all periods from (and including) 1st April, 2001

          Applicable principles:
          Those charging principles set out in Appendix 8

5. (a) The extent of any change in the nature of, or Not applicable extent of recovery under the Pooling and Settlement Agreement of, variable costs incurred or to be incurred by Generating Units providing the Obligatory Reactive Power Service; and

          (b) the extent to which such changes should lead to a change in the specific costs identified in paragraph 1 of Appendix 8 upon which the totality of payments referred to therein is based and founded.

          Applicable principle:
          That, to the extent innovation in the development of the default payment arrangements or the giving of appropriate economic signals is not thereby stifled, the specific costs from time to time identified in paragraph 1 of Appendix 8 (and upon which the totality of payments referred to therein is based and founded) should continue to comprise the totality of variable costs (actual or estimated) incurred or to be incurred in respect of, and aggregated across, all Generating Units providing the Obligatory Reactive Power Service, provided always that each of those specific costs from time to time identified shall only be a variable cost not recovered under the Pooling and Settlement Agreement which:-

          (i) is not being incurred at the date this Schedule comes into effect; or

          (ii) is being incurred at the date this Schedule comes into effect and as at that date is either identified as a specific cost in paragraph 1 of Appendix 8 or is being recovered under the Pooling and Settlement Agreement.

                                   Appendix 8
                               Charging Principles


In accordance with the relevant provisions of this Schedule, the following principles are intended to form the basis of the default payment arrangements for the provision of the Obligatory Reactive Power Service set out in this Schedule and are intended to be taken into account in any review of the indexation factor referred to in Appendix 1. However, they are not intended to stifle innovation in the development of the default payment arrangements or the giving of appropriate economic signals. It is therefore the Parties' intention that, upon any change in the nature of, or extent of recovery under the Pooling and Settlement Agreement of, variable costs (actual or estimated) incurred or to be incurred by Generating Units providing the Obligatory Reactive Power Service, the specific costs identified in paragraph I below shall be a matter for review by the Transmission Users Group as more particularly referred to as item 5 of Appendix 7.

1 . The totality of payments that would be made pursuant to the default payment arrangements in the absence of Market Agreements shall be based and founded upon the following variable costs (actual or estimated) incurred or to be incurred in respect of, and aggregated across, all Generation.
         Units providing the Obligatory Reactive Power Service:-

                  1.1 the additional heat losses incurred as a consequence of producing Reactive Power, measured at the high voltage side of the generator/transformer terminals, the calculation of such heat losses to take account of the square law relationship between the electric current and the additional heat losses incurred; and

                  1.2 maintenance costs incurred as a direct result of Reactive Power output (including a sum in respect of any reduction in the working, life of generating unit components consequent upon Reactive Power output).

2. For the avoidance of doubt, and without limitation, the totality of payments referred to in paragraph 1 above shall not take into account in respect of any Generating Unit providing the Obligatory Reactive Power Service the fixed costs incurred in achieving initial compliance with the relevant provisions of the Grid Code.

3. Further for the avoidance of doubt, the totality of payments referred to in paragraph I above shall, to the extent affecting the specific costs therein identified, take due account of any change in or amendments to, or replacement of, the Pooling and Settlement Agreement, the Grid Code and any other statutory or regulatory obligation, in each case coming into force or effect after 1st October, 997 and affecting the provision of the Obligatory Reactive Power Service.

THE NATIONAL GRID COMPANY plc
BY

 .......................................................................

EACH OF THE USERS
BY

 .......................................................................

for The National Grid Company plc in exercise of the authority vested in it by Clause 25.1 of the Master Agreement pursuant to and in accordance with a determination of the Director General of Electricity Supply dated 30 March 1998